EXHIBIT 10.8

LEASE

ONE MAIN PLACE PORTLAND – OREGON, INC.,

A MARYLAND CORPORATION

Landlord,

and

TRIPWIRE, INC.,

A DELAWARE CORPORATION

Tenant

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REFERENCE PAGES	i, ii, iii

USE AND RESTRICTIONS ON USE	1

TERM	2

RENT	2

RENT ADJUSTMENTS	3

SECURITY DEPOSIT	7

ALTERATIONS	7

REPAIR	8

LIENS	8

ASSIGNMENT AND SUBLETTING	8

INDEMNIFICATION	10

INSURANCE	10

WAIVER OF SUBROGATION	11

SERVICES AND UTILITIES	11

HOLDING OVER	12

SUBORDINATION	12

RULES AND REGULATIONS	13

REENTRY BY LANDLORD	13

DEFAULT	13

REMEDIES	14

TENANT’S BANKRUPTCY OR INSOLVENCY.	16

QUIET ENJOYMENT	17

CASUALTY	17

EMINENT DOMAIN	18

SALE BY LANDLORD	18

ESTOPPEL CERTIFICATES	19

SURRENDER OF PREMISES	19

NOTICES	19

TAXES PAYABLE BY TENANT	20

PARKING	20

DEFINED TERMS AND HEADINGS	21

TENANT’S AUTHORITY	22

FINANCIAL STATEMENTS AND CREDIT REPORTS	22

COMMISSIONS	22

TIME AND APPLICABLE LAW	22

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SUCCESSORS AND ASSIGNS	22

ENTIRE AGREEMENT	22

EXAMINATION NOT OPTION	22

RECORDATION	22

LIMITATION OF LANDLORD’S LIABILITY	23

EXHIBIT A – FLOOR PLAN DEPICTING THE PREMISES

EXHIBIT A-1 – SITE PLAN

EXHIBIT B – INITIAL ALTERATIONS

EXHIBIT B-1 – INITIAL ALTERATIONS FLOOR PLAN

EXHIBIT C – COMMENCEMENT DATE MEMORANDUM

EXHIBIT D – RULES AND REGULATIONS

EXHIBIT E – OPTION TO RENEW

EXHIBIT F – EARLY ACCESS

EXHIBIT G – FIRST RIGHT OF REFUSAL

EXHIBIT H – OPTION TO EXPAND

EXHIBIT I – INTRA-TENANT CONNECTING CABLE AND ANTENNA SITE LICENSE AGREEMENT

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GROSS (BY) OFFICE LEASE

REFERENCE PAGES

BUILDING:	ONE MAIN PLACE

LANDLORD:	One Main Place Portland – Oregon, Inc., a Maryland corporation

LANDLORD’S ADDRESS:	C/O: RREEF Management Company 101 SW Main Street, Suite 360 Portland, OR 97204

ADDRESS FOR RENT PAYMENT:	One Main Place Portland-Oregon, Inc. Dept. #2104 PO Box 96000 San Francisco, CA 94139

LEASE REFERENCE DATE:	June 27, 2008

TENANT:	Tripwire, Inc., a Delaware corporation

TENANT’S NOTICE ADDRESS:	101 SW Main Street, Suite 1400 & 1500 Portland, OR 97204

PREMISES ADDRESS:	101 SW Main Street, Suite 1400 & 1500 Portland, OR 97204

PREMISES RENTABLE AREA:	Approximately 36,160 rentable sq. ft. (for outline of Premises see Exhibit A), comprised of all of 14th and 15th floors of the Building and approximately 3,098 rentable sq. ft. on the 2nd floor of the Building.

COMMENCEMENT DATE:	December 1, 2008

TERM OF LEASE:	Approximately Five (5) years, and Five (5) months beginning on the Commencement Date and ending on the Termination Date.

TERMINATION DATE:	April 30, 2014

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ANNUAL RENT and MONTHLY INSTALLMENT OF

RENT(Article 3):

Period		Rentable Square	Annual Rent	Monthly Installment
from	through	Footage		of Rent
12/1/2008	4/30/2009	36,160	$0.00	$0.00
5/1/2009	11/30/2009	36,160	$876,144.00	$73,012.00
12/1/2009	4/30/2010	36,160	$953,592.00	$79,466.00
5/1/2010	11/30/2010	36,160	$979,872.00	$81,656.00
12/1/2010	4/30/2011	36,160	$982,200.00	$81,850.00
5/1/2011	11/30/2011	36,160	$1,009,272.00	$84,106.00
12/1/2011	4/30/2012	36,160	$1,011,660.00	$84,305.00
5/1/2012	11/30/2012	36,160	$1,039,548.00	$86,629.00
12/1/2012	4/30/2013	36,160	$1,042,008.00	$86,834.00
5/1/2013	11/30/2013	36,160	$1,070,724.00	$89,227.00
12/1/2013	4/30/2014	36,160	$1,073,268.00	$89,439.00

BASE YEAR (EXPENSES):	Expenses for 2009

BASE YEAR (INSURANCE):	Insurance for 2009

BASE YEAR (TAXES):	Taxes for 2009

TENANT’S PROPORTIONATE SHARE:	Tenants proportionate share of Expenses 11.47% Tenants proportionate share of Taxes 11.47% Tenants proportionate share of Insurance 11.47%

SECURITY DEPOSIT:	$89,439.00

ASSIGNMENT/SUBLETTING FEE:	Not to exceed $1,500.00.

AFTER-HOURS HVAC COST:	$75.00 per hour, subject to change at any time

PARKING	Tenant shall have the right to twenty five (25) unreserved parking passes at the prevailing monthly rental therefor and six (6) reserved parking passes at the prevailing monthly rental therefor during the term of the Lease. Tenant shall pay all costs associated with parking in accordance with the provisions of Article 30 of this Lease.

REAL ESTATE BROKER DUE COMMISSION:	Pacific Real Estate Partners and Cresa Partners

TENANT’S SIC CODE:	7372

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BUILDING BUSINESS HOURS:	7:00am to 6:00pm Monday thru Friday
8:00am to 1:00pm Saturday

AMORTIZATION RATE:	N/A

The Reference Pages information is incorporated into and made a part of the Lease. In the event of any conflict between any Reference Pages information and the Lease, the Lease shall control. This Lease includes Exhibits A through I, all of which are made a part of this Lease.

LANDLORD:		TENANT:

One Main Place Portland – Oregon, Inc.,		Tripwire, Inc.,
a Maryland corporation		a Delaware corporation

By:	RREEF Management Company, a Delaware corporation

By:	/s/ David Kotansky	By:	/s/ Robert C. McCarthy

Name:	David Kotansky	Name:	Bob McCarthy

Title:	Regional Director	Title:	CFO

Dated:	7/1/08	Dated:	6/30/08

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LEASE

By this Lease Landlord leases to Tenant and Tenant leases from Landlord the Premises in the Building as set forth and described on the Reference Pages. The Premises are depicted on the floor plan attached hereto as Exhibit A, and the Building is depicted on the site plan attached hereto as Exhibit A-1. The Reference Pages, including all terms defined thereon, are incorporated as part of this Lease.

1.	USE AND RESTRICTIONS ON USE.

1.1        The Premises are to be used solely for general office, software development, a quality assurance lab and related purposes (the “Permitted Uses”). Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Building or injure, unreasonably annoy or disturb them, or allow the Premises to be used for any immoral or unlawful purpose, or commit any waste. Tenant shall not do, permit or suffer in, on, or about the Premises the sale of any alcoholic liquor without the written consent of Landlord first obtained. Tenant shall comply with all governmental laws, ordinances and regulations applicable to the use of the Premises and its occupancy and shall promptly comply with all governmental orders and directions for the correction, prevention and abatement of any violations in the Building, the Premises, or appurtenant land, caused or permitted by, or resulting from the specific use by, Tenant, all at Tenant’s sole expense. Tenant shall not do or permit anything to be done on or about the Premises or bring or keep anything into the Premises which will in any way increase the rate of, invalidate or prevent the procuring of any insurance protecting against loss or damage to the Building or any of its contents by fire or other casualty or against liability for damage to property or injury to persons in or about the Building or any part thereof unless, with respect to any increase in insurance rates, Tenant reimburses Landlord for such increase (the restrictions in the foregoing sentence shall not apply to any increases in insurance rates arising solely from Tenant’s occupancy of the Premises for general office purposes, as opposed to its particular use).

1.2        Tenant shall not, and shall not direct, suffer or permit any of its agents, contractors, employees, licensees or invitees (collectively, the “Tenant Entities”) to at any time handle, use, manufacture, store or dispose of in or about the Premises or the Building any (collectively “Hazardous Materials”) flammables, explosives, radioactive materials, hazardous wastes or materials, toxic wastes or materials, or other similar substances, petroleum products or derivatives or any substance subject to regulation by or under any federal, state and local laws and ordinances relating to the protection of the environment or the keeping, use or disposition of environmentally hazardous materials, substances, or wastes, presently in effect or hereafter adopted, all amendments to any of them, and all rules and regulations issued pursuant to any of such laws or ordinances (collectively “Environmental Laws”), nor shall Tenant suffer or permit any Hazardous Materials to be used in any manner not fully in compliance with all Environmental Laws, in the Premises or the Building and appurtenant land or allow the environment to become contaminated with any Hazardous Materials. Notwithstanding the foregoing, Tenant may handle, store, use or dispose of products containing small quantities of Hazardous Materials (such as aerosol cans containing insecticides, toner for copiers, paints, paint remover and the like) to the extent customary and necessary for the use of the Premises for the Permitted Uses; provided that Tenant shall always handle, store, use, and dispose of any such Hazardous Materials in a safe and lawful manner and never allow such Hazardous Materials to contaminate the Premises, Building and appurtenant land or the environment. Tenant shall protect, defend, indemnify and hold each and all of the Landlord Entities (as defined in Article 30) harmless from and against any and all loss, claims, liability or costs (including court costs and attorney’s fees) incurred by reason of any actual or asserted failure of Tenant to fully comply with all applicable Environmental Laws, or the presence, handling, use or disposition in or from the Premises of any Hazardous Materials by Tenant or any Tenant Entity (even though permissible under all applicable Environmental Laws or the provisions of this Lease), or by reason of any actual or asserted failure of Tenant to keep, observe, or perform any provision of this Section 1.2. To the best of Landlord’s knowledge there are no hazardous materials in tenant common areas and the Premises. Landlord shall warrant that the Premises is in compliance with all applicable governmental rules, laws, statutes, and regulations at the time the space is delivered to Tenant.

1.3        Tenant and the Tenant Entities will be entitled to the non-exclusive use of the common areas of the Building as they exist from time to time during the Term, including the parking facilities, subject to Landlord’s rules and regulations regarding such use.

1.4        Tenant shall be entitled to install at locations reasonably acceptable to Landlord: (a) on the roof of the Building, one (1) small satellite dish and supplemental HVAC systems for Tenant’s quality assurance lab and server rooms, (b) communications cable and conduit, and (c) hot and cold water pipes connecting the supplemental HVAC systems to the

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Premises. All such installation shall be at Tenant’s sole cost and expense and pursuant to the terms and conditions outlined in Exhibit I. Landlord shall not charge Tenant any ongoing additional rent or license fee with respect to any such installations.

1.5        The Building currently has a fitness center with showers, two conference rooms and bike racks available to Tenant at no additional cost. Landlord and Tenant will explore the possibility of converting one parking space in the garage to secure bike parking exclusive to Tenant. If Landlord and Tenant elect to convert such space to a secure bike parking facility, Tenant shall pay for the required fencing and pay a monthly fee equal to the prevailing rate for a reserved parking stall. The parking stall will be one of the reserved twenty-eight (28) parking passes as outlined in the Reference Pages.

1.6        Tenant shall have access to the riser space in the Building in support of their QA Lab and Server Room to connect low voltage electric power and HVAC between leased floors at no additional cost. Access to roof and riser space shall be subject to Landlord’s standard agreement. Landlord agrees to the configuration and consumption of power required by the QA Lab and Server Room as currently designed at 100 watts per square foot of rack power assuming a maximum of 4,000 square foot QA Lab which equals 481 amps at 480y/277 volt, three phase; however, if this should materially change then it shall be subject to Landlord’s approval, which approval shall not be unreasonably withheld, conditioned, or delayed. The QA Lab and Server Room shall be separately metered for electricity at Tenant’s cost and paid for on a monthly basis by Tenant .

2.	TERM.

2.1        The Term of this Lease shall begin on the date (“Commencement Date”) of substantial completion of Tenant Improvements and installation of fixtures, furniture and equipment but in no event later than December 1, 2008, and shall terminate on the last day of the sixty-fifth (65th) month following the Commencement Date (“Termination Date”), unless sooner terminated by the provisions of this Lease. Tenant shall, at Landlord’s request, execute and deliver a memorandum agreement provided by Landlord in the form of Exhibit C attached hereto, setting forth the actual Commencement Date, Termination Date and, if necessary, a revised rent schedule, should the actual Commencement Date be prior to December 1, 2008. Should Tenant fail to do so within thirty (30) days after Landlord’s request, the information set forth in such memorandum provided by Landlord shall be conclusively presumed to be agreed and correct.

2.2        Landlord shall deliver possession of the Premises to Tenant within three (3) business days after the later to occur of the mutual execution of this Lease and the date Tenant provides Landlord with all evidence reasonably satisfactory to Landlord that Tenant has satisfied the insurance requirements contained in this Lease.

2.3        Tenant’s entry, use, and occupancy of the Premises prior to the Commencement Date shall be subject to all the provisions of this Lease (including, without limitation, the terms and provisions set forth in Exhibit F) other than the payment of rent, including, without limitation, Tenant’s compliance with the insurance requirements of Article 11. Said early possession shall not advance the Termination Date.

3.	RENT.

3.1        Tenant agrees to pay to Landlord the Annual Rent in effect from time to time by paying the Monthly Installment of Rent then in effect on or before the first day of each full calendar month during the Term, except that the first full month’s rent shall be paid upon the Commencement Date of this Lease . The Monthly Installment of Rent in effect at any time shall be one-twelfth (1/12) of the Annual Rent in effect at such time. Rent for any period during the Term which is less than a full month shall be a prorated portion of the Monthly Installment of Rent based upon the number of days in such month. Said rent shall be paid to Landlord, without deduction or offset and without notice or demand, at the Rent Payment Address, as set forth on the Reference Pages, or to such other person or at such other place as Landlord may from time to time designate in writing. If an Event of Default occurs, Landlord may require by notice to Tenant that all subsequent rent payments be made by an automatic payment from Tenant’s bank account to Landlord’s account, without cost to Landlord. Tenant must implement such automatic payment system prior to the next scheduled rent payment or within ten (10) days after Landlord’s notice, whichever is later. Unless specified in this Lease to the contrary, all amounts and sums payable by Tenant to Landlord pursuant to this Lease shall be deemed additional rent.

3.2        Tenant recognizes that late payment of any rent or other sum due under this Lease will result in administrative expense to Landlord, the extent of which additional expense is extremely difficult and economically

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impractical to ascertain. Tenant therefore agrees that if rent or any other sum is not paid when due and payable pursuant to this Lease, a late charge shall be imposed in an amount equal to the greater of: (a) Fifty Dollars ($50.00), or (b) six percent (6%) of the unpaid rent or other payment. The provisions of this Section 3.2 in no way relieve Tenant of the obligation to pay rent or other payments on or before the date on which they are due, nor do the terms of this Section 3.2 in any way affect Landlord’s remedies pursuant to Article 19 of this Lease in the event said rent or other payment is unpaid after date due.

4.	RENT ADJUSTMENTS.

4.1        For the purpose of this Article 4, the following terms are defined as follows:

     4.1.1      Lease Year: Each fiscal year (as determined by Landlord from time to time) falling partly or wholly within the Term.

     4.1.2      Expenses: Except as expressly provided in Section 4.1.3 below or otherwise provided in this Lease, all costs of operation, maintenance, repair, replacement and management of the Building (including the amount of any credits which Landlord may grant to particular tenants of the Building in lieu of providing any standard services or paying any standard costs described in this Section 4.1.2 for similar tenants), as determined in accordance with generally accepted accounting principles, including the following costs by way of illustration, but not limitation: water and sewer charges; utility costs, including, but not limited to, the cost of heat, light, power, steam, gas; waste disposal; the cost of janitorial services; the cost of security and alarm services (including any central station signaling system); costs of cleaning, repairing, replacing and maintaining the common areas, including parking and landscaping, window cleaning costs; labor costs; costs and expenses of managing the Building including reasonable management and/or administrative fees; air conditioning maintenance costs; elevator maintenance fees and supplies; material costs; equipment costs including the cost of maintenance, repair and service agreements and rental and leasing costs; purchase costs of equipment; current rental and leasing costs of items which would be capital items if purchased (but only to the extent such capital cost would be included in Expenses); tool costs; licenses, permits and inspection fees; wages and salaries; employee benefits and payroll taxes; accounting and legal fees; any sales, use or service taxes incurred in connection therewith. In addition, Landlord shall be entitled to recover, as additional rent (which, along with any other capital expenditures constituting Expenses, Landlord may either include in Expenses or cause to be billed to Tenant along with Expenses and Taxes but as a separate item), Tenant’s Proportionate Share of: (i) an allocable portion of the cost of capital improvement items which are reasonably calculated to reduce operating expenses; (ii) the cost of fire sprinklers and suppression systems and other life safety systems; and (iii) other capital expenses which are required under any governmental laws, regulations or ordinances which were not applicable to the Building at the time it was constructed; but the costs described in this sentence shall be amortized over the reasonable life of such expenditures in accordance with such reasonable life and amortization schedules as shall be determined by Landlord in accordance with generally accepted accounting principles, with interest on the unamortized amount at one percent (1%) in excess of the Wall Street Journal prime lending rate announced from time to time.

    4.1.3      Exclusions from Definition of “Expenses”: Notwithstanding anything to the contrary contained in the Lease, “Expenses” shall not include the following:

       4.1.3.1        any ground lease rental;

       4.1.3.2        capital expenditures required by Landlord’s failure to comply with any applicable laws or other legal requirements (except as expressly permitted in “(ii)” of the last sentence of Section 4.1.2 above);

       4.1.3.3        costs incurred by Landlord for the repair of damage to the Building to the extent that the same is covered in the insurance required of Landlord hereunder, or other third parties;

       4.1.3.4        costs attributable solely to a particular tenant of the Building in connection with or arising from services or other benefits not provided to other tenants or occupants of the Building;

       4.1.3.5        costs of a capital nature, including, without limitation, capital improvements, capital equipment, capital tools, and capital repairs, all as determined under GAAP, and except as expressly permitted in the last sentence of Section 4.1.2 above;

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       4.1.3.6        expenses in connection with services or other benefits which are not offered to Tenant or for which a tenant is charged directly but which are not provided to another tenant or occupant of the Project;

       4.1.3.7        costs incurred by Landlord due to the violation by Landlord or any other tenants of the terms and conditions of any lease of space in the Building;

       4.1.3.8        interest, principal, points and fees on debt or amortization on any mortgage or any other debt instrument encumbering the Building;

       4.1.3.9        any compensation paid to clerks, attendants, or other persons in commercial concessions operated by Landlord;

       4.1.3.10        all items and services for which Tenant or any other tenant of the Building reimburses Landlord (other than Operating Expenses);

       4.1.3.11        advertising and promotional expenditures and costs of signs in or on the Project identifying the owner or manager of the Building;

       4.1.3.12        except for amortized amounts allowed herein, rentals and other related expenses incurred in leasing air conditioning systems, elevators or other equipment ordinarily considered to be of a capital nature;

       4.1.3.13        electric power costs for which any tenant directly contracts with the local public service company;

       4.1.3.14        services provided and costs incurred in connection with any operation of any retail, restaurant or deli operations in the Building, if any;

       4.1.3.15        wages, salaries, fees and fringe benefits paid to administrative personnel not directly attributable to the operation of the Building, or executive personnel or officers or partners of Landlord or management agent or anyone else over the level of senior property manager;

       4.1.3.16        the cost of construction of the Building and correcting defects in such construction;

       4.1.3.17        the cost of any repair made by Landlord because of the total or partial destruction of the Building or the condemnation of a portion of the Building;

       4.1.3.18        the cost of overtime or other expense to Landlord due to Landlord’s defaults or incurred while performing work to the extent expressly provided in this Lease to be borne at Landlord’s sole expense without reimbursement as Operating Expenses;

       4.1.3.19        expenses incurred by Landlord with respect to a tenant’s space located in another building of any kind or nature in connection with the tenant’s leasing of space in the Project;

       4.1.3.20        any cost representing an amount paid for services and/or materials to a related person, firm, or entity to the extent such amount exceeds in any material respect the amount that would be paid for such services and/or materials at the then existing market rates to a person, firm, or entity;

       4.1.3.21        costs incurred due to the late payment of taxes, utility bills or other amounts owing, unless incurred through no fault of Landlord;

       4.1.3.22        general overhead and general administrative expenses and accounting, record-keeping and clerical support of Landlord or the management agent, except reasonable expenses directly attributable to the operations of the property management offices in the Building, including rent on the management offices (except for the management fee);

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       4.1.3.23        moving expense costs of tenants of the Building;

       4.1.3.24        costs incurred for any items that Landlord recovers under a manufacturer’s, materialmen’s vendor’s or contractor’s warranty;

       4.1.3.25        costs directly resulting from the gross negligence or willful misconduct of Landlord, its employees, agents, contractors or employees;

       4.1.3.26        costs or fees relating to the defense of Landlord’s title or interest in the Building, or any part thereof;

       4.1.3.27        costs or expenses incurred by Landlord in financing, refinancing, pledging, selling, granting or otherwise transferring or encumbering ownership rights in the Building;

       4.1.3.28        any bad debt loss;

       4.1.3.29        costs and expenses incurred in connection with any transfer of an interest in the Landlord or the Building;

       4.1.3.30        legal fees, space planners’ fees, real estate brokers’ leasing commissions and advertising expenses incurred in connection with leasing space in the Building;

       4.1.3.31        costs incurred with respect to the installation of tenant improvements made for new or current tenants in the Building or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for current or future tenants of the Building; and

       4.1.3.32        Taxes or Insurance Costs.

4.1.4      Taxes: Real estate taxes and any other taxes, charges and assessments which are levied with respect to the Building or the land appurtenant to the Building, or with respect to any improvements, fixtures and equipment or other property of Landlord, real or personal, located in the Building and used in connection with the operation of the Building and said land, any payments to any ground lessor in reimbursement of tax payments made by such lessor; and all reasonable fees, expenses and costs incurred by Landlord in investigating, protesting, contesting or in any way seeking to reduce or avoid increase in any assessments, levies or the tax rate pertaining to any Taxes to be paid by Landlord in any Lease Year. Taxes shall not include any corporate franchise, or estate, inheritance or net income tax, or tax imposed upon any transfer by Landlord of its interest in this Lease or the Building or any taxes to be paid by Tenant pursuant to Article 28.

4.1.5      Insurance Costs: Any and all insurance charges of or relating to all insurance policies and endorsements deemed by Landlord to be reasonably necessary or desirable and relating in any manner to the protection, preservation, or operation of the Building or any part thereof.

4.2        If in any Lease Year, (i) Expenses paid or incurred shall exceed Expenses paid or incurred in the Base Year (Expenses) and/or (ii) Taxes paid or incurred by Landlord in any Lease Year shall exceed the amount of such Taxes which became due and payable in the Base Year (Taxes), and/or (iii) Insurance Costs paid or incurred by Landlord in any Lease Year shall exceed the amount of such Insurance Costs which became due and payable in the Base Year (Insurance), Tenant shall pay as additional rent for such Lease Year Tenant’s Proportionate Share of each such excess amount.

4.3        Landlord shall use commercially reasonable efforts to provide Tenant within one hundred twenty (120) days following the end of each Lease Year a detailed written statement setting forth Tenant’s Proportionate Share of any increase in Expenses, Insurance Costs, and Taxes over the Base Year during the preceding Lease Year (the “Expense Statement”). The Expense Statement need not be audited but shall contain sufficient detail to enable Tenant to verify the calculation of its Proportionate Share of any increase in Expenses, Taxes, and Insurance Costs. The Expense Statement shall be made by Landlord and shall be binding upon Landlord and Tenant, subject to the provisions of this Section 4. Tenant shall be entitled to dispute any Expense Statement by providing written notice of such dispute within one hundred and twenty (120) days of receipt of the applicable Expense Statement but in no event more often than once with respect to any particular

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Expense Statement. If Tenant timely disputes any Expense Statement, Tenant shall be entitled to inspect, review, and copy, at Tenant’s sole cost and expense, the books, invoices, documents, and records pertaining to the Expenses, Insurance Costs, and Taxes incurred by Landlord in an office of Landlord, or Landlord’s agent, during normal business hours, upon giving Landlord five (5) days advance written notice, subject to execution of a confidentiality agreement reasonably acceptable to Landlord, and provided that if Tenant utilizes an independent accountant or other qualified party to perform such review it shall be one of national standing which is reasonably acceptable to Landlord, is not compensated on a contingency basis and is also subject to such confidentiality agreement. Except as expressly provided herein, if Tenant fails to timely object to an Expense Statement, or if any such objection fails to state with specificity the reason for the objection, Tenant shall be deemed to have approved the Expense Statement and shall have no further right to object to or contest the Expense Statement. Tenant’s audit shall be conducted at the offices of the Building manager where such records are kept within thirty (30) days after the date of Tenant’s notice. Landlord and/or Landlord’s Building manager shall cooperate with Tenant and/or Tenant’s representatives with respect to any such specific inquiries or questions and with respect to the conduct of such audit, so as to facilitate the prompt and efficient answer thereto and/or conduct of same, as applicable. Tenant shall notify Landlord of the results of such audit in writing. Landlord may have an agent or employee present during such inspection and audit. Landlord shall have the right to dispute the results of Tenant’s audit at Landlord’s expense. If Landlord’s and Tenant’s accountants cannot agree, their dispute shall be resolved, at Landlord’s and Tenant’s joint expense, by a certified public accountant mutually satisfactory to Landlord and Tenant, or selected by the presiding judge of the Circuit Court of Multnomah County, Oregon if Landlord and Tenant cannot agree on the identity of such accountant. If the final audit ultimately discloses Tenant’s overpayment of its Proportionate Share of Expenses, Taxes, or Insurance Costs: (a) such overpayment shall be applied to the next accruing installment(s) of Expenses, Taxes, and Insurance Costs due from Tenant, until such credit is depleted (unless in the last year of the Lease Term, in which event Landlord shall refund to Tenant such overpayment within thirty (30) days); and (b) if such overpayment shall exceed five percent (5%) of the actual costs Landlord shall promptly pay to Tenant its reasonable costs and expenses of conducting or defending its audit. The provisions of this Paragraph shall survive the expiration or earlier termination of this Lease.

4.4        In the event that during all or any portion of any Lease Year or Base Year, the Building is not fully rented and occupied Landlord shall make an equitable adjustment in occupancy-related Expenses for such year for the purpose of avoiding distortion of the amount of such Expenses to be attributed to Tenant by reason of variation in total occupancy of the Building, by employing consistent and sound accounting and management principles to determine Expenses that would have been paid or incurred by Landlord had the Building been ninety-five percent (95%) rented and occupied, and the amount so determined shall be deemed to have been Expenses for such Lease Year.

4.5        Prior to the actual determination thereof for a Lease Year, Landlord may from time to time estimate Tenant’s liability for Expenses, Insurance Costs and/or Taxes under Section 4.1 for the Lease Year or portion thereof. Landlord will give Tenant written notification of the amount of such estimate and Tenant agrees that it will pay, by increase of its Monthly Installments of Rent due in such Lease Year, additional rent in the amount of such estimate. Any such increased rate of Monthly Installments of Rent pursuant to this Section 4.5 shall remain in effect until further written notification to Tenant pursuant hereto.

4.6        When the Expense Statement for any Lease Year is provided to Tenant, then:

     4.6.1      If the total additional rent Tenant actually paid pursuant to Section 4.32 on account of Expenses, Insurance Costs and/or Taxes for the Lease Year is less than Tenant’s liability for Expenses, Insurance Costs and/or Taxes, then Tenant shall pay such deficiency to Landlord as additional rent in one lump sum within thirty (30) days of receipt of Landlord’s bill therefor; and

     4.6.2      If the total additional rent Tenant actually paid pursuant to Section 4.2 on account of Expenses, Insurance Costs and/or Taxes for the Lease Year is more than Tenant’s liability for Expenses, Insurance Costs and/or Taxes, then Landlord shall credit the difference against the then next due payments to be made by Tenant under this Article 4, or, if the Lease has terminated, refund the difference in cash within thirty (30) days after the date the Expense Statement is provided to Tenant, which obligation shall survive termination of this Lease. Tenant shall not be entitled to a credit by reason of actual Expenses and/or Taxes and/or Insurance Costs in any Lease Year being less than Expenses and/or Taxes and/or Insurance Costs in the Base Year (Expenses and/or Taxes and/or Insurance).

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4.7        If the Commencement Date is other than January 1 or if the Termination Date is other than December 31, Tenant’s liability for Expenses, Insurance Costs and Taxes for the Lease Year in which said Date occurs shall be prorated based upon a three hundred sixty-five (365) day year.

5.      SECURITY DEPOSIT. Tenant shall deposit the Security Deposit with Landlord upon the execution of this Lease. Said sum shall be held by Landlord as security for the faithful performance by Tenant of all the terms, covenants and conditions of this Lease to be kept and performed by Tenant and not as an advance rental deposit or as a measure of Landlord’s damage in case of Tenant’s default. If Tenant defaults with respect to any provision of this Lease, Landlord may use any part of the Security Deposit for the payment of any rent or any other sum in default, or for the payment of any amount which Landlord may spend or become obligated to spend by reason of Tenant’s default, or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant’s default. If any portion is so used, Tenant shall within five (5) days after written demand therefor, deposit with Landlord an amount sufficient to restore the Security Deposit to its original amount and Tenant’s failure to do so shall be a material breach of this Lease. Except to such extent, if any, as shall be required by law, Landlord shall not be required to keep the Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on such deposit. If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, the Security Deposit or any balance thereof shall be promptly returned to Tenant at such time after termination of this Lease when Landlord shall have determined that all of Tenant’s obligations under this Lease have been fulfilled.

6.	ALTERATIONS.

6.1        Except for those, if any, specifically provided for in Exhibit B to this Lease, Tenant shall not make or suffer to be made any alterations, additions, or improvements, including, but not limited to, the attachment of any fixtures or equipment in, on, or to the Premises or any part thereof or the making of any improvements as required by Article 7, without the prior written consent of Landlord. When applying for such consent, Tenant shall, if requested by Landlord, furnish complete plans and specifications for such alterations, additions and improvements. Landlord’s consent shall not be unreasonably withheld, conditioned, or delayed with respect to alterations which: (i) are not structural in nature, (ii) are not visible from the exterior of the Building, and (iii) do not affect or require modification of the Building’s electrical, mechanical, plumbing, HVAC or other systems; provided, however, if Tenant requests an alteration to Tenant’s quality assurance lab and the rooftop equipment related thereto that requires a modification of the Buildings’ electrical, mechanical, plumbing, HVAC or other system and such modification will not have an adverse affect on the cost or efficiency of such systems operations, Landlord’s consent to such proposed alteration shall not be unreasonably withheld, conditioned or delayed; provided, however, it is reasonable for Landlord to withhold its consent if Landlord believes in its business judgment that any alterations to the rooftop equipment may have an adverse affect on the roof of the Building or any warranties pertaining to the Building’s roof.

6.2        In the event Landlord consents to the making of any such alteration, addition or improvement by Tenant, the same shall be made by using either Landlord’s contractor or a contractor reasonably approved by Landlord, in either event at Tenant’s sole cost and expense. If Tenant shall employ any contractor other than Landlord’s contractor and such other contractor or any subcontractor of such other contractor shall employ any non-union labor or supplier, Tenant shall be responsible for and hold Landlord harmless from any and all delays, damages and extra costs suffered by Landlord as a result of any dispute with any labor unions concerning the wage, hours, terms or conditions of the employment of any such labor. In any event Landlord may charge Tenant a construction management fee not to exceed five percent (5%) of the cost of such work to cover its overhead as it relates to such proposed work, plus third-party costs actually incurred by Landlord in connection with the proposed work and the design thereof, with all such amounts being due thirty (30) days after Landlord’s demand. If Tenant desires Landlord to notify Tenant at the time Tenant requests Landlord’s consent for an alteration as to whether Landlord will require Tenant to remove such alteration at the expiration or sooner termination of this Lease, Tenant may request that Landlord advise Tenant in writing at the time Landlord responds to Tenant’s consent request as to whether Landlord will require Tenant to remove such alteration at the expiration or sooner termination of this Lease.

6.3        All alterations, additions or improvements proposed by Tenant shall be constructed in accordance with all government laws, ordinances, rules and regulations, using Building standard materials where applicable, and Tenant shall, prior to construction, provide the additional insurance required under Article 11 in such case. Landlord shall be entitled to post notices of non-responsibility with respect to any alterations, additions, or improvements being made by Tenant. Tenant shall pay in addition to any sums due pursuant to Article 4, any increase in real estate taxes attributable to any such alteration,

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addition or improvement for so long, during the Term, as such increase is ascertainable; at Landlord’s election said sums shall be paid in the same way as sums due under Article 4.

7.	REPAIR.

7.1        Landlord shall have no obligation to alter, remodel, improve, repair, decorate or paint the Premises, except as specified in Exhibit B attached to this Lease and except that Landlord shall repair and maintain the Building roof, parking and common areas, structural portions of the Building, including the basic plumbing, air conditioning, heating and electrical systems installed or furnished by Landlord. On the Commencement Date, Tenant accepts the Premises as being in good order, condition and repair and in the condition in which Landlord is obligated to deliver it. It is hereby understood and agreed that no representations respecting the condition of the Premises or the Building have been made by Landlord to Tenant, except as specifically set forth in this Lease.

7.2        Tenant shall, at all times during the Term, keep the Premises in good condition and repair excepting ordinary wear and tear, damage by fire, and damage by other casualty, and in compliance with all applicable governmental laws, ordinances and regulations, promptly complying with all governmental orders and directives for the correction, prevention and abatement of any violations or nuisances in or upon, or connected with, the Premises, all at Tenant’s sole expense.

7.3        Landlord shall not be liable for any failure to make any repairs or to perform any maintenance unless such failure shall persist for an unreasonable time after written notice of the need of such repairs or maintenance is given to Landlord by Tenant.

7.4        Except as provided in Article 22, there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant’s business arising from the making of any repairs, alterations or improvements in or to any portion of the Building or the Premises or to fixtures, appurtenances and equipment in the Building. Landlord shall be entitled to reduce, expand alter, or reconfigure the common areas of the Building without same constituting deemed constructive or actual eviction. Notwithstanding anything to the contrary in the foregoing, Tenant shall at all times have reasonable access to the Premises and the Building shall include common areas as are typical of Class A office space in the Portland, Oregon central business district. Except to the extent, if any, prohibited by law, Tenant waives the right to make repairs at Landlord’s expense under any law, statute or ordinance now or hereafter in effect.

8.      LIENS. Tenant shall keep the Premises, the Building and appurtenant land and Tenant’s leasehold interest in the Premises free from any liens arising out of any services, work or materials performed, furnished, or contracted for by Tenant, or obligations incurred by Tenant. In the event that Tenant fails, within fifteen (15) days following the imposition of any such lien, to either cause the same to be released of record or provide Landlord with insurance against the same issued by a major title insurance company or such other protection against the same as Landlord shall accept (such failure to constitute an Event of Default), Landlord shall have the right to cause the same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. All such sums paid by Landlord and all expenses incurred by it in connection therewith shall be payable to it by Tenant within five (5) days of Landlord’s demand.

9.	ASSIGNMENT AND SUBLETTING.

9.1        Except as otherwise stated in this Section 9, Tenant shall not have the right to assign or pledge this Lease or to sublet the whole or any part of the Premises whether voluntarily or by operation of law, or permit the use or occupancy of the Premises by anyone other than Tenant, and shall not make, suffer or permit such assignment, subleasing or occupancy without the prior written consent of Landlord, such consent not to be unreasonably withheld, conditioned, or delayed, and said restrictions shall be binding upon any and all assignees of the Lease and subtenants of the Premises. In the event Tenant desires to sublet, or permit such occupancy of, the Premises, or any portion thereof, or assign this Lease, Tenant shall give written notice thereof to Landlord at least thirty (30) days but no more than one hundred twenty (120) days prior to the proposed commencement date of such subletting or assignment, which notice shall set forth the name of the proposed subtenant or assignee, the relevant terms of any sublease or assignment and copies of financial reports and other relevant financial information of the proposed subtenant or assignee. Tenant shall, however, have the right at all times to freely assign, sublease or otherwise permit occupancy of (collectively “Transfer”) all or any portion of the Premises or the Lease (and all rights thereunder, including without limitation options) to (i) any entity which controls, is controlled by or is under common control with Tenant or (ii) any successor entity, whether by merger, consolidation or otherwise; or (iii) any entity

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that purchases all or substantially all of the Tenant’s assets (with items (i), (ii) and (iii) being referred to herein collectively as “Affiliates”) provided such assignee or sublease is for a similar use and the assignee or subleasee has a net worth equal to or greater than that of Tenant at time of such assignment or sublease. No such Transfer to any Affiliate shall require Landlord’s approval or consent, or compliance with any other Lease requirements for Transfers generally, and Tenant shall have the right to keep all of the profit, if any, therefrom.

9.2        Notwithstanding any assignment or subletting, permitted or otherwise, Tenant shall at all times remain directly, primarily and fully responsible and liable for the payment of the rent specified in this Lease and for compliance with all of its other obligations under the terms, provisions and covenants of this Lease. Upon the occurrence of an Event of Default, if the Premises or any part of them are then assigned or sublet, Landlord, in addition to any other remedies provided in this Lease or provided by law, may, at its option, collect directly from such assignee or subtenant all rents due and becoming due to Tenant under such assignment or sublease and apply such rent against any sums due to Landlord from Tenant under this Lease, and no such collection shall be construed to constitute a novation or release of Tenant from the further performance of Tenant’s obligations under this Lease.

9.3        Except with respect to a Transfer to an Affiliate, in addition to Landlord’s right to approve of any subtenant or assignee, Landlord shall have the option, in its sole discretion, in the event of any proposed subletting or assignment, to terminate this Lease, or in the case of a proposed subletting of less than the entire Premises, to recapture the portion of the Premises to be sublet, as of the date the subletting or assignment is to be effective. The option shall be exercised, if at all, by Landlord giving Tenant written notice given by Landlord to Tenant within thirty (30) days following Landlord’s receipt of Tenant’s written notice as required above. However, if Tenant notifies Landlord, within five (5) days after receipt of Landlord’s termination notice, that Tenant is rescinding its proposed assignment or sublease, the termination notice shall be void and the Lease shall continue in full force and effect. If this Lease shall be terminated with respect to the entire Premises pursuant to this Section, the Term of this Lease shall end on the date stated in Tenant’s notice as the effective date of the sublease or assignment as if that date had been originally fixed in this Lease for the expiration of the Term. If Landlord recaptures under this Section only a portion of the Premises, the rent to be paid from time to time during the unexpired Term shall abate proportionately based on the proportion by which the approximate square footage of the remaining portion of the Premises shall be less than that of the Premises as of the date immediately prior to such recapture. Tenant shall, at Tenant’s own cost and expense, discharge in full any outstanding commission obligation which may be due and owing as a result of any proposed assignment or subletting, whether or not the Premises are recaptured pursuant to this Section 9.4 and rented by Landlord to the proposed tenant or any other tenant. Notwithstanding anything to the contrary contained in this Section 9.3, the provisions of this Section 9.3 shall not apply to subleases which collectively are for less than twenty percent (20%) of the Premises and which expire no later than one (1) year prior to the expiration of the initial term of this Lease or, if the option to renew provided to Tenant in Exhibit E has been properly exercised, one (1) year prior to the expiration of the renewal term of this Lease.

9.4        Except with respect to a Transfer to an Affiliate, in the event that Tenant sells, sublets, assigns or transfers this Lease, Tenant shall pay to Landlord as additional rent an amount equal to fifty percent (50%) of any Increased Rent (as defined below), less the Costs Component (as defined below), when and as such Increased Rent is received by Tenant. As used in this Section, “Increased Rent” shall mean the excess of (i) all rent and other consideration which Tenant is entitled to receive by reason of any sale, sublease, assignment or other transfer of this Lease, over (ii) the rent otherwise payable by Tenant under this Lease at such time. For purposes of the foregoing, any consideration received by Tenant in form other than cash shall be valued at its fair market value as determined by Landlord in good faith. The “Costs Component” is that amount which, if paid monthly, would fully amortize on a straight-line basis, over the entire period for which Tenant is to receive Increased Rent, the reasonable costs incurred by Tenant for leasing commissions, abated rent, legal fees, architectural fees, system development and other similar fees and charges, and tenant improvements in connection with such sublease.

9.5        Notwithstanding any other provision hereof, it shall be considered reasonable for Landlord to withhold its consent to any assignment of this Lease or sublease of any portion of the Premises if at the time of either Tenant’s notice of the proposed assignment or sublease or the proposed commencement date thereof, there shall exist any uncured default of Tenant or matter which will become a default of Tenant with passage of time unless cured, or if the proposed assignee or sublessee is an entity: (a) with which Landlord is already in negotiation; (b) is already an occupant of the Building unless Landlord is unable to provide the amount of space required by such occupant; (c) is a governmental agency; (d) is incompatible with the character of occupancy of the Building; (e) with which the payment for the sublease or assignment is determined in whole or in part based upon its net income or profits; or (f) would subject the Premises to a use which would: (i) involve materially increased personnel or wear upon the Building; (ii) violate any exclusive right granted to another

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tenant of the Building; (iii) require any addition to or modification of the Premises or the Building in order to comply with building code or other governmental requirements unless Tenant or the applicable assignee or sublessee agrees to reimburse Landlord for all costs incurred as a result thereof; or, (iv) involve a violation of Section 1.2. Tenant expressly agrees that for the purposes of any statutory or other requirement of reasonableness on the part of Landlord, Landlord’s refusal to consent to any assignment or sublease for any of the reasons described in this Section 9.5, shall be conclusively deemed to be reasonable.

9.6        Upon any request to assign or sublet, Tenant will pay to Landlord the Assignment/Subletting Fee plus, on demand, a sum equal Landlord’s reasonable attorney’s fees, incurred in investigating and considering any proposed or purported assignment or pledge of this Lease or sublease of any of the Premises, regardless of whether Landlord shall consent to, refuse consent, or determine that Landlord’s consent is not required for, such assignment, pledge or sublease. Any purported sale, assignment, mortgage, transfer of this Lease or subletting which does not comply with the provisions of this Article 9 shall be void.

9.7        If Tenant is a corporation, limited liability company, partnership or trust, any transfer or transfers of or change or changes within any twelve (12) month period in the number of the outstanding voting shares of the corporation or limited liability company, the general partnership interests in the partnership or the identity of the persons or entities controlling the activities of such partnership or trust resulting in the persons or entities owning or controlling a majority of such shares, partnership interests or activities of such partnership or trust at the beginning of such period no longer having such ownership or control shall be regarded as equivalent to an assignment of this Lease to the persons or entities acquiring such ownership or control and shall be subject to all the provisions of this Article 9 to the same extent and for all intents and purposes as though such an assignment is a Transfer to an Affiliate.

10.      INDEMNIFICATION. None of the Landlord Entities shall be liable and Tenant hereby waives all claims against them for any damage to any property or any injury to any person in or about the Premises or the Building by or from any cause whatsoever (including without limiting the foregoing, rain or water leakage of any character from the roof, windows, walls, basement, pipes, plumbing works or appliances, the Building not being in good condition or repair, gas, fire, oil, electricity or theft), except to the extent caused by or arising from the gross negligence or willful misconduct of Landlord or its agents, employees or contractors. Tenant shall protect, indemnify and hold the Landlord Entities harmless from and against, except to the extent of Landlord’s gross negligence or willful misconduct, any and all loss, claims, liability or costs (including court costs and attorney’s fees) incurred by reason of (a) any damage to any property (including but not limited to property of any Landlord Entity) or any injury (including but not limited to death) to any person occurring in, on or about the Premises or the Building to the extent that such injury or damage shall be caused by or arise from any actual or alleged act, neglect, fault, or omission by or of Tenant or any Tenant Entity to meet any standards imposed by any duty with respect to the injury or damage; (b) the conduct or management of any work or thing whatsoever done by the Tenant in or about the Premises or from transactions of the Tenant concerning the Premises; (c) Tenant’s failure to comply with any and all governmental laws, ordinances and regulations applicable to the condition or use of the Premises or its occupancy; or (d) any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of the Tenant to be performed pursuant to this Lease. Landlord shall protect, indemnify and hold Tenant harmless from and against any and all loss, claims, liability or costs (including court costs and attorney’s fees) arising out of the gross negligence or willful misconduct of Landlord or its agents or employees. The provisions of this Article shall survive the termination of this Lease with respect to any claims or liability accruing prior to such termination.

11.	INSURANCE.

11.1        Tenant shall keep in force throughout the Term: (a) a Commercial General Liability insurance policy or policies to protect the Landlord Entities against any liability to the public or to any invitee of Tenant or a Landlord Entity incidental to the use of or resulting from any accident occurring in or upon the Premises with a limit of not less than $1,000,000 per occurrence and not less than $2,000,000 in the annual aggregate, or such larger amount as Landlord may prudently require from time to time, covering bodily injury and property damage liability and $1,000,000 products/completed operations aggregate; (b) Business Auto Liability covering owned, non-owned and hired vehicles with a limit of not less than $1,000,000 per accident; (c) Worker’s Compensation Insurance with limits as required by statute with Employers Liability and limits of $500,000 each accident, $500,000 disease policy limit, $500,000 disease—each employee; (d) All Risk or Special Form coverage protecting Tenant against loss of or damage to Tenant’s alterations, additions, improvements, carpeting, floor coverings, panelings, decorations, fixtures, inventory and other business personal property situated in or

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about the Premises to the full replacement value of the property so insured; and, (e) Business Interruption Insurance with limit of liability representing loss of at least approximately six (6) months of income.

11.2        The aforesaid policies shall (a) be provided at Tenant’s expense; (b) name the Landlord Entities as additional insureds (General Liability) and loss payee (Property—Special Form); (c) be issued by an insurance company with a minimum Best’s rating of “A-:VII” during the Term; and (d) provide that said insurance shall not be canceled unless thirty (30) days prior written notice (ten days for non-payment of premium) shall have been given to Landlord; a certificate of Liability insurance on ACORD Form 25 and a certificate of Property insurance on ACORD form 28 shall be delivered to Landlord by Tenant upon the Commencement Date and at least thirty (30) days prior to each renewal of said insurance.

11.3        Whenever Tenant shall undertake any alterations, additions or improvements in, to or about the Premises (“Work”) the aforesaid insurance protection must extend to and include injuries to persons and damage to property arising in connection with such Work, without limitation including liability under any applicable structural work act, and such other insurance as Landlord shall require; and the policies of or certificates evidencing such insurance must be delivered to Landlord prior to the commencement of any such Work.

11.4        Landlord shall maintain a policy or policies of special form insurance, with such endorsements as Landlord desires, on the portion of the Building that is the property of Landlord, in an amount equal to not less than one hundred percent (100%) of the replacement cost. Such insurance shall be maintained at the expense of Landlord (as a part of the Insurance Costs).

11.5        Landlord shall (as a part the Insurance Costs) maintain a policy or policies of commercial general liability insurance covering the Building and all common areas, insuring against claims for personal or bodily injury or death or property damage occurring upon, in or about the Building and the common Areas (including contractual indemnity and liability coverage) affording protection to the limit of not less than $2,000,000.00 combined single limit in respect to injury or death to any number of persons or property damage arising out of any one occurrence. Landlord’s insurance shall contain an endorsement that Landlord’s insurance is primary for claims arising out of an incident or event occurring within the common areas.

12.      WAIVER OF SUBROGATION. So long as their respective insurers so permit, Tenant and Landlord hereby mutually waive their respective rights of recovery against each other for any loss insured by fire, extended coverage, All Risks or other insurance now or hereafter existing for the benefit of the respective party but only to the extent of the net insurance proceeds payable under such policies. Each party shall obtain any special endorsements required by their insurer to evidence compliance with the aforementioned waiver.

13.      SERVICES AND UTILITIES.

13.1        Provided Tenant shall not be in default under this Lease beyond any applicable notice and cure period, and subject to the other provisions of this Lease, Landlord agrees to furnish to the Premises during Building Business Hours (specified on the Reference Pages) on generally recognized business days (but exclusive in any event of Sundays and national and local legal holidays, the following services and utilities subject to the reasonable rules and regulations of the Building prescribed from time to time: (a) water suitable for normal office use of the Premises; (b) heat and air conditioning required in Landlord’s reasonable judgment for the use and occupation of the Premises during Building Business Hours (specified on the Reference Pages) but excluding national and local legal holidays; (c) cleaning and janitorial service; (d) elevator service by non-attended automatic elevators, if applicable; and, (e) equipment to bring to the Premises electricity for lighting, convenience outlets and other normal office use; provided, however, at all times (other than shut downs for repairs), Landlord shall provide elevator service and water in the Building. To the extent that Tenant is not billed directly by a public utility, Tenant shall pay, within five (5) days of Landlord’s demand, for all electricity used by Tenant in the Premises. Except as otherwise provided in this Lease, electricity costs incurred by Landlord may be included in Expenses. The charge shall be at the rates charged for such services by the local public utility. In the absence of Landlord’s gross negligence or willful misconduct, Landlord shall not be liable for, and Tenant shall not be entitled to, any abatement or reduction of rental by reason of Landlord’s failure to furnish any of the foregoing, unless such failure shall persist for an unreasonable time after written notice of such failure is given to Landlord by Tenant and provided further that Landlord shall not be liable when such failure is caused by accident, breakage, repairs, labor disputes of any character, energy usage restrictions or by any other cause, similar or dissimilar, beyond the reasonable control of Landlord. Landlord shall use reasonable efforts to remedy any interruption in the furnishing of services and utilities.

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13.2      Should Tenant require any additional work or service, as described above, including services furnished outside ordinary business hours specified above, Landlord shall, on reasonable terms and upon reasonable advance notice by Tenant, furnish such additional service and Tenant agrees to pay Landlord’s actual cost plus overhead for such additional service and, where appropriate, a reasonable allowance for depreciation of any systems being used to provide such service. The current charge for after-hours HVAC service, which is subject to change at any time, is specified on the Reference Pages.

13.3      Wherever heat-generating machines or equipment are used by Tenant in the Premises which affect the temperature otherwise maintained by the air conditioning system or Tenant allows occupancy of the Premises by more persons than the heating and air conditioning system is designed to accommodate, in either event whether with or without Landlord’s approval, Landlord reserves the right to install supplementary heating and/or air conditioning units in or for the benefit of the Premises and the cost thereof, including the cost of installation and the cost of operations and maintenance, shall be paid by Tenant to Landlord within five (5) days of Landlord’s demand.

13.4      Except as expressly provided for in Section 1.6 or as constructed pursuant to Exhibit B, Tenant will not, without the written consent of Landlord, use any apparatus or device in the Premises, including but not limited to, electronic data processing machines and machines using current in excess of 2000 watts and/or 20 amps or 120 volts, which will in any way increase the amount of electricity or water usually furnished or supplied for use of the Premises for normal office use, nor connect with electric current, except through existing electrical outlets in the Premises, or water pipes, any apparatus or device for the purposes of using electrical current or water. If Tenant shall require water or electric current in excess of that usually furnished or supplied for use of the Premises as normal office use, Tenant shall procure the prior written consent of Landlord for the use thereof, which Landlord may not unreasonably refuse, and if Landlord does consent, Landlord may cause a water meter or electric current meter to be installed so as to measure the amount of such excess water and electric current. The cost of any such meters shall be paid for by Tenant. Tenant agrees to pay to Landlord within fifteen (15) days of Landlord’s demand , the cost of all such excess water and electric current consumed (as shown by said meters, if any, or, if none, as reasonably estimated by Landlord) at the rates charged for such services by the local public utility or agency, as the case may be, furnishing the same, plus any additional expense incurred in keeping account of the water and electric current so consumed.

13.5      Tenant will not, without the written consent of Landlord, contract with a utility provider to service the Premises with any utility, including, but not limited to, telecommunications, electricity, water, sewer or gas, which is not previously providing such service to other tenants in the Building. Subject to Landlord’s reasonable rules and regulations and the provisions of Articles 6 and 26, Tenant shall be entitled to the use of wiring (“Communications Wiring”) from the existing telecommunications nexus in the Building to the Premises, sufficient for normal general office use of the Premises. Tenant shall not install any additional Communications Wiring, nor remove any Communications Wiring, without in each instance obtaining the prior written consent of Landlord, which consent may not be unreasonably withheld, conditioned, or delayed. Landlord shall in no event be liable for disruption in any service obtained by Tenant pursuant to this paragraph.

14.      HOLDING OVER. Tenant shall pay Landlord for each day Tenant retains possession of the Premises or part of them after termination of this Lease by lapse of time or otherwise at the rate (“Holdover Rate”) which shall be One Hundred Fifty Percent (150%) of the greater of the amount of the Annual Rent for the last period prior to the date of such termination plus all Rent Adjustments under Article 4 prorated on a daily basis, and also pay all damages sustained by Landlord by reason of such retention. If Landlord gives notice to Tenant of Landlord’s election to such effect, such holding over shall constitute renewal of this Lease for a period from month to month at the Holdover Rate, but if the Landlord does not so elect, no such renewal shall result notwithstanding acceptance by Landlord of any sums due hereunder after such termination; and instead, a tenancy at sufferance at the Holdover Rate shall be deemed to have been created. In any event, no provision of this Article 14 shall be deemed to waive Landlord’s right of reentry or any other right under this Lease or at law.

15.      SUBORDINATION. Landlord represents that as of the date hereof, there are no mortgages or deeds of trust that encumber the real property on which the Building is located. This Lease shall be subject and subordinate at all times to ground or underlying leases and to the lien of any mortgages or deeds of trust hereafter placed on, against or affecting the Building, Landlord’s interest or estate in the Building, or any ground or underlying lease; provided, however, that if the lessor, mortgagee, trustee, or holder of any such mortgage or deed of trust elects to have Tenant’s interest in this Lease be superior to any such instrument, then, by notice to Tenant, this Lease shall be deemed superior, whether this Lease was executed before or after said instrument. Tenant covenants and agrees to execute and deliver within ten (10) days of Landlord’s request such further instruments evidencing such subordination or superiority of this Lease as may be required by Landlord. Notwithstanding the foregoing, the subordination of this Lease and Tenant’s rights hereunder to the lien of any

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future deed of trust or mortgage or to any ground or underlying lease shall be conditioned upon and shall not be effective until the holder of such mortgage or lease delivers to Tenant its written agreement that so long as Tenant is not in default under this Lease, after notice and the expiration of the applicable grace or cure period provided hereunder, Tenant shall be permitted to remain in undisturbed possession, use and enjoyment of the Premises pursuant to all of the terms and conditions of this Lease (a “Non-Disturbance Agreement”).

16.      RULES AND REGULATIONS. Tenant shall faithfully observe and comply with all the rules and regulations as set forth in Exhibit D to this Lease and all reasonable and non-discriminatory modifications of and additions to them from time to time put into effect by Landlord. Landlord shall not be responsible to Tenant for the non-performance by any other tenant or occupant of the Building of any such rules and regulations.

17.      REENTRY BY LANDLORD.

17.1        Landlord reserves and shall at all times have the right to re-enter the Premises to supply janitor service and any other service to be provided by Landlord to Tenant under this Lease. Landlord reserves and shall at all times have the right to re-enter the Premises, upon two business days’ prior notice to Tenant (except in an emergency, in which case Landlord shall provide such prior notice as is reasonable under the circumstances, if any) to inspect the Premises, to show said Premises to prospective purchasers, mortgagees or tenants (but with respect to prospective tenants, only during the last year of the Term), and to alter, improve or repair the Premises and any portion of the Building, without abatement of rent, and may for that purpose erect, use and maintain scaffolding, pipes, conduits and other necessary structures (provided all such scaffolding, pipes, conduits, and other structures are temporary in nature and are immediately removed upon completion of such work) and open any wall, ceiling or floor in and through the Building and Premises where reasonably required by the character of the work to be performed, provided entrance to the Premises shall not be blocked thereby, and further provided that the business of Tenant shall not be interfered with unreasonably. Tenant shall have the right to accompany Landlord during any entry in the Premises (but the failure of Tenant to provide someone to accompany Landlord shall not preclude Landlord from entering the Premises). Landlord shall not alter or improve the Premises without Tenant’s prior written consent; provided, that no such consent shall be required with respect to any alteration or improvement that is required by applicable code or governmental authority, to improve life safety or to otherwise upgrade the Building. Landlord shall use commercially reasonable efforts to minimize any material interference with the operation of Tenant’s business in the Premises in connection with any such alteration or improvement. So long as Tenant is provided access to the Premises, Landlord shall have the right at any time to change the arrangement and/or locations of entrances, or passageways, doors and doorways, and corridors, windows, elevators, stairs, toilets or other public parts of the Building and upon thirty (30) days prior written notice to Tenant, to change the name, number or designation by which the Building is commonly known. In the event that Landlord damages any portion of the Premises including without limitation any wall or wall covering, ceiling, or floor or floor covering within the Premises, Landlord shall repair or replace the damaged portion to match the original as nearly as commercially reasonable but shall not be required to repair or replace more than the portion actually damaged. Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant’s business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned by any action of Landlord authorized by this Article 17.

17.2        For each of the aforesaid purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in the Premises, excluding Tenant’s vaults and safes or special security areas (designated in advance), and Landlord shall have the right to use any and all means which Landlord may deem proper to open said doors in an emergency to obtain entry to any portion of the Premises. As to any portion to which access cannot be had by means of a key or keys in Landlord’s possession, Landlord is authorized to gain access by such means as Landlord shall elect and the cost of repairing any damage occurring in doing so shall be borne by Tenant and paid to Landlord within fifteen (15) days of Landlord’s demand.

18.      DEFAULT.

18.1        Except as otherwise provided in Article 20, the following events shall be deemed to be Events of Default under this Lease:

       18.1.1    Tenant shall fail to pay when due any sum of money becoming due to be paid to Landlord under this Lease, whether such sum be any installment of the rent reserved by this Lease, any other amount treated as additional rent under this Lease, or any other payment or reimbursement to Landlord required by this Lease, whether or not treated as

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additional rent under this Lease, and such failure shall continue for a period of five (5) days after written notice that such payment was not made when due, but if any two (2) such notices shall be given, for the twelve (12) month period commencing with the date of such notice, the failure to pay within five (5) days after due any additional sum of money becoming due to be paid to Landlord under this Lease during such period shall be an Event of Default, without notice.

       18.1.2    Tenant shall fail to comply with any term, provision or covenant of this Lease which is not provided for in another Section of this Article and shall not cure such failure within twenty (20) days (forthwith, if the failure involves a hazardous condition) after written notice of such failure to Tenant provided, however, that such failure shall not be an event of default if such failure could not reasonably be cured during such twenty (20) day period, Tenant has commenced the cure within such twenty (20) day period and thereafter is diligently pursuing such cure to completion, but the total aggregate cure period shall not exceed ninety (90) days.

       18.1.3    Tenant shall fail to vacate the Premises immediately upon termination of this Lease, by lapse of time or otherwise, or upon termination of Tenant’s right to possession only.

       18.1.4    Tenant shall become insolvent, admit in writing its inability to pay its debts generally as they become due, file a petition in bankruptcy or a petition to take advantage of any insolvency statute, make an assignment for the benefit of creditors, make a transfer in fraud of creditors, apply for or consent to the appointment of a receiver of itself or of the whole or any substantial part of its property, or file a petition or answer seeking reorganization or arrangement under the federal bankruptcy laws, as now in effect or hereafter amended, or any other applicable law or statute of the United States or any state thereof.

       18.1.5    A court of competent jurisdiction shall enter an order, judgment or decree adjudicating Tenant bankrupt, or appointing a receiver of Tenant, or of the whole or any substantial part of its property, without the consent of Tenant, or approving a petition filed against Tenant seeking reorganization or arrangement of Tenant under the bankruptcy laws of the United States, as now in effect or hereafter amended, or any state thereof, and such order, judgment or decree shall not be vacated or set aside or stayed within sixty (60) days from the date of entry thereof.

19.	REMEDIES.

19.1        Except as otherwise provided in Article 20, upon the occurrence of any of the Events of Default described or referred to in Article 18, Landlord shall have the option to pursue any one or more of the following remedies without any notice or demand whatsoever, concurrently or consecutively and not alternatively:

       19.1.1    Landlord may, at its election, terminate this Lease or terminate Tenant’s right to possession only, without terminating the Lease.

       19.1.2    Upon any termination of this Lease, whether by lapse of time or otherwise, or upon any termination of Tenant’s right to possession without termination of the Lease, Tenant shall surrender possession and vacate the Premises immediately, and deliver possession thereof to Landlord, and Tenant hereby grants to Landlord full and free license to enter into and upon the Premises in such event and to repossess Landlord of the Premises as of Landlord’s former estate and to expel or remove Tenant and any others who may be occupying or be within the Premises and to remove Tenant’s signs and other evidence of tenancy and all other property of Tenant therefrom without being deemed in any manner guilty of trespass, eviction or forcible entry or detainer, and without incurring any liability for any damage resulting therefrom, Tenant waiving any right to claim damages for such re-entry and expulsion, and without relinquishing Landlord’s right to rent or any other right given to Landlord under this Lease or by operation of law.

       19.1.3    Upon any termination of this Lease, whether by lapse of time or otherwise, Landlord shall be entitled to recover as damages, all unpaid rent, including any amounts treated as additional rent under this Lease, and other sums due and payable by Tenant on the date of termination, plus as liquidated damages and not as a penalty, an amount equal to the sum of: (a) an amount equal to the then present value of the rent reserved in this Lease for the residue of the stated Term of this Lease including any amounts treated as additional rent under this Lease and all other sums provided in this Lease to be paid by Tenant, minus the fair rental value of the Premises for such residue; (b) the value of the time and expense necessary to obtain a replacement tenant or tenants, and the estimated expenses described in Section 19.1.4 relating to

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recovery of the Premises, preparation for reletting and for reletting itself; and (c) the cost of performing any other covenants which would have otherwise been performed by Tenant.

19.1.4    Upon any termination of Tenant’s right to possession only without termination of the Lease:

     19.1.4.1 Neither such termination of Tenant’s right to possession nor Landlord’s taking and holding possession thereof as provided in Section 19.1.2 shall terminate the Lease or release Tenant, in whole or in part, from any obligation, including Tenant’s obligation to pay the rent, including any amounts treated as additional rent, under this Lease for the full Term, and if Landlord so elects Tenant shall continue to pay to Landlord the entire amount of the rent as and when it becomes due, including any amounts treated as additional rent under this Lease, for the remainder of the Term plus any other sums provided in this Lease to be paid by Tenant for the remainder of the Term.

     19.1.4.2 Landlord shall use commercially reasonable efforts to relet the Premises or portions thereof to the extent required by applicable law. Landlord and Tenant agree that nevertheless Landlord shall at most be required to use only the same efforts Landlord then uses to lease premises in the Building generally and that in any case that Landlord shall not be required to give any preference or priority to the showing or leasing of the Premises or portions thereof over any other space that Landlord may be leasing or have available and may place a suitable prospective tenant in any such other space regardless of when such other space becomes available and that Landlord shall have the right to relet the Premises for a greater or lesser term than that remaining under this Lease, the right to relet only a portion of the Premises, or a portion of the Premises or the entire Premises as a part of a larger area, and the right to change the character or use of the Premises. In connection with or in preparation for any reletting, Landlord may, but shall not be required to, make repairs, alterations and additions in or to the Premises and redecorate the same to the extent Landlord deems necessary or desirable, and Tenant shall pay the cost thereof, together with Landlord’s expenses of reletting, including, without limitation, any commission incurred by Landlord, within five (5) days of Landlord’s demand. Landlord shall not be required to observe any instruction given by Tenant about any reletting or accept any tenant offered by Tenant unless such offered tenant has a credit-worthiness acceptable to Landlord and leases the entire Premises upon terms and conditions including a rate of rent (after giving effect to all expenditures by Landlord for tenant improvements, broker’s commissions and other leasing costs) all no less favorable to Landlord than as called for in this Lease, nor shall Landlord be required to make or permit any assignment or sublease for more than the current term or which Landlord would not be required to permit under the provisions of Article 9.

     19.1.4.3 Until such time as Landlord shall elect to terminate the Lease and shall thereupon be entitled to recover the amounts specified in such case in Section 19.1.3, Tenant shall pay to Landlord upon demand the full amount of all rent, including any amounts treated as additional rent under this Lease and other sums reserved in this Lease for the remaining Term, together with the costs of repairs, alterations, additions, redecorating and Landlord’s expenses of reletting and the collection of the rent accruing therefrom (including reasonable attorney’s fees and broker’s commissions), as the same shall then be due or become due from time to time, less only such consideration as Landlord may have received from any reletting of the Premises; and Tenant agrees that Landlord may file suits from time to time to recover any sums falling due under this Article 19 as they become due. Any proceeds of reletting by Landlord in excess of the amount then owed by Tenant to Landlord from time to time shall be credited against Tenant’s future obligations under this Lease but shall not otherwise be refunded to Tenant or inure to Tenant’s benefit.

19.2        Upon the occurrence of an Event of Default, Landlord may (but shall not be obligated to) cure such default at Tenant’s sole expense. Without limiting the generality of the foregoing, Landlord may, at Landlord’s option, enter into and upon the Premises if Landlord determines in its sole discretion that Tenant is not acting within a commercially reasonable time to maintain, repair or replace anything for which Tenant is responsible under this Lease or to otherwise effect compliance with its obligations under this Lease and correct the same, without being deemed in any manner guilty of trespass, eviction or forcible entry and detainer and without incurring any liability for any damage or interruption of Tenant’s business resulting therefrom and Tenant agrees to reimburse Landlord within five (5) days of Landlord’s demand as additional rent, for any expenses which Landlord may incur in thus effecting compliance with Tenant’s obligations under this Lease, plus interest from the date of expenditure by Landlord at the Wall Street Journal prime rate.

19.3        Tenant understands and agrees that in entering into this Lease, Landlord is relying upon receipt of all the Annual and Monthly Installments of Rent to become due with respect to all the Premises originally leased hereunder over the full Initial Term of this Lease for amortization, including interest at the Amortization Rate. For purposes hereof, the “Concession Amount” shall be defined as the aggregate of all amounts forgone or expended by Landlord as free rent under

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the lease, under Exhibit B hereof for construction allowances (excluding therefrom any amounts expended by Landlord for Landlord’s Work, as defined in Exhibit B), and for brokers’ commissions payable by reason of this Lease. Accordingly, Tenant agrees that if this Lease or Tenant’s right to possession of the Premises leased hereunder shall be terminated as of any date (“Default Termination Date”) prior to the expiration of the full Initial Term hereof by reason of a default of Tenant, there shall be due and owing to Landlord as of the day prior to the Default Termination Date, as rent in addition to all other amounts owed by Tenant as of such Date, the amount (“Unamortized Amount”) of the Concession Amount determined as set forth below; provided, however, that in the event that such amounts are recovered by Landlord pursuant to any other provision of this Article 19, Landlord agrees that it shall not attempt to recover such amounts pursuant to this Paragraph 19.3. For the purposes hereof, the Unamortized Amount shall be determined in the same manner as the remaining principal balance of a mortgage with interest at the Amortization Rate payable in level payments over the same length of time as from the effectuation of the Concession concerned to the end of the full Initial Term of this Lease would be determined.

19.4        If, on account of any breach or default by Tenant in Tenant’s obligations under the terms and conditions of this Lease, it shall become necessary or appropriate for Landlord to employ or consult with an attorney or collection agency concerning or to enforce or defend any of Landlord’s rights or remedies arising under this Lease or to collect any sums due from Tenant, Tenant agrees to pay all costs and fees so incurred by Landlord, including, without limitation, reasonable attorneys’ fees and costs. TENANT EXPRESSLY WAIVES ANY RIGHT TO: (A) TRIAL BY JURY; AND (B) SERVICE OF ANY NOTICE REQUIRED BY ANY PRESENT OR FUTURE LAW OR ORDINANCE APPLICABLE TO LANDLORDS OR TENANTS BUT NOT REQUIRED BY THE TERMS OF THIS LEASE.

19.5        Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies provided in this Lease or any other remedies provided by law (all such remedies being cumulative), nor shall pursuit of any remedy provided in this Lease constitute a forfeiture or waiver of any rent due to Landlord under this Lease or of any damages accruing to Landlord by reason of the violation of any of the terms, provisions and covenants contained in this Lease.

19.6        No act or thing done by Landlord or its agents during the Term shall be deemed a termination of this Lease or an acceptance of the surrender of the Premises, and no agreement to terminate this Lease or accept a surrender of said Premises shall be valid, unless in writing signed by Landlord. No waiver by Landlord of any violation or breach of any of the terms, provisions and covenants contained in this Lease shall be deemed or construed to constitute a waiver of any other violation or breach of any of the terms, provisions and covenants contained in this Lease. Landlord’s acceptance of the payment of rental or other payments after the occurrence of an Event of Default shall not be construed as a waiver of such Default, unless Landlord so notifies Tenant in writing. Forbearance by Landlord in enforcing one or more of the remedies provided in this Lease upon an Event of Default shall not be deemed or construed to constitute a waiver of such Default or of Landlord’s right to enforce any such remedies with respect to such Default or any subsequent Default.

19.7        Any and all property which may be removed from the Premises by Landlord pursuant to the authority of this Lease or of law, to which Tenant is or may be entitled, may be handled, removed and/or stored, as the case may be, by or at the direction of Landlord but at the risk, cost and expense of Tenant, and Landlord shall in no event be responsible for the value, preservation or safekeeping thereof. Tenant shall pay to Landlord, upon demand, any and all expenses incurred in such removal and all storage charges against such property so long as the same shall be in Landlord’s possession or under Landlord’s control. Any such property of Tenant not retaken by Tenant from storage within thirty (30) days after removal from the Premises shall, at Landlord’s option, be deemed conveyed by Tenant to Landlord under this Lease as by a bill of sale without further payment or credit by Landlord to Tenant.

19.8        If more than one (1) Event of Default occurs during the Term or any renewal thereof, Tenant’s renewal options, expansion options, purchase options and rights of first offer and/or refusal, if any are provided for in this Lease, shall be null and void.

20.	TENANT’S BANKRUPTCY OR INSOLVENCY.

20.1        If at any time and for so long as Tenant shall be subjected to the provisions of the United States Bankruptcy Code or other law of the United States or any state thereof for the protection of debtors as in effect at such time (each a “Debtor’s Law”):

       20.1.1    Tenant, Tenant as debtor-in-possession, and any trustee or receiver of Tenant’s assets (each a “Tenant’s Representative”) shall have no greater right to assume or assign this Lease or any interest in this Lease, or to

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sublease any of the Premises than accorded to Tenant in Article 9, except to the extent Landlord shall be required to permit such assumption, assignment or sublease by the provisions of such Debtor’s Law. Without limitation of the generality of the foregoing, any right of any Tenant’s Representative to assume or assign this Lease or to sublease any of the Premises shall be subject to the conditions that:

20.1.1.1 Such Debtor’s Law shall provide to Tenant’s Representative a right of assumption of this Lease which Tenant’s Representative shall have timely exercised and Tenant’s Representative shall have fully cured any default of Tenant under this Lease.

20.1.1.2 Tenant’s Representative or the proposed assignee, as the case shall be, shall have deposited with Landlord as security for the timely payment of rent an amount equal to the larger of: (a) three (3) months’ rent and other monetary charges accruing under this Lease; and (b) any sum specified in Article 4; and shall have provided Landlord with adequate other assurance of the future performance of the obligations of the Tenant under this Lease. Without limitation, such assurances shall include, at least, in the case of assumption of this Lease, demonstration to the satisfaction of the Landlord that Tenant’s Representative has and will continue to have sufficient unencumbered assets after the payment of all secured obligations and administrative expenses to assure Landlord that Tenant’s Representative will have sufficient funds to fulfill the obligations of Tenant under this Lease; and, in the case of assignment, submission of current financial statements of the proposed assignee, audited by an independent certified public accountant reasonably acceptable to Landlord and showing a net worth and working capital in amounts determined by Landlord to be sufficient to assure the future performance by such assignee of all of the Tenant’s obligations under this Lease.

20.1.1.3 The assumption or any contemplated assignment of this Lease or subleasing any part of the Premises, as shall be the case, will not breach any provision in any other lease, mortgage, financing agreement or other agreement by which Landlord is bound.

20.1.1.4 Landlord shall have, or would have had absent the Debtor’s Law, no right under Article 9 to refuse consent to the proposed assignment or sublease by reason of the identity or nature of the proposed assignee or sublessee or the proposed use of the Premises concerned.

21.      QUIET ENJOYMENT. Landlord represents and warrants that it has full right and authority to enter into this Lease and that Tenant, while paying the rental and performing its other covenants and agreements contained in this Lease, shall peaceably and quietly have, hold and enjoy the Premises for the Term without hindrance or molestation from Landlord subject to the terms and provisions of this Lease. Landlord shall not be liable for any interference or disturbance by other tenants or third persons, nor shall Tenant be released from any of the obligations of this Lease because of such interference or disturbance.

22.	CASUALTY.

22.1        In the event the Premises or the Building are damaged by fire or other cause and in Landlord’s reasonable estimation such damage can be materially restored within one hundred eighty (180) days, Landlord shall forthwith repair the same and this Lease shall remain in full force and effect, except that Tenant shall be entitled to a proportionate abatement in rent from the date of such damage. Such abatement of rent shall be made pro rata in accordance with the extent to which the damage and the making of such repairs shall interfere with the use and occupancy by Tenant of the Premises from time to time. Within forty-five (45) days from the date of such damage, Landlord shall notify Tenant, in writing, of Landlord’s reasonable estimation of the length of time within which material restoration can be made, and Landlord’s determination shall be binding on Tenant. For purposes of this Lease, the Building or Premises shall be deemed “materially restored” if they are in such condition as would not prevent or materially interfere with Tenant’s use of the Premises for the purpose for which it was being used immediately before such damage.

22.2        If such repairs cannot, in Landlord’s reasonable estimation, be made within one hundred eighty (180) days, Landlord and Tenant shall each have the option of giving the other, at any time within thirty (30) days after Landlord provides to Tenant the notice required in 22.1 above, notice terminating this Lease as of the date of such damage. In the event of the giving of such notice, this Lease shall expire and all interest of the Tenant in the Premises shall terminate as of the date of such damage as if such date had been originally fixed in this Lease for the expiration of the Term. In the event that neither Landlord nor Tenant exercises its option to terminate this Lease, then Landlord shall repair or restore such

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damage, this Lease continuing in full force and effect, and the rent hereunder shall be proportionately abated as provided in Section 22.1.

22.3        Landlord shall not be required to repair or replace any damage or loss by or from fire or other cause to any panelings, decorations, partitions, additions, railings, ceilings, floor coverings, office fixtures or any other property or improvements installed on the Premises by, or belonging to, Tenant. Any insurance which may be carried by Landlord or Tenant against loss or damage to the Building or Premises shall be for the sole benefit of the party carrying such insurance and under its sole control.

22.4        In the event that Landlord should fail to complete such repairs and material restoration within sixty (60) days after the date estimated by Landlord therefor as extended by this Section 22.4, Tenant may at its option and as its sole remedy terminate this Lease by delivering written notice to Landlord, within fifteen (15) days after the expiration of said period of time, whereupon the Lease shall end on the date of such notice or such later date fixed in such notice as if the date of such notice was the date originally fixed in this Lease for the expiration of the Term; provided, however, that if construction is delayed because of changes, deletions or additions in construction requested by Tenant, strikes, lockouts, casualties, Acts of God, war, material or labor shortages, government regulation or control or other causes beyond the reasonable control of Landlord, the period for restoration, repair or rebuilding shall be extended for the amount of time Landlord is so delayed.

22.5        Notwithstanding anything to the contrary contained in this Article: (a) Landlord shall not have any obligation whatsoever to repair, reconstruct, or restore the Premises when the damages resulting from any casualty covered by the provisions of this Article 22 occur during the last twelve (12) months of the Term or any extension thereof, but if Landlord determines not to repair such damages Landlord shall notify Tenant within forty-five (45) days after such casualty of its election and Tenant shall have the right to terminate this Lease by notice to Landlord within fifteen (15) days after receipt of Landlord’s notice; and (b) in the event the holder of any indebtedness secured by a mortgage or deed of trust covering the Premises or Building requires that any insurance proceeds be applied to such indebtedness, then Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within fifteen (15) days after such requirement is made by any such holder, whereupon this Lease shall end on the date of such damage as if the date of such damage were the date originally fixed in this Lease for the expiration of the Term.

22.6        In the event of any damage or destruction to the Building or Premises by any peril covered by the provisions of this Article 22, it shall be Tenant’s responsibility to properly secure the Premises and upon notice from Landlord to remove forthwith, at its sole cost and expense, such portion of all of the property belonging to Tenant or its licensees from such portion or all of the Building or Premises as Landlord shall reasonably request.

23.      EMINENT DOMAIN. If all or any substantial part of the Premises or all of Tenant’s access thereto shall be permanently taken or appropriated by any public or quasi-public authority under the power of eminent domain, or conveyance in lieu of such appropriation, either party to this Lease shall have the right, at its option, of giving the other, at any time within thirty (30) days after such taking, notice terminating this Lease, except that this Lease may only be terminated if such taking or appropriation shall be so substantial as to materially interfere with Tenant’s use and occupancy of the Premises. If neither party to this Lease shall so elect to terminate this Lease, the rental thereafter to be paid shall be adjusted on a fair and equitable basis under the circumstances. In addition to the rights of Landlord above, if any substantial part of the Building shall be taken or appropriated by any public or quasi-public authority under the power of eminent domain or conveyance in lieu thereof, and regardless of whether the Premises or any part thereof are so taken or appropriated, Landlord shall have the right, at its sole option, to terminate this Lease. Landlord shall be entitled to any and all income, rent, award, or any interest whatsoever in or upon any such sum, which may be paid or made in connection with any such public or quasi-public use or purpose, and Tenant hereby assigns to Landlord any interest it may have in or claim to all or any part of such sums, other than any separate award which may be made with respect to Tenant’s trade fixtures and moving expenses; Tenant shall make no claim for the value of any unexpired Term.

24.      SALE BY LANDLORD. In event of a sale or conveyance by Landlord of the Building, the same shall operate to release Landlord from any future liability upon any of the covenants or conditions, expressed or implied, contained in this Lease in favor of Tenant (except as provided below with respect to security deposits), and in such event Tenant agrees to look solely to the responsibility of the successor in interest of Landlord in and to this Lease. Except as set forth in this Article 24, this Lease shall not be affected by any such sale and Tenant agrees to attorn to the purchaser or assignee. If any security has been given by Tenant to secure the faithful performance of any of the covenants of this Lease, Landlord may transfer or

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deliver said security, as such, to Landlord’s successor in interest and thereupon Landlord shall be discharged from any further liability with regard to said security.

25.      ESTOPPEL CERTIFICATES. Within fifteen (15) days following any written request which Landlord may make from time to time, Tenant shall execute and deliver to Landlord or mortgagee or prospective mortgagee or prospective purchaser a sworn statement certifying: (a) the date of commencement of this Lease; (b) the fact that this Lease is unmodified and in full force and effect (or, if there have been modifications to this Lease, that this Lease is in full force and effect, as modified, and stating the date and nature of such modifications); (c) the date to which the rent and other sums payable under this Lease have been paid; (d) the fact that there are no current defaults under this Lease by either Landlord or Tenant except as specified in Tenant’s statement; and (e) such other matters as may be requested by Landlord. Landlord and Tenant intend that any statement delivered pursuant to this Article 25 may be relied upon by any current or prospective mortgagee, beneficiary or purchaser, and Tenant shall be liable for all loss, cost or expense resulting from the failure of any sale or funding of any loan caused by any material misstatement contained in such estoppel certificate. Tenant irrevocably agrees that if Tenant fails to execute and deliver such certificate within such fifteen (15) day period Landlord or Landlord’s beneficiary or agent may execute and deliver such certificate on Tenant’s behalf, and that such certificate shall be fully binding on Tenant. Within fifteen (15) days following any written request which Tenant may make from time to time, Landlord shall execute and deliver to Tenant’s prospective lender or Tenant’s prospective purchaser a sworn statement certifying such matters as reasonably requested by Tenant’s prospective lender or Tenant’s prospective purchaser.

26.	SURRENDER OF PREMISES.

26.1        Tenant shall arrange to meet Landlord for two (2) joint inspections of the Premises, the first to occur at least thirty (30) days (but no more than sixty (60) days) before the last day of the Term, and the second to occur not later than forty-eight (48) hours after Tenant has vacated the Premises. In the event of Tenant’s failure to arrange such joint inspections and/or participate in either such inspection, Landlord’s inspection at or after Tenant’s vacating the Premises shall be conclusively deemed correct for purposes of determining Tenant’s responsibility for repairs and restoration.

26.2        All alterations, additions, and improvements in, on, or to the Premises made or installed by or for Tenant, including, without limitation, carpeting (collectively, “Alterations”), shall be and remain the property of Tenant during the Term. Upon the expiration or sooner termination of the Term, all Alterations shall become a part of the realty and shall belong to Landlord without compensation, and title shall pass to Landlord under this Lease as by a bill of sale. At the end of the Term or any renewal of the Term or other sooner termination of this Lease, Tenant will peaceably deliver up to Landlord possession of the Premises, together with all Alterations Tenant is not otherwise obligated to remove by whomsoever made, in the same conditions received or first installed, broom clean and free of all debris, excepting only ordinary wear and tear and damage by fire or other casualty. Notwithstanding the foregoing, Tenant shall, at Tenant’s sole cost and expense, remove all Alterations other than those for which Landlord has notified Tenant in writing prior to the installation of such Alterations that Landlord will not require the removal of such Alterations at the expiration or sooner termination of this Lease, and Tenant shall repair any damage caused by such removal. Tenant must, at Tenant’s sole cost, remove upon termination of this Lease, any and all of Tenant’s furniture, furnishings, equipment, movable partitions of less than full height from floor to ceiling and other trade fixtures and personal property, as well as all data/telecommunications cabling and wiring installed by or on behalf of Tenant, whether inside walls, under any raised floor or above any ceiling (collectively, “Personalty”). Personalty not so removed shall be deemed abandoned by the Tenant and title to the same shall thereupon pass to Landlord under this Lease as by a bill of sale, but Tenant shall remain responsible for the cost of removal and disposal of such Personalty, as well as any damage caused by such removal.

26.3        All obligations of Tenant under this Lease not fully performed as of the expiration or earlier termination of the Term shall survive the expiration or earlier termination of the Term Upon the expiration or earlier termination of the Term, Tenant shall pay to Landlord the amount, as estimated by Landlord, necessary to repair and restore the Premises as provided in this Lease and/or to discharge Tenant’s obligation for unpaid amounts due or to become due to Landlord. All such amounts shall be used and held by Landlord for payment of such obligations of Tenant, with Tenant being liable for any additional costs upon demand by Landlord, or with any excess to be returned to Tenant after all such obligations have been determined and satisfied. Any otherwise unused Security Deposit shall be credited against the amount payable by Tenant under this Lease.

27.      NOTICES. Any notice or document required or permitted to be delivered under this Lease shall be addressed to the intended recipient, by fully prepaid registered or certified United States Mail return receipt requested, or by reputable

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independent contract delivery service furnishing a written record of attempted or actual delivery, and shall be deemed to be delivered when tendered for delivery to the addressee at its address set forth on the Reference Pages, or at such other address as it has then last specified by written notice delivered in accordance with this Article 27, or if to Tenant at either its aforesaid address or its last known registered office or home of a general partner or individual owner, whether or not actually accepted or received by the addressee. Any such notice or document may also be personally delivered if a receipt is signed by and received from, the individual, if any, named in Tenant’s Notice Address.

28.      TAXES PAYABLE BY TENANT. In addition to rent and other charges to be paid by Tenant under this Lease, Tenant shall reimburse to Landlord, upon demand, any and all taxes payable by Landlord (other than net income taxes) whether or not now customary or within the contemplation of the parties to this Lease: (a) upon, allocable to, or measured by or on the gross or net rent payable under this Lease, including without limitation any gross income tax or excise tax levied by the State, any political subdivision thereof, or the Federal Government with respect to the receipt of such rent; (b) upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy of the Premises or any portion thereof, including any sales, use or service tax imposed as a result thereof; (c) upon or measured by the Tenant’s gross receipts or payroll or the value of Tenant’s equipment, furniture, fixtures and other personal property of Tenant or leasehold improvements, alterations or additions located in the Premises; or (d) upon this transaction or any document to which Tenant is a party creating or transferring any interest of Tenant in this Lease or the Premises. In addition to the foregoing, Tenant agrees to pay, before delinquency, any and all taxes levied or assessed against Tenant and which become payable during the term hereof upon Tenant’s equipment, furniture, fixtures and other personal property of Tenant located in the Premises.

29.	PARKING.

29.1      During the Term of this Lease, Tenant shall have the right but not the obligation to use the number of reserved and non-reserved parking spaces in the Building parking garage (the “Parking Facility”) specified in the Reference Page of this Lease subject to the prevailing parking charges, reasonable terms and conditions as such may be changed from time to time by the parking garage operator and on the additional terms and conditions set forth below. This right to park in the Parking Facility shall (except with respect to the reserves parking spaces specified in the Reference Page of this Lease) be on an unreserved, nonexclusive, first come, first served basis, for passenger-size automobiles:

29.1.1    Prior to being permitted to use the Parking Facility, Landlord may require Tenant’s employees desiring to use the Parking Facility to enter into parking agreements with Landlord or Landlord’s designated parking operator setting forth reasonable rules and restrictions on such use. Tenant or the applicable employees shall pay to Landlord, or Landlord’s designated parking operator, the Building’s prevailing monthly parking charges, without deduction or offset, on the first day of each month during the Term of this Lease. Landlord will notify Tenant, and any employees that have entered into parking agreements, upon not less than thirty (30) days’ notice of any increases in the monthly parking charges prior to billing Tenant or its employees, as applicable, any increases. No deductions from the monthly charge shall be made for days on which the Parking Facility is not used by Tenant.

29.1.2    Tenant shall at all times abide by and shall use all reasonable efforts to cause each of Tenant’s employees, agents, customers, visitors, invitees, licensees, contractors, assignees and subtenants (collectively, “Tenant’s Parties”) to abide by any rules and regulations (“Rules”) for use of the Parking Facility that Landlord or Landlord’s garage operator reasonably establishes from time to time, and otherwise agrees to use the Parking Facility in a safe and lawful manner. Landlord reserves the right to adopt, modify and enforce reasonable rules governing the use of the Parking Facility from time to time including any key-card, sticker or other identification or entrance system and hours of operation. Landlord may refuse to permit any person who violates such Rules to park in the Parking Facility, and any violation of the Rules shall subject the car to removal from the Parking Facility.

29.1.3    Unless specified to the contrary above and except with respect to reserved spaces, the parking spaces hereunder shall be provided on a non-designated “first-come, first-served” basis. Landlord reserves the right to assign specific spaces, and to reserve spaces for visitors, small cars, disabled persons or for other tenants or guests. Tenant may validate visitor parking by such method as Landlord may approve, at the validation rate from time to time generally applicable to visitor parking. Tenant acknowledges that the Parking Facility may be closed entirely or in part in order to make repairs or perform maintenance services, or to alter, modify, re-stripe or renovate the Parking Facility, or if required by casualty, strike, condemnation, act of God, governmental law or requirement or other reason beyond the operator’s reasonable control.

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29.1.4    Tenant acknowledges that to the fullest extent permitted by law, Landlord shall have no liability for any damage to property or other items located in the parking areas of the Project (including without limitation, any loss or damage to tenant’s automobile or the contents thereof due to theft, vandalism or accident), nor for any personal injuries or death arising out of the use of the Parking Facility by Tenant or any Tenant’s Parties, whether or not such loss or damage results from Landlord’s active negligence or negligent omission. The limitation on Landlord’s liability under the preceding sentence shall not apply however to loss or damage arising directly from Landlord’s gross negligence or willful misconduct. Without limiting the foregoing, if Landlord arranges for the parking areas to be operated by an independent contractor not affiliated with Landlord, Tenant acknowledges that Landlord shall have no liability for claims arising through acts or omissions of such independent contractor. Tenant and Tenant’s Parties each hereby voluntarily releases, discharges, waives and relinquishes any and all actions or causes of action for personal injury or property damage occurring to Tenant or any of Tenant’s Parties arising as a result of parking in the Parking Facility, or any activities incidental thereto, wherever or however the same may occur except to the extent of Landlord’s gross negligence or willful misconduct, and further agrees that Tenant will not prosecute any claim for personal injury or property damage against Landlord or any of its officers, agents, servants or employees for any said causes of action and in all events, Tenant agrees to look first to its insurance carrier and to require that Tenant’s Parties look first to their respective insurance carriers for payment of any losses sustained in connection with any use of the Parking Facility except to the extent arising out of Landlord’s gross negligence or willful misconduct. Tenant hereby waives on behalf of its insurance carriers all rights of subrogation against Landlord or Landlord’s agents.

29.1.5    In the event any surcharge or regulatory fee is at any time imposed by any governmental authority with reference to parking, Landlord or the operator shall be entitled to include within the parking charge (commencing with respect to the next monthly charge due for such parking space but not sooner than two (2) weeks) such surcharge or regulatory fee. Landlord will enforce any surcharge or fee in an equitable manner amongst the Building tenants.

29.1.6    Tenant’s right to park as described in this Article and this Lease is exclusive to Tenant and shall not pass to any assignee or sublessee other than an Affiliate without the express written consent of Landlord. Such consent is at the reasonable discretion of the Landlord.

29.2      If Tenant or any Tenant Party violates any of the terms and conditions of this Article, the operator of the Parking Facility shall have the right to remove from the Parking Facility any vehicles hereunder which shall have been involved or shall have been owned or driven by parties involved in causing such violation, without liability therefor whatsoever. If Tenant violates any of the terms and conditions of this Article, Landlord shall have the right to cancel Tenant’s right to use the Parking Facility pursuant to this Article upon ten (10) days’ written notice, unless within such ten (10) day period, Tenant cures such default provided, however, that such violation shall not entitle Landlord to cancel Tenant’s right to use the Parking Facility if such violation could not reasonably be cured during such ten (10) day period, Tenant has commenced the cure within such ten (10) day period and thereafter is diligently pursuing such cure to completion, but the total aggregate cure period shall not exceed sixty (60) days. Such cancellation right shall be cumulative and in addition to any other rights or remedies available to Landlord at law or equity, or provided under this Lease.

30.      DEFINED TERMS AND HEADINGS. The Article headings shown in this Lease are for convenience of reference and shall in no way define, increase, limit or describe the scope or intent of any provision of this Lease. Any indemnification or insurance of Landlord shall apply to and inure to the benefit of all the following “Landlord Entities”, being Landlord, Landlord’s investment manager, and the trustees, boards of directors, officers, general partners, beneficiaries, stockholders, employees and agents of each of them. Any option granted to Landlord shall also include or be exercisable by Landlord’s trustee, beneficiary, agents and employees, as the case may be. In any case where this Lease is signed by more than one person, the obligations under this Lease shall be joint and several. The terms “Tenant” and “Landlord” or any pronoun used in place thereof shall indicate and include the masculine or feminine, the singular or plural number, individuals, firms or corporations, and their and each of their respective successors, executors, administrators and permitted assigns, according to the context hereof. The term “rentable area” shall mean the rentable area of the Premises or the Building as calculated by the Landlord on the basis of the plans and specifications of the Building including a proportionate share of any common areas. Tenant hereby accepts and agrees to be bound by the figures for the rentable square footage of the Premises and Tenant’s Proportionate Share shown on the Reference Pages; however, Landlord may adjust either or both figures if there is manifest error, addition or subtraction to the Building or any business park or complex of which the Building is a part, re-measurement or other circumstance reasonably justifying adjustment. The term “Building” refers to the structure in which the Premises are located and the common areas (parking lots, sidewalks, landscaping, etc.) appurtenant thereto. If the Building is part of a larger complex of structures, the term “Building” may include the entire complex, where appropriate (such as shared Expenses, Insurance Costs or Taxes) and subject to Landlord’s reasonable discretion.

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31.      TENANT’S AUTHORITY. If Tenant signs as a corporation, partnership, trust or other legal entity each of the persons executing this Lease on behalf of Tenant represents and warrants that Tenant has been and is qualified to do business in the state in which the Building is located, that the entity has full right and authority to enter into this Lease, and that all persons signing on behalf of the entity were authorized to do so by appropriate actions. Tenant agrees to deliver to Landlord, simultaneously with the delivery of this Lease, a corporate resolution, proof of due authorization by partners, opinion of counsel or other appropriate documentation reasonably acceptable to Landlord evidencing the due authorization of Tenant to enter into this Lease.

Tenant hereby represents and warrants that neither Tenant, nor any persons or entities holding any legal or beneficial interest whatsoever in Tenant, are (i) the target of any sanctions program that is established by Executive Order of the President or published by the Office of Foreign Assets Control, U.S. Department of the Treasury (“OFAC”); (ii) designated by the President or OFAC pursuant to the Trading with the Enemy Act, 50 U.S.C. App. § 5, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701-06, the Patriot Act, Public Law 107-56, Executive Order 13224 (September 23, 2001) or any Executive Order of the President issued pursuant to such statutes; or (iii) named on the following list that is published by OFAC: “List of Specially Designated Nationals and Blocked Persons.” If the foregoing representation is untrue at any time during the Term, an Event of Default will be deemed to have occurred, without the necessity of notice to Tenant.

32.      FINANCIAL STATEMENTS AND CREDIT REPORTS. At Landlord’s request but no more often than twice per year so long as Tenant is not in default of this Lease, Tenant shall deliver to Landlord a copy, certified by an officer of Tenant as being a true and correct copy, of Tenant’s most recent audited financial statement, or, if unaudited, certified by Tenant’s chief financial officer as being true, complete and correct in all material respects. Tenant hereby authorizes Landlord to obtain one or more credit reports on Tenant at any time, and shall execute such further authorizations as Landlord may reasonably require in order to obtain a credit report.

33.      COMMISSIONS. Each of the parties represents and warrants to the other that it has not dealt with any broker or finder in connection with this Lease, except as described on the Reference Pages. Commissions for the brokers set forth on the Reference Pages shall be payable by Landlord pursuant to separate agreements.

34.      TIME AND APPLICABLE LAW. Time is of the essence of this Lease and all of its provisions. This Lease shall in all respects be governed by the laws of the state in which the Building is located.

35.      SUCCESSORS AND ASSIGNS. Subject to the provisions of Article 9, the terms, covenants and conditions contained in this Lease shall be binding upon and inure to the benefit of the heirs, successors, executors, administrators and assigns of the parties to this Lease.

36.      ENTIRE AGREEMENT. This Lease, together with its exhibits, contains all agreements of the parties to this Lease and supersedes any previous negotiations. There have been no representations made by the Landlord or any of its representatives or understandings made between the parties other than those set forth in this Lease and its exhibits. This Lease may not be modified except by a written instrument duly executed by the parties to this Lease.

37.      EXAMINATION NOT OPTION. Submission of this Lease shall not be deemed to be a reservation of the Premises. Landlord shall not be bound by this Lease until it has received a copy of this Lease duly executed by Tenant and has delivered to Tenant a copy of this Lease duly executed by Landlord, and until such delivery Landlord reserves the right to exhibit and lease the Premises to other prospective tenants. Notwithstanding anything contained in this Lease to the contrary, Landlord may withhold delivery of possession of the Premises from Tenant until such time as Tenant has paid to Landlord any security deposit required by Article 4, the first month’s rent as set forth in Article 3 and any sum owed pursuant to this Lease.

38.      RECORDATION. Tenant shall not record or register this Lease or a short form memorandum hereof without the prior written consent of Landlord, and then shall pay all charges and taxes incident such recording or registration.

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39.      LIMITATION OF LANDLORD’S LIABILITY. Redress for any claim against Landlord under this Lease shall be limited to and enforceable only against and to the extent of Landlord’s interest in the Building.

40.      LIEN SUBORDINATION AGREEMENT. Tenant will have the right from time to time to pledge, encumber or grant a security interest in its equipment, inventory, furniture, trade fixtures and personal property located in the Premises in connection with financing and refinancing thereon by Tenant. Landlord will promptly execute a lien subordination and lender access agreement with respect to any such property in form and content reasonably acceptable to Landlord.

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Landlord under this Lease are not intended to be and shall not be personally binding on, nor shall any resort be had to the private properties of, any of its or its investment manager’s trustees, directors, officers, partners, beneficiaries, members, stockholders, employees, or agents, and in no case shall Landlord be liable to Tenant hereunder for any lost profits, damage to business, or any form of special, indirect or consequential damages.

LANDLORD:		TENANT:

One Main Place Portland – Oregon, Inc.,		Tripwire, Inc.,
a Maryland corporation		a Delaware corporation

By:	RREEF Management Company, a Delaware corporation

By:	/s/ David Kotansky	By:	/s/ Robert C. McCarthy

Name:	David Kotansky	Name:	Bob McCarthy

Title:	Regional Director	Title:	CFO

Dated:	7/1/08	Dated:	6/30/08

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EXHIBIT A—FLOOR PLAN DEPICTING THE PREMISES

attached to and made a part of Lease bearing the

Lease Reference Date of June 27, 2008 between

One Main Place Portland—Oregon, Inc., a Maryland corporation, as Landlord and Tripwire, Inc., a Delaware corporation, as Tenant

Exhibit A is intended only to show the general layout of the Premises as of the beginning of the Term of this Lease. It does not in any way supersede any of Landlord’s rights set forth in Article 17 with respect to arrangements and/or locations of public parts of the Building and changes in such arrangements and/or locations. It is not to be scaled; any measurements or distances shown should be taken as approximate. Any equipment and/or furniture noted on plan is for illustration purposes only.

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EXHIBIT A-l—SITE PLAN

attached to and made a part of Lease bearing the

Lease Reference Date of June 27, 2008 between

One Main Place Portland—Oregon, Inc., a Maryland corporation,

as Landlord and Tripwire, Inc., a Delaware corporation, as Tenant

Exhibit A-l is intended only to show the general location of the Premises as of the beginning of the Term of this Lease. It does not in any way supersede any of Landlord’s rights set forth in Article 17 with respect to arrangements and/or locations of public parts of the Building and changes in such arrangements and/or locations. It is not to be scaled; any measurements .

or distances shown should be taken as approximate. Any equipment and/or furniture noted on plan is for illustration purposes only.

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EXHIBIT B—INITIAL ALTERATIONS

attached to and made a part of Lease bearing the Lease Reference Date of June 27, 2008 between

One Main Place Portland—Oregon, Inc., a Maryland corporation, as Landlord and Tripwire, Inc., a Delaware corporation, as Tenant

1. Landlord Improvements. Landlord shall deliver possession of the Building with: (i) all building systems that serve the Premises in good working order, and (ii) all electrical, mechanical, fire protection, and life safety systems distribution included in the Premises shall comply with the local building codes and other requirements of governmental agencies having jurisdiction over the Building. Landlord is responsible for ensuring that on the date possession of the Premises is delivered to Tenant, the restrooms on the 14th and 15th floors are ADA compliant. Landlord shall also provide to Tenant, at Landlord’s sole cost and expense and not chargeable against the Tenant Improvement Allowance, (a) the material for the Building standard window blinds, ceiling tiles and lights, (b) Building standard suite entry signage pursuant to Tenant’s standard design, and (c) Building standard lobby directory signage. The installation of the building standard window blinds, ceiling tiles and lights shall, however, be the responsibility of Tenant (chargeable against the Tenant Improvement Allowance). The area intended for the Tenant Improvements shall be free from any debris. Except as expressly stated herein, the Premises shall be delivered “as is” with no additional improvements, repairs or alterations. Tenant acknowledges that it has inspected the Premises and agrees to accept the Premises in its existing condition (except as expressly stated herein) and that Landlord shall have no obligation to construct any improvements therein.

II. Plans and Specifications.

A. Tenant shall employ the following persons (“Consultants”) for preparation of the necessary architectural, mechanical and electrical plans, drawings and specifications pertaining to the construction work which Tenant intends to perform in the Premises in connection with Tenant’s initial occupancy (the “Work”):

Architectural Working Drawings—Ankrom Moisan Architects Electrical Working Drawings—R & W Engineering Structural Engineer—Tim Rippey

or such other consultants designated by Tenant from time to time, with the approval of Landlord, which shall not be unreasonably withheld or delayed. Tenant, at its expense, shall furnish Landlord with architectural and design plans and specifications (the “Tenant’s Plans”) prepared first in preliminary form (“Preliminary Plans”), and thereafter in working form (“Working Drawings”), and covering the Work. Tenant shall pay all costs and expenses relating to Tenant’s Plans. All Tenant’s Plans shall meet the requirements set forth in Schedule I.

B. Upon submittal of any portion of Tenant’s Plans, Landlord shall review Tenant’s Plans and shall either approve Tenant’s Plans or advise Tenant in writing of any aspect of the design, engineering, construction or installation which is not acceptable to Landlord. Landlord shall advise Tenant of its approval or comments on the Tenant’s Plans within five (5) business days after Landlord’s receipt of the Tenant’s Plans; provided, however, Landlord shall have ten (10) business days to advise Tenant of its approval or comments on any portion of Tenant’s plans that require material changes to the roof or structure of the Building or to electrical, life safety, plumbing or mechanical building systems. In the event that Landlord shall disapprove of any portion of Tenant’s Plans, Tenant shall have five (5) business days after Landlord’s notification of its disapproval to revise Tenant’s Plans and resubmit them to Landlord. In the event Landlord fails to approve or disapprove Tenant’s Plans or any changes

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B-l

thereto within the time period set forth above, and if such failure continues thereafter for five (5) business days after Landlord’s receipt of notice from Tenant requesting action on Tenant’s Plans, Tenant’s Plans or the changes shall be deemed to be approved.

C. After approval of Tenant’s Plans or any portion thereof, Tenant shall not in any way modify, revise or change such Plans without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. If Landlord approves such request, the entire cost of such change, including the cost of revising Tenant’s Plans or preparing new plans, shall be borne by Tenant and any delay occasioned thereby shall not delay the Commencement Date.

D. Except for such matters, if any, as shall have been required by Landlord and not requested by Tenant, it shall be Tenant’s responsibility that the Plans comply with all applicable governmental and municipal codes and regulations and to procure and deliver to Landlord upon request all such licenses, permits and approvals from all governmental authorities as are necessary to permit the Work to be commenced and continued to completion and the so constructed Premises to be occupied.

E. Landlord has expressly approved the construction of an internal stairwell between the 14th and 15th floors. Landlord acknowledges and agrees that all future architectural work will be completed by Tenant’s architect, Ankrom Moisan Architects, and any fees will be paid from the Tenant Improvement Allowance.

III. Cost Estimates and Payment Protection.

A. Prior to commencing any of the Work, Tenant shall submit to Landlord a written estimate of the cost of the Work, based upon competitive bids or a fixed-price contract (an “Estimate”). Landlord may require Tenant to deposit One Hundred Percent (100%) of the amount of the Estimate that is in excess of the Allowance (as defined below) with Landlord within five (5) days after Landlord’s written request therefor (the “Deposit”). The Deposit shall be held as security for the payment of the costs of the Work and shall be returned to Tenant, without interest, in accordance with Section VI below.

B. Landlord shall be entitled to deduct any sums properly due Landlord from Tenant hereunder from the amounts held by Landlord or from any other sums due to Tenant under the Lease, but in such event Landlord shall notify Tenant of such deduction and provide Tenant with appropriate information substantiating Landlord’s claim.

IV. Contracts and Contractors for the Work. Tenant shall make all such contracts and arrangements as shall be necessary or desirable for the construction and installation of the Work. Tenant agrees to retain contractors, subcontractors and materialmen who are of good reputation and experienced in and favorably known for the construction of space comparable to the Premises in the metropolitan area where the Building is located and that are properly licensed for the work they are to perform. Tenant shall provide Landlord with a list of all contractors, subcontractors and materialmen to be utilized by or for Tenant with respect to the Work and provide true, correct and complete copies of all contracts relating to the Work. Such contractors, subcontractors, materialmen and contracts must be satisfactory to Landlord in Landlord’s reasonable discretion, and shall not be employed or executed, as the case may be, without Landlord’s written approval first obtained. Tenant and Tenant’s contractors shall use qualified craftsmen and laborers who are compatible with the trade unions operating in the Building (if any) and Tenant shall take promptly upon Landlord’s demand all measures necessary to avoid labor unrest in the Premises and in the Building which is caused by Tenant or Tenant’s contractors.

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V. Construction. Promptly upon Landlord’s approval of Tenant’s Plans, Tenant shall apply for, and supply to Landlord upon issuance, a building permit and any other required governmental permits, licenses or approvals. Upon issuance of such approvals, Tenant shall commence the Work and shall diligently prosecute the Work to completion. Tenant agrees to cause the Work to be constructed in a good and workmanlike manner using first-class quality materials, at its sole cost and expense in accordance with the provisions of the Lease. Any costs incurred by Landlord in providing utilities, the use of the freight elevator, supervision or other services needed for the accomplishment of the Work shall be reimbursed by Tenant to Landlord. Upon completion of the Work, Tenant shall provide to Landlord: (i) an architect’s certificate of final completion; (ii) copies of all necessary governmental permits, including, but not limited to, a certificate of occupancy; (iii) the sworn statement of the general contractor that the Work has been completed; (iv) final lien waivers from all contractors, subcontractors and materialmen; and (v) any other information or documentation reasonably requested by Landlord to evidence lien-free completion of construction and payment of all of the cost thereof. Landlord shall have the right to observe the performance of the Work and Tenant shall take all such actions with respect thereto as Landlord may, in its good faith determination, deem advisable from time to time to assure that the Work and the manner of performance thereof shall not be injurious to the engineering and construction of the Building or the electrical, plumbing, heating, mechanical, ventilating or air-conditioning systems of the Building and shall be in accordance with the Plans and the provisions of this Lease.

VI. Landlord hereby agrees to pay to Tenant toward the cost of the Work an amount equal to the lesser of: (i) the actual cost of the Work; or (ii) $1,596,220.00) (the “Allowance”). Landlord shall (a) pay the Allowance and (b) refund the Deposit in monthly draws, contingent upon the satisfaction of each of the conditions listed below as of the time of such disbursement. In the event any portion of the Deposit is held by Landlord upon completion of the Work, such amount shall be promptly disbursed to Tenant.

A. Landlord’s reasonable satisfaction that the Work completed as of the date of such disbursement has an aggregate value at least equal to the aggregate amount of proceeds then to be disbursed plus the total amount thereof previously disbursed. Notwithstanding the foregoing, all soft costs shall be reimbursed upon invoicing on a pro rata basis during the course of the performance of the Work;

B. Receipt by Landlord and the title insurer of sworn statements that the applicable portion of the Work has been completed, waivers of lien and other documents and assurances pertaining to the Work sufficient to protect Landlord against mechanics’ and other liens; and

C. Tenant is then in full compliance with all the terms and provisions of the Lease and has not committed or suffered any act or omission which constitutes, or will constitute with the passage of time, an event of default of Tenant under the Lease or a breach by Tenant of any term or provision of this Agreement.

Notwithstanding the foregoing, Landlord shall be entitled to withhold up to 10% of any draw request to be disbursed upon completion of the Work as assurance that the Work will be properly completed. Any final disbursement from the escrow will also be conditioned upon Landlord’s receipt of each of the following in such form and substance as Landlord shall reasonably require: (i) an architect’s certificate of final completion; (ii) copies of all necessary governmental permits, including, but not limited to, a certificate of occupancy or any other similar evidence of City of Portland sign off; (iii) the sworn statement of the general contractor that the Work has been completed; (iv) final lien waivers from all contractors, subcontractors and materialmen; and (v) any other information or documentation reasonably requested by Landlord to evidence lien-free completion of construction and payment of all of the cost thereof.

VII. Miscellaneous

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A. All rights and remedies of Landlord herein created or otherwise existing at law or equity are cumulative, and the exercise of one or more such rights or remedies shall not be deemed to exclude or waive the right to the exercise of any other rights or remedies. All such rights and remedies may be exercised and enforced concurrently and whenever and as often as deemed desirable.

B. This Exhibit B shall not be deemed applicable to any additional space added to the original Premises at any time or from time to time, whether by any options under the Lease or otherwise, or to any portion of the original Premises or any additions thereto in the event of a renewal or extension of the original term of the Lease, whether by any options under the Lease or otherwise.

C. Tenant shall, before commencing any of the Work, and for so long as any Work shall continue, comply with the insurance requirements in Schedule II. In the event Tenant fails to so comply, Landlord shall have the option, but not the obligation to procure the required insurance and charge Tenant the cost of such compliance as additional rent.

D. Tenant has retained its own professional construction manager and Tenant will retain the construction contract; therefore, Landlord shall not charge any overhead or construction fees associated with the tenant improvement project, except that Landlord may charge a reasonable fee for its review of the electrical plans associated with Tenant’s QA Lab and Server Room.

E. Tenant shall not be required to remove the stairwell or any of the other improvements installed pursuant to this Exhibit B at the expiration or earlier termination of this Lease.

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SCHEDULE I STANDARDS FOR PLANS 1. The space plan shall contain the following information:

(a) A layout of the Premises showing demising, corridor and exterior walls in relationship to the Building core. The locations of exterior window mullions, columns, stairways and other building features shall also be shown on the Tenant’s Plans.

(b) The location and composition of all walls. Non-standard improvements, such as walls requiring insulation, half walls, vinyl wall coverings or walls requiring special construction must be clearly noted on the Tenant’s Plans. Sectional details must be provided to adequately describe the construction of any non-standard wall.

(c) The location, size and swing of all doors. All doors shall conform with. Landlord’s standard door specifications, unless otherwise noted on the Tenant’s Plans.

A description of flooring materials.

A reflected ceiling plan showing the layout of lighting fixtures, switches, and any other non-standard improvements which are to be located within the ceiling system.

(f) The location of all telephone and electrical outlets. Non-standard improvements, such as outlets to be located more than twelve (12) inches above the floor, dedicated circuit outlets or high amperage/voltage outlets must be clearly noted on the Space Plans.

2. The working drawings shall be prepared at a scale of not less than 1/8”=1 foot and in accordance with Landlord’s design/build specification.

3. All working drawings shall be prepared based upon the use of Landlord’s building standard improvements. All Improvements must conform to Landlord’s design/build specifications.

4. Tenant’s Plans shall contain sufficient notations, specifications and details to describe all Improvements, including but not limited to:

(a) Insulated walls, special wall coverings, graphics, special painting or special wall materials such as plate glass or glass block.

Door dimensions, thickness, hardware or locks.

Flooring materials.

Electrical outlets requiring a dedicated circuit, more than 120 volts or more than 15 amperes.

Telephone outlets requiring more than 3/4 inch diameter conduit.

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(f) Light fixtures, exhaust fans, ceiling heights, or ceiling designs using non-standard materials.

(g) Any special conduits, receptacles or electrical devices necessary to serve communications equipment, computers or other facilities to be installed by Tenant.

(h) Any special requirements to accommodate handicapped employees of Tenant within the Premises.

(i) Any requirements for fire protection of computers, other equipment or materials installed by Tenant.

(j) Any requirements for special fire detection or life safety equipment not required by

. applicable building codes in effect at the time of construction.

(k) Any special reinforcing of the floor system which will be necessary to support computers, filing systems, equipment or furnishings having a load exceeding fifty pounds per square foot of floor area.

(1) Any special requirements for humidity control, temperature control, extra air-

conditioning capacity, ventilation or heating which would not be provided by Landlord’s standard building systems. Such special requirements may arise as a result of Tenant’s desire to install a computer or other equipment which generates heat, food preparation facilities, bathrooms, laboratories, microfilm storage or other special facilities, equipment or products.

(m) Any private bathrooms, wet-bars, kitchens, vending machines or other installations requiring plumbing work or ventilation.

(n) Any cabinetry, wood paneling, reception desks, built-in shelving or furniture.

(o) Any improvement which will require modification of the Building’s structural, mechanical or electrical components.

(p) Sufficient details, specifications and other information as may be necessary for accurate pricing of any other non-standard Improvements.

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SCHEDULE II INSURANCE REQUIREMENTS

1. Tenant shall cause to be maintained for Landlord’s benefit insurance in an insurance company or companies which are “A” rated, Class VII or better in Best’s Key Rating Guide or such lesser standard as shall be acceptable to Landlord and authorized to transact business in the state in which the Building is located, protecting Landlord against liabilities arising out of the operations of subcontractors and sub-subcontractors as well as Tenant’s contractor (“Contractor”) with respect to all the Work, including at least and in amounts not less than:

(a) Worker’s Compensation & Employers Liability: Statutory limits required by applicable Worker’s Compensation Law and $500,000 per occurrence for Employers Liability, without limitation including all liability arising under any applicable structural work act and any other statute for the protection of employees.

(b) Commercial or Comprehensive Liability including Landlord’s and Contractor’s Protective, products, and completed operations coverage, contractual liability including Contractor’s indemnity agreements contained in the Contract Documents, personal injury (employees’ exclusion deleted) $5,000,000 per occurrence Bodily Injury and Property Damage, $5,000,000 combined single limit. Landlord may require deletion of the “x, c, u” exclusion, if applicable.

(c) Comprehensive Auto Liability including owned, non-owned, or hired vehicles coverage: $1,000,000 per occurrence Bodily Injury and Property Damage Liability (Combined Single Limit).

(d) Builder’s Risk in an “all risk” form covering the Tenant Work against loss by fire and other casualty in an amount equal to the full insurable value of the Tenant Work.

Notwithstanding the foregoing, upon Tenant’s request Landlord shall provide the coverages set forth in subparagraph (d) above and Tenant shall reimburse Landlord for the actual cost thereof.

2. Contractor shall either have the Landlord added as an additional named insured to the preceding Commercial or Comprehensive General Liability insurance policy or shall supply a separate Landlord’s Protective policy, with limits as specified, naming the Landlord as named insured, and said General Liability or Landlord’s Protective policy shall be maintained in force until the completion of the Work.

3. Each insurance policy shall be written to cover all claims arising out of occurrences taking place within the period of coverage; insurance written to cover only claims made within the policy period is not acceptable without the express advance written consent of Landlord. To the extent the policy is not a Landlord’s Protective policy, it shall be endorsed to indicate that it is primary as respects Landlord, not contributory with any other insurance available to the Landlord and not subject to reduction of coverage as to Landlord by reason of any claim asserted against Contractor other than in connection with the Work or by reason of any misstatement, act or omission of any party other than Landlord applying for or insured by such insurance.

4. Each insurance policy and any certificate furnished in lieu of a policy shall state that it will not be cancelled, reduced or materially changed without twenty (20) days’ prior written notice to Landlord. In the event Tenant fails to provide replacement coverage at least fifteen (15) days prior to the expiration of any policy of insurance, Landlord may at its option secure such insurance and Tenant shall reimburse Landlord for the cost thereof as additional rent; but Landlord shall not have any obligation to secure any such insurance.

5. If and so long as any monies shall be or be about to be owed to any lender upon the security of an interest in the Premises or the Building, at Landlord’s request any insurance required hereunder for Landlord’s protection shall also protect Landlord’s mortgagee and whenever Landlord is to be an additional insured, Landlord’s mortgagee shall also be so insured.

6. Each of the aforesaid insurance coverages shall be placed into effect before any of the Work is commenced and shall be maintained in force at all times while and for at least so long as any of the Work is carried on, including without limitation, any and all activities performed in fulfillment of any obligation of Contractor or any Subcontractor to correct

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defects in the Work or under any other warranty. Before commencing any of the Work, and as often thereafter as reasonably requested by Landlord, Tenant shall supply Landlord with either the policies themselves or certificates of insurance satisfactory to Landlord, evidencing compliance with all the foregoing requirements.

7. No insurance policy purporting to insure Landlord or Landlord’s lender, as the case may be, shall without the prior written consent of said party be so written as to limit or condition any of the insurer’s obligations to said party with respect to any insured loss or liability by any condition or requirement that said party bear, assume or pay any portion of such loss or liability before the insurer’s obligation to said party shall come into effect.

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EXHIBIT C—COMMENCEMENT DATE MEMORANDUM

attached to and made a part of Lease bearing the Lease Reference Date of June 27, 2008 between

One Main Place Portland—Oregon, Inc., a Maryland corporation, as Landlord and Tripwire, Inc., a Delaware corporation, as Tenant

COMMENCEMENT DATE MEMORANDUM

THIS MEMORANDUM, made as of , 20 , by and between (“Landlord”) and

(“Tenant”).

Recitals:

A. Landlord and Tenant are parties to that certain Lease, dated for reference , 20 (the

“Lease”) for certain premises (the “Premises”) consisting of approximately square feet at the building commonly known as .

B. Tenant is in possession of the Premises and the Term of the Lease has commenced

C. Landlord and Tenant desire to enter into this Memorandom confirming the Commencement Date, the Termination Date and other matters under the Lease

NOW, THEREFORE, Laudlord.and Tenant agree as follows:

1. The actual Commencement Date is             .

2. The actual Termination Date is             .

3. The schedule of the Annual Rent and the Monthly Installment of Rent set forth on the Reference Pages is deleted in its entirety, and the following is substituted therefor:

[insert rent schedule]

4. Capitalized terms not defined herein shall have the same meaning as set forth in the Lease.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date and year first above written.

LANDLORD: TENANT:

By: RREEF Management Company, a Delaware corporation

By: DO NOT SIGN By: DO_NOT_SIGN

Name: Name:

Title: Title:

Dated: Dated:

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EXHIBIT D—RULES AND REGULATIONS

attached to and made a part of Lease bearing the Lease Reference Date of June 27, 2008 between

One Main Place Portland—Oregon, Inc., a Maryland corporation, as Landlord and Tripwire, Inc., a Delaware corporation, as Tenant

1. No sign, placard, picture, advertisement, name or notice shall be installed or displayed on any part of the outside or inside of the Building (outside of the Premises) without the prior written consent of the Landlord. Landlord shall have the right to remove, at Tenant’s expense and without notice, any sign installed or displayed in violation of this rule. All approved signs or lettering on doors and walls shall be printed, painted, affixed or inscribed at Tenant’s expense by a vendor designated or approved by Landlord. In addition, Landlord reserves the right to change from time to time the format of the signs or lettering and to require previously approved signs or lettering to be appropriately altered.

2. If Landlord reasonably objects in writing to any curtains, blinds, shades or screens attached to or hung in or used in connection with any window or door of the Premises, Tenant shall immediately discontinue such use. No awning shall be permitted on any part of the Premises. Tenant shall not place anything or allow anything to be placed against or near any glass partitions or doors or windows which may appear unsightly, in the reasonable opinion of Landlord, from outside the Premises.

3. Tenant shall not obstruct any sidewalks, halls, passages, exits, entrances, elevators, or stairways of the Building. No tenant and no employee or invitee of any tenant shall go upon the roof of the Building.

4. Any directory of the Building, if provided, will be exclusively for the display of the name and location of tenants only and Landlord reserves the right to exclude any other names. Landlord shall not charge for Tenant’s directory listing.

5. All cleaning and janitorial services for the Building and the Premises shall be provided exclusively through Landlord. Tenant shall not cause any unnecessary labor by carelessness or indifference to the good order and cleanliness of the Premises. Landlord shall not in any way be responsible to any Tenant for any loss of property on the Premises, however occurring, or for any damage to any Tenant’s property by the janitor or any other employee or any other person.

6. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed. Tenant shall use all reasonable efforts to ensure that no foreign substance of any kind whatsoever shall be thrown into any of them, and the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the Tenant who, or whose employees or invitees, shall have caused it.

7. Tenant shall store all its trash and garbage within its Premises. Tenant shall not place in any trash box or receptacle any material which cannot be disposed of in the ordinary and customary manner of trash and garbage disposal. All garbage and refuse disposal shall be made in accordance with directions issued from time to time by Landlord. Tenant will comply with any and all recycling procedures designated by Landlord.

8. Landlord will furnish Tenant two (2) keys free of charge to each door in the Premises that has a passage way lock. Landlord shall furnish Tenant up to 200 key FOB’s free of charge. If Tenant requires additional FOB’s over the initial 200 the additional FOB’s shall be at Tenant’s expense. Landlord may charge Tenant a reasonable amount for any additional keys, and Tenant shall not make or have made additional keys on its own. Tenant shall not alter any lock or install a new or additional lock or bolt on any door of its Premises. Tenant, upon the termination of its tenancy, shall deliver to Landlord the keys of all doors which have been furnished to Tenant, and in the event of loss of any keys so furnished, shall pay Landlord therefor.

9. If Tenant requires telephone, data, burglar alarm or similar service, the cost of purchasing, installing and maintaining such service shall be borne solely by Tenant. No boring or cutting for wires will be allowed without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned, or delayed.

10. No equipment, materials, furniture, packages, bulk supplies, merchandise or other property will be received in the Building or carried in the elevators except between such hours and in such elevators as may be reasonably designated by

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Landlord. The persons employed to move such equipment or materials in or out of the Building must be reasonably acceptable to Landlord.

11. Tenant shall not place a load upon any floor which exceeds the load per square foot which such floor was designed to carry and which is allowed by law. Heavy objects shall stand on such platforms as reasonably determined by Landlord to be necessary to properly distribute the weight. Business machines and mechanical equipment belonging to Tenant which cause noise or vibration that may be transmitted to the structure of the Building or to any space in the Building to such a degree as to be objectionable to Landlord or to any tenants shall be placed and maintained by Tenant, at Tenant’s expense, on vibration eliminators or other devices sufficient to eliminate the noise or vibration. Landlord will not be responsible for loss of or damage to any such equipment or other property from any cause, and all damage done to the Building by maintaining or moving such equipment or other property shall be repaired at the expense of Tenant.

12. Landlord shall in all cases retain the right to control and prevent access to the Building of all persons whose presence in the reasonable judgment of Landlord would be prejudicial to the safety, character, reputation or interests of the Building and its tenants, provided that nothing contained in this rule shall be construed to prevent such access to persons with whom any tenant normally deals in the ordinary course of its business, unless such persons are engaged in illegal activities. Landlord reserves the right to exclude from the Building between the hours of 6 p.m. and 7 a.m. the following day, or such other hours as may be established from time to time by Landlord, and on Sundays and legal holidays, any person unless that person is known to the person or employee in charge of the Building and has a pass or is properly identified. Tenant shall be responsible for all persons for whom it requests passes and shall be liable to Landlord for all acts of such persons. Landlord shall not be liable for damages for any error with regard to the admission to or exclusion from the Building of any person.

13. Tenant shall not use any method of heating or air conditioning other than that supplied or approved in writing by Landlord.

14. Tenant shall not waste electricity, water or air conditioning. Tenant shall keep corridor doors closed. Tenant shall close and lock the doors of its Premises and entirely shut off all water faucets or other water apparatus and electricity, gas or air outlets before Tenant and its employees leave the Premises. Tenant shall be responsible for any damage or injuries sustained by other tenants or occupants of the Building or by Landlord for noncompliance with this rule.

15. Except as otherwise expressly provided in this Lease, Tenant shall not install any radio or television antenna, satellite dish, loudspeaker or other device on the roof or exterior walls of the Building without Landlord’s prior written consent, which consent may be withheld in Landlord’s sole discretion, and which consent may in any event be conditioned upon Tenant’s execution of Landlord’s standard form of license agreement. Tenant shall be responsible for any interference caused by such installation.

16. Tenant shall not mark, drive nails, screw or drill into the partitions, woodwork, plaster, or drywall (except for pictures, tack boards and similar office uses) or in any way deface the Premises. Tenant shall not cut or bore holes for wires. 17. Tenant shall not affix any floor covering to the floor of the Premises in any manner except as approved by Landlord, which approval shall not be unreasonably withheld, conditioned, or delayed. Tenant shall repair any damage resulting from noncompliance with this rule.

Tenant shall not install, maintain or operate upon the Premises any vending machine without Landlord’s prior written consent, except that Tenant may install food and drink vending machines solely for the convenience of its employees.

18. No cooking shall be done or permitted by any tenant on the Premises, except that Underwriters’ Laboratory approved microwave ovens or equipment for brewing coffee, tea, hot chocolate and similar beverages shall be permitted provided that such equipment and use is in accordance with all applicable federal, state and city laws, codes, ordinances, rules and regulations.

19. Tenant shall not use in any space or in the public halls of the Building any hand trucks except those equipped with the rubber tires and side guards or such other material-handling equipment as Landlord may approve. Tenant shall not bring any other vehicles of any kind into the Building.

20. Tenant shall not permit any motor vehicles to be washed or mechanical work or maintenance of motor vehicles to be performed in any parking lot.

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21. Tenant shall not use the name of the Building or any photograph or likeness of the Building in connection with or in promoting or advertising Tenant’s business, except that Tenant may include the Building name in Tenant’s address. Landlord shall have the right, exercisable without notice and without liability to any tenant, to change the name and address of the Building.

22. Tenant requests for services must be submitted to the Building office by an authorized individual. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instruction from Landlord, and no employee of Landlord will admit any person (Tenant or otherwise) to any office without specific instructions from Landlord.

23. Tenant shall not permit smoking or carrying of lighted cigarettes or cigars other than in areas designated by Landlord as smoking areas.

24. Canvassing, soliciting, distribution of handbills or any other written material in the Building is prohibited and each tenant shall cooperate to prevent the same. No tenant shall solicit business from other tenants or permit the sale of any good or merchandise in the Building without the written consent of Landlord.

25. Tenant shall not permit any animals other than service animals, e.g. seeing-eye dogs, to be brought or kept in or about the Premises or any common area of the Building.

26. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of any lease of any premises in the Building. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenant or tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant or tenants, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the tenants of the Building.

27. Landlord reserves the right to make such other and reasonable rules and regulations as in its judgment may from time to time be needed for safety and security, for care and cleanliness of the Building, and for the preservation of good order in and about the Building. Tenant agrees to abide by all such rules and regulations herein stated and any additional rules and regulations which are adopted. Tenant shall be responsible for the observance of all of the foregoing rules by Tenant’s employees, agents, clients, customers, invitees and guests. Notwithstanding the foregoing, Tenant shall not be obligated to comply with any new or amended rules or regulations until twenty (20) days after receipt from Landlord of written notice of the new or amended rule or regulation and provided such new or amended rule or regulation is generally applicable to other office tenants in the Building.

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EXHIBIT E—OPTION TO RENEW

attached to and made a part of Lease bearing the Lease Reference Date of June 27, 2008 between

One Main Place Portland ~ Oregon, Inc., a Maryland corporation, as Landlord and Tripwire, Inc., a Delaware corporation, as Tenant

Tenant shall, provided the Lease is in full force and effect and Tenant is not in default under any of the other terms and conditions of the Lease at the time of notification or commencement, have one (1) option to renew this Lease for a term of five (5) year, for the portion of the Premises being leased by Tenant as of the date the renewal term is to commence, on the same terms and conditions set forth in the Lease, except as modified by the terms, covenants and conditions as set forth below:

a. If Tenant elects to exercise said option, then Tenant shall provide Landlord with written notice no earlier than the date which is three hundred and sixty (360) days prior to the expiration of the then current term of the Lease but no later than the date which is two hundred and seventy (270) days prior to the expiration of the then current term of this Lease. If Tenant fails to provide such notice, Tenant shall have no further or additional right to extend or renew the term of the Lease.

b. The Annual Rent and Monthly Installment in effect at the expiration of the then current term of the Lease shall be increased to reflect the current fair market rental for comparable space in the Building and in other similar buildings in the same rental market as of the date the renewal term is to commence with annual market increases in rent, taking into account the specific provisions of the Lease which will remain constant. Landlord shall advise Tenant of the new Annual Rent and Monthly Installment for the Premises no later than twenty (20) days after receipt of Tenant’s written request therefor. Said request shall be made no earlier than thirty (30) days prior to the first date on which Tenant may exercise its option under this Paragraph. Said notification of the new Annual Rent may include a provision for its escalation to provide for a change in fair market rental between the time of notification and the commencement of the renewal term. If Tenant and Landlord are unable to agree on a mutually acceptable rental rate not later than sixty (60) days prior to the expiration of the then current term, then Landlord and Tenant shall each appoint a qualified MAI appraiser doing business in the area and having not less than ten (10) years experience determining rental rates for office space in the Portland, Oregon Central Business District. If the two MAI appraisers are chosen within the deadline, the two representatives so chosen shall select an arbitrator having the above qualifications or, if they cannot agree within twenty (20) days, the presiding judge of the Circuit Court of Multnomah County, Oregon shall, upon application by either party, select an arbitrator having the above qualifications. Within twenty (20) days following selection or appointment of the third MAI appraisers, the majority shall decide upon the fair market rental for the Premises as of the expiration of the then current term. In the event a party does not timely select an MAI appraiser, then the determination of the fair market rent by the MAI appraiser that was timely appointed shall control. Landlord and Tenant shall equally share in the expense of this appraisal except that in the event the Annual Rent and Monthly Installment is found to be within ten percent (10%) of the original rate quoted by Landlord, then Tenant shall bear the full cost of all the appraisal process. In no event shall the Annual Rent and Monthly Installment for any option period be less than the Annual Rent and Monthly Installment in the preceding period.

c. Except with respect to an assignment of this Lease to an Affiliate, this option is not transferable; the parties hereto acknowledge and agree that they intend that the aforesaid option to renew this Lease shall be “personal” to Tenant and its Affiliates as set forth above and that in no event will any assignee or sublessee (other than an Affiliate) have any rights to exercise the aforesaid option to renew.

d. As each renewal option provided for above is exercised, the number of renewal options remaining to be exercised is reduced by one and upon exercise of the last remaining renewal option Tenant shall have no further right to extend the term of the Lease.

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EXHIBIT F—EARLY ACCESS

attached to and made a part of Lease bearing the Lease Reference Date of June 27, 2008 between

One Main Place Portland—Oregon, Inc., a Maryland corporation, as Landlord and Tripwire, Inc., a Delaware corporation, as Tenant

Tenant shall be allowed immediate access to the Premises three (3) business days after the later to occur of the mutual execution of this Lease and the date Tenant provides Landlord with all evidence reasonably satisfactory to Landlord that Tenant has satisfied the insurance requirements contained in this Lease. Early access shall be at no charge to Tenant and shall not trigger commencement of the Lease.

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EXHIBIT G—FIRST RIGHT OF OFFER

attached to and made a part of Lease bearing the Lease Reference Date of June 27, 2008 between

One Main Place Portland—Oregon, Inc., a Maryland corporation, as Landlord and Tripwire, Inc., a Delaware corporation, as Tenant

Subject to any pre-existing rights that belong to other tenants of the Building, Tenant shall have an ongoing right of first offer (the “Right of First Offer”) to lease additional vacant space on both the thirteenth (13th) and sixteenth (16th) floors of the Building (the “Right of First Offer Space”). The Right of First Offer will not be available during the final fifteen (15) months of the Lease, unless the Lease is extended beyond the original Term. Tenant understands that the Landlord is currently in negotiations with the existing tenant on the 13th floor regarding expansion into certain vacant space on the thirteenth (13th) floor. The Right of First Offer with respect to the thirteenth (13th) floor vacancy will be subject and subordinate to any lease entered into with the existing tenant on the thirteenth (13th) floor. If Landlord receives a bona fide offer for leasing of all or any portion of the Right of First Offer Space that Landlord desires to accept, Landlord shall deliver written notice thereof to Tenant (“Landlord’s Notice of Terms”). Tenant’s Right of First Offer shall be exercised, if at all, in writing within five (5) business days following receipt of Landlord’s Notice of Terms. In the event Tenant exercises this Right of First Offer, Tenant shall lease such space on the terms set forth in Landlord’s Notice of Terms, including Annual Rent. The exercise of the Right of First Offer shall be effective upon receipt of a written notice from Tenant, subject only to the execution of an amendment to this Lease incorporating the space in the Premises. If Tenant fails to timely provide written notice of exercise of its Right of First Offer, Tenant shall not be entitled to exercise its Right of First Offer and Landlord shall be free to lease such space any time during the term of this Lease free and clear of any rights of Tenant; provided, however, Landlord shall be obligated to again provide Landlord’s Notice of Terms with respect to such space if: (i) Landlord does not enter into a binding lease for such space within six (6) months after provided Landlord’s Notice of Terms, or (ii) during such six (6) month period, Landlord desires to enter into a binding lease for such space for an annual effective rental rate that is less than ninety percent (90%) of the annual effective rental rate contained in Landlord’s Notice of Terms. The right of first offer contained herein shall be personal to Tenant and any Affiliate to whom this Lease has been assigned.

Subject to any pre-existing rights that belong to other tenants of the Building, Tenant shall have a one time right of first offer (the “2nd Floor Right of First Offer”) to the currently vacant space on the 2nd floor of the Building containing approximately 1,676 rentable square feet of space that is contiguous with the portion of the Premises that is on the 2nd floor of the Building (the “2nd Floor Right of First Offer Space”). If Landlord receives a bona fide offer for leasing of all or any portion of the 2nd Floor Right of First Offer Space that Landlord desires to accept, Landlord shall deliver written notice thereof to Tenant (“Landlord’s Notice of 2nd Floor Terms”). Tenant’s 2nd Floor Right of First Offer shall be exercised, if at all, in writing within five (5) business days following receipt of Landlord’s Notice of 2nd Floor Terms. In the event Tenant exercises this 2nd Floor Right of First Offer, Tenant shall lease such space on the terms set forth in Landlord’s Notice of 2nd Floor Terms, including Annual Rent. The exercise of the 2nd Floor Right of First Offer shall be effective upon receipt of a written notice from Tenant, subject only to the execution of an amendment to this Lease incorporating the space in the Premises. If Tenant fails to timely provide written notice of exercise of its 2nd Floor Right of First Offer, Tenant shall not be entitled to exercise its 2nd Floor Right of First Offer and Landlord shall be free to lease such space any time during the term of this Lease free and clear of any rights of Tenant. The right of first offer contained herein shall be personal to Tenant and any Affiliate to whom this Lease has been assigned.

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EXHIBIT H—OPTION TO EXPAND

attached to and made a part of Lease bearing the Lease Reference Date of June 27, 2008 between

One Main Place Portland—Oregon, Inc., a Maryland corporation, as Landlord and Tripwire, Inc., a Delaware corporation, as Tenant

Subject to any pre-existing rights that belong to other tenants of the Building (including, without limitation, any renewal or extension of an existing lease even if such lease does not contain an automatic extension right), during the first twelve (12) months of the Term only, Tenant shall have the right to lease any available vacant space in the Building by providing Landlord written notice of its desire to expand into such space (the “Expansion Notice”). Upon receipt by Landlord of the Expansion Notice with respect to any particular space, Landlord shall not be entitled to lease the applicable space to any other party unless that party has a pre-existing right to that of Tenant. Within five (5) days following receipt of the Expansion Notice, Landlord shall provide to Tenant a written notice stating whether the applicable space is subject to any pre-existing right that is prior to Tenant’s (the “Response Notice”). If no other party has a pre-existing right to lease the space that is prior to the Tenant’s right, then Tenant shall be entitled to lease the applicable space immediately upon providing the Expansion Notice. If any other party has a pre-existing right prior to Tenant’s, Landlord shall provide any notices required under those pre-existing rights. In the event the applicable party or parties holding a pre-existing right do not elect to exercise their rights, Tenant shall be entitled to lease the applicable space upon the running of all applicable periods for exercise of such rights. Commencement of the obligation to pay rent on account of the expansion space shall be upon substantial completion of tenant improvements and installation of furniture, fixtures and equipment or if no tenant improvements are needed, as determined by Tenant in its sole discretion, commencement shall be upon substantial completion of installation of Tenant’s furniture, fixtures and equipment in the Premises (Tenant shall be afforded access to the applicable space immediately upon providing the Expansion Notice for the purpose of determining whether it desires to improve the applicable space). Rent and all other Lease terms shall be the same as the existing Lease, except that the tenant improvement allowance shall be the amount necessary to prepare the space for occupancy (hard and soft costs), but in no event more than forty dollars ($40.00) per rentable square foot. The option to expand contained herein shall be personal to Tenant and any Affiliate to whom this Lease has been assigned.

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EXHIBIT I—INTRA-TENANT CONNECTING CABLE, SUPPLEMENTAL HVAC UNIT, WATER PIPE AND ANTENNA SITE* LICENSE AGREEMENT

attached to and made a part of Lease bearing the Lease Reference Date of June 27, 2008 between

One Main Place Portland—Oregon, Inc., a Maryland corporation, as Landlord and Tripwire, Inc., a Delaware corporation, as Tenant

This Intra-Tenant Connecting Cable, Supplemental HVAC Unit, Water Pipe, and Antenna Site License Agreement (the

“Agreement”) made as of this day of June, 2008, between One Main Place Portland—Oregon, Inc., a Maryland corporation having an office at One Main Place (“Licensor”), and Tripwire, Inc., a Delaware corporation, having an office at One Main Place (“Licensee”).

RECITALS

A. Licensor is the owner of the building commonly known as the One Main Place Building, located at 101 SW Main Street, Portland, Oregon (the “Building”).

B. Licensee is a tenant in the Building pursuant to a lease agreement dated June , 2008 (the “Lease”).

C. Licensee desires to install certain cable and conduit in the Building for the purpose of connecting together Licensee’s communication systems within Licensee’s Premises.

D. Licensee desires access to, and limited use of, specified portions of the roof of the Building (“Building Spaces”) for the purpose of installing, maintaining, and operating the roof-mounted antenna system for internal use by Licensee. The antenna system is briefly described below and is specified in further detail in Exhibits I-3, I-4, and I-7.

E. Licensee desires access to, and limited use of, specified portions of the roof of the Building (“HVAC Building Spaces”) for the purpose of installing, maintaining, and operating supplemental HVAC units to serve the Premises (the “HVAC Units”). The HVAC Units are described in further detail in Exhibit 1-4.

F. Licensee also desires to install certain hot and cold water pipes related to the HVAC Units that will connect from the HVAC Units to the Premises (the “Water Pipes”). The Water Pipes are described in further detail in Exhibit 1-5.

NOW, THEREFORE, in consideration of the mutual covenants herein expressed and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Licensee and Licensor agree as follows:

1. Grant

(a) Licensor hereby grants to Licensee a non-exclusive license:

(1) to install, maintain, operate, and replace at Licensee’s sole expense and risk, certain

“Connecting Cables” (cables, conduits, inner ducts and connecting hardware as specified and described in Exhibit I-1). Licensee shall install the Connecting Cables in the “Licensee Communications Pathways” (defined as the communications pathways necessary to reach between the Licensee’s Premises in the Building, as specified and described in Exhibit I-2).

(2) to install, maintain, operate, and remove, at Licensee’s sole expense and risk, certain

“Antenna Facilities” upon the “Rooftop Space,” in the “Pathway”, and in the “Equipment Room,” as each of these terms are hereinafter defined. Licensor shall provide to Licensee space upon the rooftop (“Rooftop Space”) in the approximate location designated on Exhibit I-4 and shall provide physical access to that space to the degree specified as necessary on Exhibit I-4. The “Antenna Facilities” shall consist solely of the following elements, which are further described in detail in Exhibits I-3, I-4, and I-7, as they may be amended in accordance with Paragraph 2.

(i) Antenna equipment and related cabling elements (“Antenna Equipment”) with the size, engineering structure, broadcast frequencies, and operating characteristics specified in Exhibit 1-3 (“Antenna Characteristics”) and with the physical space and access requirements specified in Exhibit I-4 (“Rooftop Plan”),

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(ii) Related cabling systems with the physical, bandwidth, and signal transfer characteristics specified in Exhibit E (“Pathway Needs”), and

(iii) Other elements to be installed within the Building in the particular space or spaces specified in Exhibit F (“Equipment Room Plan”).

(3) to install, maintain, operate, and replace at Licensee’s sole expense and risk, the HVAC Units and the Water Pipes. Licensor shall provide to Licensee space upon the rooftop (“HVAC Building Spaces”) in the approximate location designated on Exhibit I-4 and shall provide physical access to that space to the degree specified as necessary on Exhibit I-5. Licensee shall install the Water Pipes as reflected on Exhibit I-5.

(b) Prior to installing Connecting Cables and Antenna Equipment, Licensee shall, at its sole cost and expense, submit plans (Exhibits I-1,I-2, I-3, I-4, I-5, and I-7) to Licensor relating such installation. No work shall commence until Licensor has approved, in writing, Exhibits I-1, I-2, I-3, I-4, I-5, and I-7, which approval shall not be unreasonably withheld or unduly delayed. Licensor shall have the right to reasonably limit the type, size and location of Licensee’s Connecting Cables and Antenna Equipment. Further, Licensor may, in its sole and reasonable discretion, require Licensee, at Licensor’s expense, to relocate to a reasonable location within or on the Building any or all of Licensee’s Connecting Cables and Antenna Equipment within ninety (90) days of such request.

(c) Licensee is expressly forbidden to serve other tenants or occupants of the Building, to serve any locations outside the Building, or to resell any communications services, without the express written permission of the Licensor.

(d) Licensee agrees that Licensee’s Connecting Cables, HVAC Units, Water Pipes, and Antenna Equipment, and the installation, maintenance and operation of such Connecting Cables and Antenna Equipment shall in no way damage the Building, or interfere with the use and enjoyment of the Building, or the operation of communications or computer devices by Licensor or by other lessees or of the Licensor licensees, including, but not limited to, providers of communications services, or by other occupants of the Building. If such damage or interference shall occur, Licensor shall give Licensee written notice thereof and Licensee shall commence to cure the same within twenty-four (24) hours of receipt of such notice and shall diligently and continuously pursue such cure to completion within a reasonable time period not to exceed ninety (90) days. Licensor reserves the right to disconnect power to any such Licensee’s Connecting Cables, HVAC Units and Antenna Equipment which Licensee fails to correct after proper notification and cure period.

(e) Licensee warrants that the installation of Licensee’s Connecting Cables, HVAC Units, Water Pipes, and Antenna Equipment shall be in strict compliance with the approved plans and specifications prepared in connection with Exhibits I-1 through I-7.

(f) Licensee agrees that installation and construction shall be performed in a neat, responsible, and workmanlike manner, using generally accepted construction standards, consistent with such reasonable requirements as shall be imposed by Licensor. Licensee further agrees to label each cable placed in the telecommunications pathways, with identification information as required by Licensor’s Building rules including, but not limited to, License Agreement Number (to serve as identification), floor where cable originates and floor where cable terminates.

(g) Licensee shall obtain, at its sole cost and expense, prior to construction and work, any necessary federal, state, and municipal permits, licenses and approvals, copies of which will be delivered to Licensor prior to commencement of construction and work. To the extent necessary, Licensor shall promptly execute any application for a license or approval reasonably required for performance of Licensee’s work. Licensee’s Connecting Cables shall comply with all applicable safety standards, as modified from time to time, of any governing body with jurisdiction over Licensee’s operations.

(h) Licensor makes no warranty or representation that the Building or the Licensee Communications Pathways are suitable for the Licensee’s use, it being assumed that Licensee has satisfied itself thereof.

(i) Licensor shall not be liable for damage to Licensee’s Connecting Cables, HVAC Units, Water

Pipes, and Antenna Equipment or theft, misappropriation or loss thereof, unless due to Licensor’s gross negligence or willful misconduct.

I-2 Initials

(j) The License granted herein is not exclusive. Licensor hereby reserves the right to grant, renew or extend similar licenses to others provided such grants do not materially adversely interfere with the License granted herein.

2. Fees

Licensee shall pay to Licensor an annual fee (the “License Fee”) of Zero Dollars ($0.00).

3. Term

The term of this Agreement (the “License Term”) shall commence as of the day first written above

. (“Commencement Date”) and shall, unless terminated earlier pursuant to paragraph 6 below, expire on the same date that the Lease expires or terminates.

4. Use

Licensee shall use (i) the Licensee Communications Pathways for the sole purpose of connecting together Licensee’s communication systems within Licensee’s Premises and (ii) the Antenna Equipment, the HVAC Units, and the Water Pipes for the sole purpose of servicing the Premises.

5. Hazardous Materials

Licensee shall not install any hazardous substance or material into the Building other than as allowed under Section 1.2 of the Lease. In the event that any hazardous materials are installed or brought into the Building by or on behalf of Licensee in violation of the preceding sentence, then Licensee shall cause the removal of same within twenty-four (24) hours of Licensor’s demand and shall indemnify and hold Licensor harmless from any claim, loss, cost, damage, or expense resulting from such hazardous materials or from Licensor’s removal thereof. In the event that Licensee shall discover, uncover, disturb or otherwise reveal any existing hazardous materials within the Building, Licensee shall immediately stop any work in progress and report such findings to Licensor within twenty-four (24) hours. Licensee shall not conduct any further work in the reported area without Licensor’s written approval.

6. Default

An event of default under this Agreement (“Event of Default”) shall occur:

(i) where either party defaults in the observance or performance of any obligations under this Agreement and such default shall continue for more than thirty (30) days (or shorter period if expressly provided in this Agreement to the contrary) after written notification of such default by the other party; or

(ii) where Licensee shall be in default of the Lease beyond any applicable notice and cure period thereunder.

7. Termination/Remedies

(a) Upon or after the occurrence of an Event of Default, the non-defaulting party shall give written notice to the defaulting party, setting forth the nature of the Event of Default. If the defaulting party fails to demonstrate within ten (10) days after receipt of the written notice of default that it took all actions necessary to avoid default under Paragraph 6 within the time period specified in Paragraph 6, then the non-defaulting party may elect to terminate this Agreement and it may sue for any other damages to which the non-defaulting party may be entitled at law or in equity.

(b) At the expiration or earlier termination of this Agreement (the “Termination Date”) Licensee shall, at Licensee’s sole cost and expense, remove Licensee’s Connecting Cables, HVAC Units, and Antenna Equipment from the Building and repair all damage caused by such removal reasonable wear and tear excepted. Any property not so removed within sixty (60) days after the termination or expiration of this Agreement may be removed and stored by Licensor at Licensee’s expense or shall become the property of Licensor without compensation to Licensee. Notwithstanding the foregoing, Licensee’s Connecting Cables shall, at Licensor’s option and upon written notice to Licensee, become the property of Licensor and remain in the Building. If Licensor elects to retain some or all of Licensee’s Connecting Cables, Licensee shall execute a bill of sale or other document necessary to effect such transfer of ownership, at no additional cost or consideration from Licensor to Licensee, within thirty (30) days after receiving such written notice.

I-3 Initials

(c) In any suit or legal proceeding arising out of this Agreement or the underlying transaction the prevailing party shall be indemnified by the unsuccessful party for all reasonable expenses and costs including attorneys’ fees, which obligation shall survive the termination of the Agreement.

8. Estoppel Certificates

Within fifteen (15) days following any written request which Licensor may make from time to time, :

Licensee shall execute and deliver to Licensor or mortgagee or prospective mortgagee a sworn statement certifying: (a) the date of commencement of this License; (b) the fact that this License is unmodified and in full force and effect (or, if there have been modifications to this License, that this License is in full force and effect, as modified, and stating the date and nature of such modifications); (c) the date to which License Fees and other sums payable under this License have been paid; (d) the fact that there are no current defaults under this License by either Licensor or Licensee except as specified in Licensee’s statement; and (e) such other matters as may be requested by Licensor. Licensor and Licensee intend that any statement delivered pursuant to this Paragraph may be relied upon by any mortgagee, beneficiary or purchaser and Licensee shall be liable for all loss, cost or expense resulting from the failure of any sale or funding of any loan caused by any material misstatement contained in such estoppel certificate. Licensee irrevocably agrees that it Licensee fails to execute and deliver such certificate within such fifteen (15) day period Licensor or Licensor’s beneficiary or agent may execute and deliver such certificate on Licensee’s behalf, and that such certificate shall be fully binding on Licensee. Within fifteen (15) days following any written request which Licensee may make from time to time, Licensor shall execute and deliver to Licensee’s prospective lender or Licensee’s prospective purchaser a sworn statement certifying such matters as reasonably requested by Licensee’s prospective lender or Licensee’s prospective purchaser.

9. Incorporate Terms and Conditions of Lease

Except as expressly modified herein, Licensor and Licensee affirm that the Lease is in full force and effect, and incorporate herein by reference all of the terms and conditions contained within the Lease. In the event of any conflict between the terms and conditions of this License and the terms and conditions of the Lease, the terms and conditions of the Lease shall prevail.

IN WITNESS WHEREOF, Licensor and Licensee have executed this Agreement in multiple original counterparts with the Commencement Date as of the day and year first above written.

LICENSOR: LICENSEE:

One Main Place Portland-Oregon, Inc., a Tripwire, Inc., a Delaware corporation

Maryland corporation

By: RREEF Management Company, a Delaware

corporation

By: By:

Name: David Kotansky Name: Bob McCarthy

Title: Regional Director Title: CFO

Dated: Dated:

I-4 Initials

EXHIBIT I-1—Specifications of Licensee’s Connecting Cables

The IDF on the 14th/15th and 2nd floor QA Lab will be connected by 12 strand, 50 micron, multi-mode fiber using existing riser pathways. The rooftop antennae will be supported by (1) CAT6 cable from the 2nd floor QA Lab using existing riser pathways.

I-5 Initials

EXHIBIT I-2—Specifications of Licensee Communications Pathways

Tripwire will utilize existing building pathways (riser infrastructure) between floors. The IDF’s on 14th and 15th floor will be connected via (4) 4” conduits.

I-6 Initials

EXHIBIT I-3—Antenna Characteristics

A) Please furnish the following information (normally found on the relevant FCC license for operation):

1) Frequencies of all transmitters, receivers, and antennas. 5500MHz-5700MHz

2) Power levels and emission types for all transmitters. 22dBM

3) Azimuth of all antennas. To be determined at time of install

4) Effective Radiated power for all transmit antennas. 46dBM

5) Make, model and serial number of all transmitters, receivers, antennas and associated equipment such as circulators, combiners, and cavities.

Radio: Mikrotik RB411, S/N TBD Antenna: Pac Wireless PA58-24

6) The intended use and purpose for these facilities. This should be stated as specifically as possible. In general, there are three different types of uses and purposes: (a) to serve tenants within the Building; (b) to serve the communication need of Licensee within the Building; and (c) to allow Licensee to provide wireless communications outside the Building.

To serve tenants within the building. The current tenant is Tripwire.

B) Please include an engineering plan and specification for the physical components and design of the antenna and associated equipment as it will be installed.

This engineering plan and design should be of sufficient specificity to ensure that the weight, bearing requirements, wind-load characteristics, power requirements, and aesthetic impacts of the facilities can be reviewed and to ensure against adverse effects upon the structural integrity of the Building, the moisture resistance of the building membrane, or the operations of pre-existing communications facilities and equipment.

See attached “Typical Installation” document

I-7 Initials

EXHIBIT I-4—Rooftop Plan

EXHIBIT I-5- Pathway Needs

The IDF on the 14th/15th and 2nd floor QA Lab will be connected by 12 strand, 50 micron, multi-mode fiber using existing riser pathways. The rooftop antennae will be supported by (1) CAT6 cable from the 2nd floor QA Lab using existing riser pathways. Tripwire will utilize existing building pathways (riser infrastructure) between floors. The IDF’s on 14th and 15th floor will be connected via (4) 4” conduits.

(2) 6” insulated piping risers and (2) 4” conduits will be required to be routed from the roof down to the 2nd floor QA Lab. The piping riser and conduit sizing is based on future expansion of the QA Lab. The risers may be routed through an existing supply shaft or the routing could be through the Tele/Elec room adjacent to the core Men’s Room.

I-9 Initials

EXHIBIT 1-6—Equipment Room Plan

I-10 Initials

EXHIBIT I-7 - Antenna Systems Inventory
(Supply all information that is appropriate for your facilities)

Building Name: ____________________

Address: ____________________

Lessee/Licensee Freewire Broadband LLC

Date: 6/24/08

A. Lessee/Licensee Data

Company Name:	Freewire Broadband LLC
Address:	7327 SW Barnes Rd #702
Contact Name:	Joel Mulkey
Telephone:	503-614-8282
Fax:	503-614-8283

B. Antennas Installed

VHF Whips:	____________
VHF Dipole Arrays:	____________
VHF Other:	____________
UHF Whips:	____________
UHF Dipole Arrays:	____________
UHF Corner Reflectors:	____________
Microwave 2-foot dish:	One 12" panel
Microwave 4-foot dish:	____________
Microwave 6-foot dish:	____________
Microwave 8-foot dish:	____________
Satellite R/O Antenna:	____________
Satellite T/R Antenna:	____________

C. Transmitters Installed

VHF:	____________
UHF:	____________
Microwave:	One Transceiver
Earth Station:	____________

D. Receivers Installed

VHF:	____________
UHF:	____________
Microwave:	One Transceiver
Earth Station:	____________

E. Repeaters Installed

VHF:	____________
UHF:	____________

Initials

I-11

EXHIBIT I-7—Antenna Systems Inventory (Page 2)

F. Antenna System Detail

Antenna Number (to be assigned):

Type: 12” Panel

Manufacturer: Pac Wireless

Model Number: PA58-24

Location: Gravel area on top of roof

Building Coordinates:

Height above Floor Level:

Physical Dimensions: 12” square

Frequency Band: 5.4GHz

Gain: . 24dB

Elevation Angle (Main Lobe): 0-5 deg

Azimuth (Main Lobe): TBD

Polarization: Horizontal

Antenna Couplers

Manufacturer:

Model Number Frequency Band

Cable/Waveguide Type: CAT5e

Length: To Tenant Suite

Building Entry Point: TBD

Description of Cable Path: From roof to tenant suite

Number of Transmitters: One Transceiver

Number of Receivers: One Transceiver

Number of Repeaters:

I-12 Initials

Exhibit I-7—Antenna Systems Inventory (Page 3)

G. Transmitter Detail

Antenna Number: i

Transmitter Number:

Licensee Name: Unclicensed

Licensee Address:

Station Name:

Emission Designator:

Station Call Sign:

Station Class:

Power Output (Watts): .4

Manufacturer: Mikrotik

Model Number: RB411

Main Serial Number: TBD

Operating Frequency: 5.4GHz

Frequency Stability: FCC Part 15

Physical Dimensions 8”x6”x3”

Weight: 8lbs

Location: on same mast as antenna

Building Coordinates:

H. Receiver Detail

Antenna Number:

Receiver Number:

Licensee Name: Unlicensed

Licensee Address:

Station Name:

Station Call Sign:

Station Class:

Manufacturer: Same as Transmitter

Model Number:

Main Serial Number:

Operating Frequency:

Physical Dimensions:

Weight:

Location:

Building Coordinates:

I-13 Initials

Typical Freewire Customer Premise Equipment

Rooftop equipment consists of a mount which holds the antenna and radio. Mount

Rooftop equipment consists of an 36” square, 60” tall non-penetrating roof mount with 2-4 cinder blocks for ballast. The total weight of the whole assembly will be between 150lbs-400lbs depending on antenna type and ballast used. A3/4 rubber mat is placed underneath the mount to protect the roof surface.

Picture of typical rooftop mount: Non-Penetrating Flat Roof Mounts

Antenna

As the most visible potion of an installation, Freewire always tries to use the most aesthetically pleasing antennas available. Selection of antennas will vary due for many reasons including signal strength, bandwidth requirements, and distance from the nearest Freewire tower. Listed below are the most common types of antennas used in standard installations.

I-14 Initials

Typical antennas used:

Flat Panel Antenna Dimensions: 14” H x 14” W x 2” D; Weight: 5 lbs. or less Grid Antenna Dimensions: 24” H x 16” W x 6” D; Weight: 12 lbs.

Parabolic Dish Antenna Dimensions: 24” H x 24” W x 6” D; Weight: 18 lbs.

Radio

Radios will vary depending on customer and building needs. Depicted here is the most common WiMAX radio used by Freewire. The radio connects to the antenna on the mount, and the CAT5e cable from the inside of the building. The signal transmitted and received poses no health risk to bystanders.

I-15 Initials

Wiring

A CAT5e cable will be run from the radio on the roof, down inside of the building, to a telco closet or the customer suite. If a roof penetration is required a licensed roofer will be used in coordination with the property manager to ensure the roof integrity is maintained.

Interior equipment

Power injector

Freewire’s equipment is powered by low-voltage Power-Over-Ethernet. The POE injector consists of a 3”x3”x4” box that connects to the CAT5e cable going to the roof and a standard 120v power outlet.

I-16 Initials

FIRST AMENDMENT TO LEASE

THIS AMENDMENT, dated this 20th day of November, 2008, between One Main Place Portland-Oregon, Inc., a Maryland corporation (“Landlord”) and Tripwire, Inc., a Delaware corporation (“Tenant”), for the premises located in the City of Portland, County of Multnomah, State of Oregon commonly known as One Main Place, 101 SW Main Street, Suite 260, 1400 and 1500 (the “Premises”).

WITNESSETH:

WHEREAS, Landlord and Tenant, entered into that certain Lease dated June 27, 2008 (hereinafter collectively referred to as the “Lease”); and

WHEREAS, Landlord and Tenant desire to amend the Lease as more fully set forth below.

NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

Definitions. Unless otherwise specifically set forth herein, all capitalized terms herein shall have the same meaning as set forth in the Lease.

Exhibit I - Intra-Tenant Connecting Cable, Supplemental HVAC Unit, Water Pipe and Antenna Site License Agreement shall now include one additional antenna as described in the attached Exhibit A, A-1, A-2, A-2.1 and A-2.2 and shall be mounted to the existing antenna previously outlined in the Lease on Exhibit I-14. All terms and conditions that apply to the existing antenna outlined in the Lease under Exhibit I, shall also apply to the additional antenna.

Incorporation. Except as modified herein, all other terms and conditions of the Lease between the parties above described, as attached hereto, shall continue in full force and effect.

Limitation of Landlord’s Liability. Redress for any claim against Landlord under this Amendment and the Lease shall be limited to and enforceable only against and to the extent of Landlord’s interest in the Building. The obligations of Landlord under this Amendment and the Lease are not intended to be and shall not be personally binding on, nor shall any resort be had to the private properties of, any of its or its investment manager’s trustees, directors, officers, partners, beneficiaries, members, stockholders, employees, or agents, and in no case shall Landlord be liable to Tenant hereunder for any lost profits, damage to business, or any form of special, indirect or consequential damages.

IN WITNESS WHEREOF, Landlord and Tenant have executed the Amendment as of the day and year first written above.

LANDLORD:		TENANT:

ONE MAIN PLACE PORTLAND – OREGON, INC., a Maryland corporation		TRIPWIRE, INC., a Delaware corporation

By:	RREEF Management Company, a Delaware corporation

By:	/s/ David Kotansky	By:	/s/ Robert C. McCarthy

Name:	David Kotansky	Name:	Bob McCarthy
Title: Regional Director		Title: CFO
Dated:	11/24/08	Dated:	11/21/08

Page 1 of 5	Revised 04-17-2008

EXHIBIT A - ANTENNA CHARACTERISTICS

A)	Please furnish the following information (normally found on the relevant FCC license for operation):

1)	Frequencies of all transmitters, receivers, and antennas.
60GHz

2)	Power levels and emission types for all transmitters.
20dBm

3)	Azimuth of all antennas.
NW

4)	Effective Radiated power for all transmit antennas.
50dBm

5)	Make, model and serial number of all transmitters, receivers, antennas and associated equipment such as circulators, combiners, and cavities.
Bridgewave SLE 100

6)	The intended use and purpose for these facilities. This should be stated as specifically as possible.
In general, there are three different types of uses and purposes: (a) to serve tenants within the Building; (b) to serve the communication need of Licensee within the Building; and (c) to allow Licensee to provide wireless communications outside the Building.

Point-to-Point connection to the building where Tripwire’s Internet Service Provider is located

B)	Please include an engineering plan and specification for the physical components and design of the antenna and associated equipment as it will be installed.

This engineering plan and design should be of sufficient specificity to ensure that the weight, bearing requirements, wind-load characteristics, power requirements, and aesthetic impacts of the facilities can be reviewed and to ensure against adverse effects upon the structural integrity of the Building, the moisture resistance of the building membrane, or the operations of pre-existing communications facilities and equipment. See attached document.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

Exhibit A-1 Engineering Plan

Tripwire Point-to-Point Radio

Rooftop equipment consists of an existing mount which holds the antenna:

Mount

Existing mount is in place for Tripwire’s other Internet connection via Freewire.

Antenna

The antenna used for the Tripwire Point-to-Point installation will be the Bridgewave SLE100 antenna pictured below:

Antenna Dimensions:   12" H x 12" W x 5" D; Weight:   18 lbs.

[DIAGRAM]

Wiring

A CAT5e cable will be run from the radio on the roof, down inside of the building into the customer’s suite. Tripwire has coordinated the cable run with a licensed low-voltage contractor.

Interior equipment:

Power injector and switch

Freewire’s equipment is powered by low-voltage Power-Over-Ethernet. The POE injector consists of a 3"x3"x4" box that connects to the CAT5e cable going to the roof and a standard 120v power outlet.

EXHIBIT A-2 – Antenna Systems Inventory

(Supply all information that is appropriate for your facilities)

Building Name:________________________	Lessee/Licensee Tripwire, Inc.
Address: _____________________________	Date:_________________________________

A. Lessee/Licensee Data

Company Name:	Tripwire, Inc.
Address:	_________________________________
_________________________________
Contact Name:	_________________________________
Telephone:	_________________________________
Fax:	_________________________________

B. Antenna Installed

VHF Whips:	_________________________________
VHF Dipole Arrays:	_________________________________
VHF Other:	_________________________________
UHF Whips:	_________________________________
UHF Dipole Arrays:	_________________________________
UHF Corner Reflectors:	_________________________________
Microwave 2-foot dish:	One 12" dish
Microwave 4-foot dish:	_________________________________
Microwave 6-foot dish:	_________________________________
Microwave 8-foot dish:	_________________________________
Satellite R/O Antenna:	_________________________________
Satellite T/R Antenna:	_________________________________

C. Transmitters Installed

VHF:	_________________________________
UHF:	_________________________________
Microwave:	One Transceiver
Earth Station:	_________________________________

D. Receivers Installed

VHF:	_________________________________
UHF:	_________________________________
Microwave:	One Transceiver
Earth Station:	_________________________________

E. Repeaters Installed

VHF:	_________________________________
UHF:	_________________________________

F. Antenna System Detail

Antenna Number (to be assigned):	_________________________________
Type:	12" dish
Manufacturer:	Bridgewave
Model Number:	SLE100
Location:	Rooftop
Building Coordinates:	_________________________________
Height above Floor Level:	_________________________________
Physical Dimensions:	12"x12"x5"

Page 3 of 5	Revised 04-17-2008

EXHIBIT A-2 .1 – Antenna Systems Inventory

Frequency Band:	60GHz
Gain:	30dB
Elevation Angle (Main Lobe):	0 deg
Azimuth (Main Lobe):	NW
Polarization:	Vertical

Antenna Couplers
Manufacturer:	_________________________________
Model Number	Frequency Band
_________________________________	_________________________________
_________________________________	_________________________________
_________________________________	_________________________________
_________________________________	_________________________________
_________________________________	_________________________________

Cable/Waveguide Type:	CAT5e
Length:	to Tenant Suite
Building Entry Point:	_________________________________
Description of Cable Path:	From roof to tenant suite
Number of Transmitters:	One Transceiver
Number of Receivers:	One Transceiver
Number of Repeaters:	_________________________________

G. Transmitter Detail

Antenna Number:	_________________________________
Transmitter Number:	_________________________________
Licensee Name:	Unlicensed
Licensee Address:	_________________________________
_________________________________
_________________________________
Station Name:	_________________________________
Emission Designator:	_________________________________
Station Call Sign:	_________________________________
Station Class:	_________________________________
Power Output (Watts):	.4
Manufacturer:	Bridgewave
Model Number:	SLE100
Main Serial Number:	_________________________________
Operating Frequency:	60GHz
Frequency Stability:	_________________________________
Physical Dimensions:	12"x12"x5"
Weight:	18lbs
Location:	mast on roof
Building Coordinates:	_________________________________

Page 4 of 5	Revised 04-17-2008

EXHIBIT A-2.2 – Antenna Systems Inventory

H. Receiver Detail

Antenna Number:	_________________________________
Receiver Number:	_________________________________
Licensee Name:	_________________________________
Licensee Address:	_________________________________
_________________________________
_________________________________
Station Name:	_________________________________
Station Call Sign:	_________________________________
Station Class:	_________________________________
Manufacturer:	Same unit as transmitter
Model Number:	_________________________________
Main Serial Number:	_________________________________
Operating Frequency:	_________________________________
Physical Dimensions:	_________________________________
Weight:	_________________________________
Location:	_________________________________
Building Coordinates:	_________________________________

Page 5 of 5	Revised 04-17-2008

SECOND AMENDMENT TO LEASE

THIS SECOND AMENDMENT TO LEASE (this “Amendment”) is made and entered into as of December 4, 2009, by and between ONE MAIN PLACE PORTLAND – OREGON, INC., a Maryland corporation (“Landlord”), and TRIPWIRE, INC., a Delaware corporation (“Tenant”).

RECITALS

A.	Landlord and Tenant are parties to that certain Lease dated June 27, 2008 (the “Original Lease”), which Original Lease has been previously amended by that certain First Amendment to Lease dated November 20, 2008 (collectively, the “Lease”). Pursuant to the Lease, Landlord has leased to Tenant space currently containing approximately 36,160 rentable square feet (the “Original Premises”) described as Suite Nos. 260, 1400 and 1500 on the second, fourteenth and fifteenth floors, respectively, of the building commonly known as One Main Place located at 101 SW Main Street, Portland, Oregon 97204 (the “Building”).

B.	Tenant has requested that additional space containing approximately 10,491 rentable square feet described as Suite No. 700 on the seventh floor of the Building shown on Exhibit A hereto (the “Suite 700 Expansion Space”) be added to the Original Premises and that the Lease be appropriately amended and Landlord is willing to do the same on the following terms and conditions.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1.	Expansion and Effective Date.

1.1	Effective as of the date that is eight (8) weeks following the date which Landlord provides early access to the Suite 700 Expansion Space to Tenant pursuant to Section 7 below (the “Suite 700 Expansion Effective Date”), the Original Premises is increased from approximately 36,160 rentable square feet on the second, fourteenth and, fifteenth floors of the Building to approximately 46,651 rentable square feet on the second, seventh, fourteenth and fifteenth floors of the Building by the addition of the Suite 700 Expansion Space, and from and after the Suite 700 Expansion Effective Date, the Original Premises and the Suite 700 Expansion Space, collectively, shall be deemed the “Premises”, as defined in the Lease, and as used herein. The Term for the Suite 700 Expansion Space shall commence on the Suite 700 Expansion Effective Date and end on the Termination Date unless sooner terminated in accordance with the terms of the Lease, as amended hereby. The Suite 700 Expansion Space is subject to all the terms and conditions of the Lease except as expressly modified herein and except that Tenant shall not be entitled to receive any allowances, abatements or other financial concessions granted with respect to the Original Premises unless such concessions are expressly provided for herein with respect to the Suite 700 Expansion Space.

1.2

The Suite 700 Expansion Effective Date shall be delayed to the extent that Landlord fails to deliver possession of the Suite 700 Expansion Space for any reason, including but not limited to, holding over by prior occupants. Any such delay in the Suite 700 Expansion Effective Date shall not subject Landlord to any liability for any loss or damage resulting therefrom. If the Suite 700 Expansion Effective Date is delayed, the Termination Date under the Lease shall not be similarly extended.

2.	Annual Rent and Monthly Installment of Rent. In addition to Tenant’s obligation to pay Annual Rent and Monthly Installment of Rent for the Original Premises, Tenant shall pay Landlord Annual Rent and Monthly Installment of Rent for the Suite 700 Expansion Space as follows:

Period	Rentable Square Footage	Annual Rate Per Square Foot	Annual Rent	Monthly Installment of Rent
Suite 700 Expansion Space Effective Date - 7/3/11	10,491	$24.00	$251,784.00	$20,982.00
8/1/11 - 7/31/12	10,491	$24.72	$259,337.52	$21,611.46
8/ 1/12 - 7/31/13	10,491	$25.46	$267,100.92	$22,258.41
8/1/13 - 4/30/14	10,491	$26.22	$275,074.08	$22,922.84

All such Annual Rent and Monthly Installment of Rent shall be payable by Tenant in accordance with the terms of the Lease, as amended hereby.

3.	Additional Security Deposit. No additional Security Deposit shall be required in connection with this Amendment.

4.	Tenant’s Proportionate Share. For the period commencing with the Suite 700 Expansion Effective Date and ending on the Termination Date, Tenant’s Proportionate Share for the Suite 700 Expansion Space is 3.33% of the Building. Accordingly, effective as of the Suite 700 Expansion Effective Date, Tenant’s Proportionate Share is increased from 11.47% of the Building to 14.80% of the Building.

5.	Expenses, Taxes and Insurance Costs. For the period commencing with the Suite 700 Expansion Effective Date and ending on the Termination Date, Tenant shall pay for Tenant’s Proportionate Share of Expenses, Taxes and Insurance Costs applicable to the Suite 700 Expansion Space in accordance with the terms of the Lease, as amended hereby; provided, however, during such period, the Base Year for the computation of Tenant’s Proportionate Share of Expenses, Taxes and Insurance Costs solely with respect to the Suite 700 Expansion Space is calendar year 2010.

6.	Improvements to Suite 700 Expansion Space.

6.1	Condition of Suite 700 Expansion Space. Tenant has inspected the Suite 700 Expansion Space and agrees to accept the same “as is” without any agreements, representations, understandings or obligations on the part of Landlord to perform any alterations, repairs or improvements. Notwithstanding the foregoing, Landlord agrees that the base Building electrical, heating, ventilation and air conditioning and plumbing systems located in the Suite 700 Expansion Space shall be in good working order as of the date Landlord delivers possession of the Suite 700 Expansion Space to Tenant. Except to the extent caused by the acts or omissions of Tenant or any Tenant Entities (other than the mere use thereof in accordance with the Lease, as amended hereby) or by any alterations or improvements performed by or on behalf of Tenant, if such systems are not in good working order as of the date possession of the Suite 700 Expansion Space is delivered to Tenant and Tenant provides Landlord with notice of the same within forty-five (45) days following the Suite 700 Expansion Effective Date, Landlord shall be responsible for repairing or restoring the same.

6.2	Responsibility for Improvements to Suite 700 Expansion Space. Tenant may perform improvements to the Suite 700 Expansion Space in accordance with Exhibit B attached hereto and Tenant shall be entitled to an improvement allowance in connection with such work as more fully described in Exhibit B.

7.	Early Access to Suite 700 Expansion Space. Subject to the terms of this Section 7 and provided that this Amendment and the Early Possession Agreement (as defined below) have been fully executed by all parties and Tenant has delivered the insurance certificates required hereunder, Landlord grants Tenant the right to enter the Suite 700 Expansion Space at such time as the existing tenant in the Suite 700 Expansion Space has vacated and surrendered the Suite 700 Expansion Space to Landlord, at Tenant’s sole risk, solely for the purpose of performing the Tenant Alterations described in Exhibit B attached hereto and installing telecommunications and data cabling, equipment, furnishings and other personalty. Such possession prior to the Suite 700 Expansion Effective Date shall be subject to all of the terms and conditions of the Lease, as amended hereby, except that Tenant shall not be required to pay Monthly Installment of Rent with respect to the period of time prior to the Suite 700 Expansion Effective Date during which Tenant occupies the Suite 700 Expansion Space solely for such purposes. However, Tenant shall be liable for any utilities or special services provided to Tenant during such period. Notwithstanding the foregoing, if Tenant takes possession of the Suite 700 Expansion Space before the Suite 700 Expansion Effective Date for any purpose other than as expressly provided in this Section, such possession shall be subject to the terms and conditions of the Lease, as amended hereby, and Tenant shall pay Monthly Installment of Rent and any other charges payable under the Lease, as amended hereby, to Landlord for each day of possession before the Suite 700 Expansion Effective Date. Said early possession shall not advance the Termination Date. As a condition to any early entry by Tenant pursuant to this Section 7, Tenant shall execute and deliver to Landlord an early possession agreement (the “Early Possession Agreement”) in the form attached hereto as Exhibit E, provided by Landlord, setting forth the actual date for early possession and the date for the commencement of payment of Monthly Installment of Rent with respect to the Suite 700 Expansion Space. Landlord shall use commercially reasonable efforts to provide Tenant with early access to the Suite 700 Expansion Space as of July 1, 2010; provided that any failure or inability by Landlord to provide early access by such date shall not subject Landlord to any liability for any loss or damage to Tenant resulting therefrom.

8.	Temporary Space.

8.1

During the period beginning on the later of (i) November 15, 2009, (ii) the full and final execution of this Amendment by Landlord and Tenant, and (iii) delivery of certificates of insurance specifically covering the Temporary Space during the Temporary Space Term (as defined below), and ending seven (7) days after the Suite 700 Expansion Effective Date (such period being referred to herein as the “Temporary Space Term”), Landlord shall allow Tenant to use approximately 3,115 rentable square feet described as Suite No. 300 and approximately 2,748 rentable square feet described as Suite No. 360, both located on the third floor of the Building, as shown on Exhibit C of this Amendment (collectively, the “Temporary Space”) for the Permitted Use. During the Temporary Space Term, the Temporary Space shall be deemed to be a part of the “Premises” for purposes of Article 10 (Indemnification) of the Original Lease. Such Temporary Space shall be accepted by Tenant in its “as-is” condition and configuration, it being agreed that Landlord shall be under no obligation to perform any work in the Temporary Space or to incur any costs in connection with Tenant’s move in, move out or occupancy of the Temporary Space, Tenant acknowledges that it shall be entitled to use and occupy the Temporary Space at its sole cost, expense and risk. Tenant shall not construct any improvements or make any alterations of any type to the Temporary Space without the prior written consent of Landlord. All costs in connection with making the Temporary Space ready for occupancy by Tenant shall be the sole responsibility of Tenant.

8.2	The Temporary Space shall be subject to all the terms and conditions of the Lease, as amended hereby, except as expressly modified herein and except that (i) Tenant shall not be entitled to receive any allowances, abatement or other financial concession in connection with the Temporary Space which was granted with respect to the Original Premises unless such concessions are expressly provided for herein with respect to the Temporary Space, (ii) the Temporary Space shall not be subject to any renewal or expansion rights of Tenant under the Lease, as amended hereby, (iii) Tenant shall not be required to pay Monthly Installment of Rent for the Temporary Space during the Temporary Space Term, and (iv) Tenant shall not be required to pay Tenant’s Proportionate Share of Expenses, Taxes and Insurance Costs for the Temporary Space during the Temporary Space Term.

8.3

Upon termination of the Temporary Space Term, Tenant shall vacate the Temporary Space and deliver the same to Landlord in the same condition that the Temporary Space was delivered to Tenant, ordinary wear and tear excepted. At the expiration or earlier termination of the Temporary Space Term, Tenant shall remove all debris created by Tenant or any Tenant Entities, all items of Tenant’s personalty, and any trade fixtures of Tenant from the Temporary Space. Tenant shall be fully liable for all damage Tenant or any Tenant Entities cause to the Temporary Space. Tenant shall have no right to hold over or otherwise occupy the Temporary Space at any time following the expiration or earlier termination of the Temporary Space Term, and in the event of such holdover, Landlord shall immediately be entitled to institute dispossessory proceedings to recover possession of the Temporary Space, without first providing notice thereof to Tenant. In the event of holding ove[r] by Tenant after expiration or termination of the Temporary Space Term without the written authorization of Landlord, Tenant shall pay, for such holding over, $3,450.00 for each week plus all damages that Landlord incurs as a result of the Tenant’s hold over. During any such holdover, Tenant’s occupancy of the Temporary Space shall be deemed that of a tenant at sufferance, and in no event, either during the Temporary Space Term or during any holdover by Tenant, shall Tenant be determined to be a tenant-at-will under applicable law. While Tenant is occupying the Temporary Space, Landlord and Landlord’s authorized agents shall he entitled to enter the Temporary Space, upon reasonable prior notice, to display the Temporary Space to prospective tenants and for any other purposes set forth in the Lease. Tenant shall be entitled to have an employee of Tenant accompany the person(s) entering the Temporary Space, provided Tenant makes such employee available at the time Landlord or such other party desires to enter the Temporary Space. Notwithstanding the foregoing, except in emergency situations as determined by Landlord, Landlord shall exercise reasonable efforts to perform any entry into the Temporary Space in a manner that is reasonably designed to minimize inter[f]erence with the operation of Tenant’s business in the Temporary Space.

9.	Right of First Offer.

9.1

Provided Tenant is not then in default under the terms, covenants and conditions of the Lease, as amended hereby, Tenant shall have a one time right of offer (the “Offer Right”) to lease each of the following spaces located on the eighth (8th) floor of the Building (each, a “Potential Offer Space”) at such time as such Potential Offer Space becomes Available (defined below): (a) Suite 804 comprising approximately 3,854 rentable square feet; (b)

Suite 805 comprising approximately 3,232 rentable square feet; (c) Suite 810 comprising approximately 7,808 rentable square feet; and (d) Suite 825 comprising approximately 1,637 rentable square feet. Tenant’s Offer Right shall be exercised as follows: at any time after Landlord has determined that the existing tenant in a Potential Offer Space will not extend or renew the term of its lease with respect thereto and Landlord intends to offer such Potential Offer Space for lease, such Potential Offer Space shall be deemed “Available” and Landlord shall advise Tenant (the “Advice”) of the terms under which Landlord is prepared to lease such Potential Offer Space (the “Offer Space”) to Tenant, which terms shall reflect the Prevailing Market (hereinafter defined) rate for such Offer Space as determined by Landlord. Tenant may lease the Offer Space in its entirety only, under the terms set forth in the Advice, by delivering written notice of exercise to Landlord (the “Notice of Exercise”) within seven (7) days after the date of the Advice, failing which Landlord may lease the subject Offer Space to any third party on whatever basis Landlord desires, and Tenant shall have no further rights with respect to such subject Offer Space. Tenant shall have no such Offer Right and Landlord need not provide Tenant with an Advice with respect to a Potential Offer Space, if:

9.1.1	Tenant has not exercised the Suite 750 Expansion Option and extended the Term of the Lease pursuant to the terms described in Section 10 below; or

9.1.2	Tenant is in default under the Lease, as amended hereby, at the time that Landlord would otherwise deliver the Advice; or

9.1.3	the Premises, or any portion thereof, is sublet (other than to an Affiliate, as defined in Section 9.1 of the Original Lease) at the time Landlord would otherwise deliver the Advice; or

9.1.4	the Lease, as amended hereby, has been assigned (other than to an Affiliate) prior to the date Landlord would otherwise deliver the Advice; or

9.1.5	Tenant is not occupying the Premises on the date Landlord would otherwise deliver the Advice; or

9.1.6	the subject Offer Space is not intended for the exclusive use of Tenant or an Affiliate during the Term and the Extended Term (defined in Section 10.1.2 below); or

9.1.7	the existing tenant in the subject Offer Space has agreed to extend or renew its lease for the subject Offer Space or to enter into a new lease for the subject Offer Space.

9.2

The Term for the subject Offer Space shall commence upon the commencement date stated in the Advice and thereupon such Offer Space shall be considered a part of the Premises, provided that all of the terms stated in the Advice, including the termination date set forth in the Advice, shall govern Tenant’s leasing of the subject Offer Space and only to the extent that they do not conflict with the Advice, the terms and conditions of the Lease, as amended hereby, shall apply to the subject Offer Space. Tenant shall pay Monthly Installment of Rent, Tenant’s Proportionate Share of Expenses, Taxes and Insurance Costs and any other additional rent for the subject Offer Space in accordance with the terms and conditions of the Advice.

9.3	The subject Offer Space (including improvements and personalty, if any) shall be accepted by Tenant in its condition and as-built configuration existing on the earlier of the date Tenant takes possession of the subject Offer Space or the date the term for such Offer Space commences, unless the Advice specifies work to be performed by Landlord in the subject Offer Space, in which case Landlord shall perform such work in the subject Offer Space. If Landlord is delayed delivering possession of the subject Offer Space due to the holdover or unlawful possession of such space by any party, Landlord shall use reasonable efforts to obtain possession of such space, and the commencement of the tern for the subject Offer Space shall be postponed until the date Landlord delivers possession of the subject Offer Space to Tenant free from occupancy by any party.

9.4	The rights of Tenant hereunder with respect to any Offer Space shall terminate on the earlier to occur of: (i) twenty-four (24) months prior to the Extended Termination Date (as defined in Section 10.4.2); (ii) Tenant’s failure to exercise its Offer Right within the seven (7) day period provided in Section 9.1 above; and (iii) the date Landlord would have provided Tenant the Advice if Tenant had not been in violation of one or more of the conditions set forth in Section 9.1 above.

9.5	If Tenant exercises its Offer Right as to a subject Offer Space, Landlord shall prepare an amendment (the “Offer Space Amendment”) adding the subject Offer Space to the Premises on the terms set forth in the Advice and reflecting the changes in the Monthly installment of Rent, rentable square footage of the Premises, Tenant’s Proportionate Share and other appropriate terms. A copy of the Offer Space Amendment shall be sent to Tenant within a reasonable time after Landlord’s receipt of the Notice of Exercise executed by Tenant, and Tenant shall execute and return the Offer Space Amendment to Landlord within ten (10) days thereafter, but an otherwise valid exercise of the Offer Right shall be fully effective whether or not the Offer Space Amendment is executed.

9.6	Notwithstanding anything herein to the contrary, Tenant’s Offer Right is subject and subordinate to the expansion rights (whether such rights are designated as a right of first offer, right of first refusal, expansion option or otherwise) of the following tenant of the Building existing on the date hereof: Northwest Regional Educational Laboratory, an Oregon nonprofit corporation.

9.7	For purposes of this Section 9, “Prevailing Market” shall mean the annual rental rate per square foot for space comparable to the Offer Space in the Building under leases and renewal and expansion amendments being entered into at or about the time that Prevailing Market is being determined, giving appropriate consideration to tenant concessions, brokerage commissions, tenant improvement allowances, existing improvements in the space in question, and the method of allocating operating expenses and taxes. Notwithstanding the foregoing, space leased under any of the following circumstances shall not be considered to be comparable for purposes hereof: (i) the lease term is for less than the lease term of’ the Offer Space, (ii) the space is encumbered by the option rights of another tenant, or (iii) the space has a lack of windows and/or an awkward or unusual shape or configuration. The foregoing is not intended to be an exclusive list of space that will not be considered to be comparable.

10.	Option to Expand.

10.1	Grant of Option; Conditions. Tenant shall have the option (the “Suite 750 Expansion Option”) to lease the space described as Suite 750 located on the seventh floor of the

Building containing approximately 6,040 square feet of rentable area shown on Exhibit D attached hereto (the “Suite 750 Expansion Space”), if:

10.1.1	Landlord receives written notice (the “Suite 750 Expansion Notice”) from Tenant of the exercise of its Suite 750 Expansion Option on or before August 1, 2010; and

10.1.2	Tenant is not in default under the Lease, as amended hereby, at the time that Landlord receives the Suite 750 Expansion Notice; and

10.1.3	No portion of the Premises is sublet (other than to an Affiliate) at the time Landlord receives the Suite 750 Expansion Notice; and

10.1.4	the Lease, as amended hereby, has not been assigned (other than to an Affiliate) at the time Landlord receives the Suite 750 Expansion Notice; and

10.1.5	The Suite 750 Expansion Space is intended for the exclusive use of Tenant only during the Term and any extension thereof; and

10.1.6	The Contingency Conditions set forth in Section 10.4.1 below have been fully satisfied; and

10.1.7	Tenant has not vacated or abandoned the Premises at the time Landlord receives the Suite 750 Expansion Notice.

10.2	Terms for Suite 750 Expansion Space. The terms of Tenant’s leasing of the Suite 750 Expansion Space shall be as follows:

10.2.1	The initial Annual Rent rate per rentable square foot for the Suite 750 Expansion Space shall be the same as the Annual Rent rate per rentable square foot for the Suite 700 Expansion Space on the date the term for the Suite 750 Expansion Space commences. Monthly Installment of Rent and Annual Rent for the Suite 750 Expansion Space shall increase at such times and in such amount as Monthly Installment of Rent for the Suite 700 Expansion Space, it being the intent of Landlord and Tenant that the Annual Rent rate per rentable square foot for the Suite 750 Expansion Space shall always be the same as the Annual Rent rate per rentable square foot for the Suite 700 Expansion Space. Monthly Installment of Rent attributable to the Suite 750 Expansion Space shall be payable in monthly installments in accordance with the terms and conditions of the Lease, as amended hereby.

10.2.2	Tenant shall pay Tenant’s Proportionate Share of Expenses, Taxes and Insurance Costs for the Suite 750 Expansion Space on the same terms and conditions as are set forth in the Lease, as amended hereby, including the same Base Year that is applicable to the Suite 700 Expansion Space. Tenant’s Proportionate Share for the Suite 750 Expansion Space shall be 1.92% of the Building.

10.2.3

The Suite 750 Expansion Space (including improvements, if any) shall be accepted by Tenant in its “as-built” condition and configuration existing on the earlier of the date Landlord delivers possession of the Suite 750 Expansion Space to Tenant in broom clean condition and not containing any items of personalty left in the space by the prior tenants. However, notwithstanding the foregoing, Landlord agrees that the base Building electrical, heating, ventilation and air conditioning and plumbing systems located in the Suite 750 Expansion Space shall be in good working order as of the date Landlord delivers possession of the Suite 750 Expansion Space to Tenant. Except to the extent caused by the acts or omissions of Tenant or any Tenant Entities or by any alterations or improvements performed by or on behalf of Tenant, if such systems are not in good working order as of the date possession of the Suite 750 Expansion Space is delivered to Tenant and Tenant provides Landlord with notice of the same within forty-five (45) days following the date Landlord delivers possession of the Suite 750 Expansion Space to Tenant, Landlord shall be responsible for repairing or restoring the same. In addition, Tenant shall be entitled to an improvement allowance with respect to the Suite 750 Expansion Space, as described in Section 10.3 below.

10.2.4	The term (“Suite 750 Term”) for the Suite 750 Expansion Space shall commence on the earlier of (i) December 1, 2010, and (ii) ninety (90) days following the date that is the earlier of (A) the date the Suite 750 Improvements (defined in Section 10.3 below) are substantially completed, and (B) the date Tenant commences occupancy of any portion of the Suite 750 Expansion Space. The Suite 750 Term shall end, unless sooner terminated pursuant to the terms of the Lease, as amended hereby, on the Extended Termination Date, it being the intention of the parties hereto that the term for the Suite 750 Expansion Space and the Term for the Premises shall be coterminous. If Landlord is delayed delivering possession of the Suite 750 Expansion Space due to the holdover or unlawful possession of such space by any party, Landlord shaft use reasonable efforts to obtain possession of the space, and the commencement of the term for the Suite 750 Expansion Space shall be postponed until the later of (a) the commencement date for the Suite 750 Term set forth in clause (i) and clause (ii) above or (b) eight (8) weeks after the date Landlord delivers possession of the Suite 750 Expansion Space to Tenant free from occupancy by any party. So long as Tenant has properly exercised its Suite 750 Expansion Option pursuant to this Section, Landlord shall use commercially reasonable efforts to provide Tenant with early access to the Suite 750 Expansion Space as of July 1, 2010; provided that any such failure or inability by Landlord to provide early access by such date shall not subject Landlord to any liability for any loss or damage to Tenant resulting therefrom.

10.2.5	The Suite 750 Expansion Space shall be considered part of the “Premises”, subject to all the terms and conditions of the Lease, as amended hereby, except that no allowances, credits, abatements or other concessions (if any) set forth in the Lease for the initial Premises shall apply to the Suite 150 Expansion Space except as may be specifically provided otherwise in this Section 10.

10.3

Improvement Allowance. Tenant shall be entitled to receive an improvement allowance in the amount of $181,200.00 (i.e., $30.00 per rentable square foot of the Suite 750 Expansion Space) (the “Suite 750 Allowance”) to perform improvements, alterations and additions to the Suite 750 Expansion Space. In addition, if Tenant properly exercises its Suite 750 Expansion Option pursuant to this Section 10, Landlord shall also increase the amount of the Suite 700 Allowance described in Exhibit B by an amount equal to $104,910.00 (i.e., $10.00 per rentable square foot of the Suite 700 Expansion Space), so the amount of the Suite 700 Allowance shall be increased from $209,820.00 to $314,730.00. The Suite 750 Allowance shall be applied toward the cost of initial improvements to be performed in the Suite 750

Expansion Space (the “Suite 750 Improvements”) by Tenant, including the cost of preparing plans, drawings and specifications in connection therewith. The Suite 750 Allowance shall be applied and disbursed in the same manner and subject to the same limitations set forth in Exhibit B hereto with respect to the Suite 700 Allowance. Notwithstanding anything herein to the contrary, Landlord shall not be obligated to disburse any portion of the Suite 750 Allowance during the continuance of an uncured default under the Lease, as amended hereby, and Landlord’s obligation to disburse shall only resume when and if such default is cured. The Suite 750 Allowance may only be used for the cost of labor, material, permits, professional services fees (including, without limitation, engineers foes and LEED certified professional fees), and contractors fees for the Suite 750 Improvements to the Suite 750 Expansion Space and the cost of preparing plans and drawings in connection therewith. In no event shall the Suite 750 Allowance be used for the purchase of equipment, furniture or other items of personal property of Tenant. Any Suite 750 Allowance remaining after the date which is six (6) months following the commencement of the Suite 750 Term shall accrue to Landlord and Tenant shall have no claim connection therewith.

10.4	Other Terms.

10.4.1

Notwithstanding anything to the contrary set forth herein, Tenant’s Suite 750 Expansion Option pursuant to this Section 10 is expressly conditioned upon (a) termination of that certain lease dated January 26, 2007 (the “Suite 725 Existing Lease”), by and between Landlord and Rogerscasey, Inc. (the “Suite 725 Tenant”) relating to a portion of the Suite 750 Expansion Space currently known as Suite 725 or the relocation of the Suite 725 Tenant to a comparable space in the Building, as determined by Landlord, subject to the limitations set forth below, and (b) the termination of that certain lease dated May 17, 2007 (the “Suite 730 Existing Lease”), by and between Landlord and REpower USA Corp., Inc, (the “Suite 730 Tenant”) relating to a portion of the Suite 750 Expansion Space currently known as Suite 730 or the relocation of the Suite 730 Tenant to a comparable space in the Building, as determined by Landlord, subject to the limitations set forth below. If Tenant properly exercises its Suite 750 Expansion Option pursuant this Section, Landlord will negotiate the terms of an agreement with the Suite 725 Tenant to terminate the Suite 725 Existing Lease and with the Suite 730 Tenant to terminate the Suite 730 Existing Lease with respect to each portion of the Suite 750 Expansion Space. If Landlord is unable to terminate either such lease pursuant to terms satisfactory to Landlord in its sole discretion, Landlord will use commercially reasonable efforts to relocate the Suite 730 Tenant, the Suite 725 Tenant, or both, as applicable, to comparable space in the Building, as determined by Landlord. For purposes of this Section, Landlord’s “commercially reasonable efforts to relocate” shall not require Landlord to relocate such tenant if there is less than twelve (12) month remaining on the term such tenant’s lease or to incur any cost (including any cost for tenant improvements, demising costs or commission), expense or liability (including any payment of money, commencing or participating in any litigation or other similar proceeding) to perform such relocation other than (i) the cost of moving such tenant’s furniture, files and equipment to the relocated space, (ii) the reasonable and actual cost of two months’ supply of stationery for such relocated tenant showing the new address and (iii) if reasonably necessary, as determined by Landlord, the cost of cleaning and touch-up painting the relocated space and performing minor repairs.

The termination of the Suite 725 Existing Lease or relocation of the Suite 725 Tenant, as applicable, and the termination of the Suite 730 Existing Lease or the relocation of the Suite 730 Tenant, as applicable, pursuant to this Section 10.4.1 are collectively referred to herein as the “Contingency Conditions.” If Landlord is unable to satisfy both of the Contingency Conditions under terms acceptable to Landlord, at Landlord’s sole discretion, within sixty (60) days following Tenant’s exercise of the Suite 750 Expansion Option, then either Landlord or Tenant shall be entitled to send written notice to the other party of its election to terminate the Suite 750 Expansion Option, in which case Tenant’s Suite 750 Expansion Option with respect to the Suite 750 Expansion Space shall be null and void and of no further force and effect and the Lease, as amended hereby, shall continue in full force and effect as if Tenant had not exercised its Suite 750 Expansion Option. Landlord’s inability to satisfy the Contingency Conditions shall not subject Landlord to any liability for any loss or damage resulting therefrom, nor shall it entitle Tenant to any credit, abatement or adjustment of rent or other sums payable under the Lease, as amended hereby.

10.4.2	In addition to the satisfaction of the Contingency Conditions set forth above, in the event that (a) Tenant properly exercises its Suite 750 Expansion Option pursuant to this Section 10 and leases the Suite 750 Expansion Space, or (b) prior to May 1, 2011, Tenant leases any additional space in the Building (whether pursuant to any right of first offer, expansion option or otherwise) so that the aggregate rentable square footage of the Premises and any other space leased by Tenant in the Building is more than 46,651 rentable square feet, than in each case, the Term of the Lease as to the entire Premises, inclusive of the Suite 700 Expansion Space, the Suite 750 Expansion Space (if applicable) and any other space then being leased by Tenant which has a term expiring on the Termination Date, shall be automatically extended for a period of twelve (12) months and will terminate on April 30, 2015 (the “Extended Termination Date”), unless sooner terminated in accordance with the terms of the Lease, as amended hereby. That portion of the Term commencing the day immediately following the existing Termination Date under the Lease (the “Extension Date”) and ending on the Extended Termination Date shall be referred to herein as the “Extended Term.” During the Extended Term, the Monthly Installment of Rent payable by Tenant under the Lease, as amended hereby, for each portion of the space comprising the Premises will be increased to be 103% of the amount of Monthly Installment of Rent payable for the month immediately preceding the Extension Date. In addition, during the Extended Term Tenant shall pay all additional rent payable under the Lease, including Tenant’s Proportionate Share of Expenses, Taxes and Insurance Costs, in accordance with the Lease, as amended hereby. Notwithstanding the foregoing, if Tenant has leased additional space in the Building (whether pursuant to its Offer Right set forth above or otherwise) that has a term which expires after the Termination Date but before the Extended Termination Date, then the Term of the Lease with respect to such space shall be extended until the Extended Termination Date and the Monthly Installment of Rent payable by Tenant for such space during the extension of the Term for such space shall be increased by 103% of the then current Monthly Installment of Rent; provided that if the term of any such additional space leased by Tenant expires after the Extended Termination Date, then the terms of this Section shall not apply to such space.

10.4.3	If Tenant is entitled to and properly exercises the Suite 750 Expansion Option and the Contingency Conditions are fully satisfied, Landlord shall prepare an amendment (the “Expansion Amendment”) to reflect the commencement date of the term for the Suite 750 Expansion Space and the changes in Monthly Installment Rent, Term of the Lease, rentable square footage of the Premises, Tenant’s Proportionate Share and other appropriate terms. A copy of the Expansion Amendment shall be sent to Tenant within a reasonable time after Landlord’s receipt of the Suite 750 Expansion Notice, and Tenant shall execute and return the Expansion Amendment to Landlord within fifteen (15) days thereafter, but an otherwise valid exercise of the Suite 750 Expansion Option shall be fully effective whether or not the Expansion Amendment is executed.

10.4.4	Notwithstanding anything herein to the contrary, Tenant’s Suite 750 Expansion Option is subject and subordinate to (i) the renewal or extension rights of any tenant leasing all or any portion of the Suite 750 Expansion Space, and (ii) the expansion rights (whether such rights are designated as a right of first offer, right of first refusal, expansion option or otherwise) of following tenant of the Building existing on the date hereof: Northwest Regional Educational Laboratory, an Oregon nonprofit corporation.

10.4.5	In the event that Tenant properly exercises its Suite 750 Expansion Option and Landlord is unable to satisfy the Contingency Conditions set forth above, then Tenant may request by written notice to Landlord that Landlord notify Tenant of any expected vacancies of leasable space in the Building that Landlord anticipates may be available for lease to Tenant in the following twelve (12) month period. Within thirty (30) days following such written request, Landlord shall inform Tenant in writing as to other space (if any) in the Building, that Landlord anticipates may become available for lease by Tenant in the following twelve (12) month period and the terms under which Landlord is prepared to lease such space to Tenant (“List of Potential Spaces”). Such notice shall be provided only as a courtesy to Tenant, and neither Landlord nor Tenant shall be obligated to enter into negotiations for such space, and Landlord shall not be in default hereunder for any failure to provide a List of Potential Spaces or in the event that no such space is available for lease by Tenant. Further, Tenant hereby acknowledges and agrees that except to the extent otherwise expressly provided in the Lease, Tenant has no right of first offer, refusal and/or any other rights or option on such any such space.

11.

Supplemental HVAC Unit. Tenant shall be permitted to install, at its sole cost and expense, a supplemental air conditioning unit (the “Supplemental Unit”) for use in the Suite 700 Expansion Space, subject to the terms of this Section 11. Tenant shall provide Landlord with not less than thirty (30) days prior written notice before installing the Supplemental Unit and Tenant’s installation of the Supplemental Unit shall comply with the terms of Article 6 of the Original Lease. The size and design of the Supplemental Unit, the manner in which the Supplemental Unit will be vented and access outside air, if applicable, shall be subject to Landlord’s prior reasonable written approval. In no event shall the Supplemental Unit connect to the Building’s condenser water loop. Tenant shall be responsible, at its cost, for maintaining and repairing the Supplemental Units to the reasonable satisfaction of Landlord and the cost of purchasing and installing a submeter for the Supplemental Unit to measure electricity consumed in connection with such Supplemental Unit, as well as the cost of all such electricity that is consumed. Tenant, at its sole cost and expense, shall procure and maintain in full force and effect, a contract (the “Service Contract”) for the service, maintenance, repair and replacement of the Supplemental Unit with an asbestos-certified HVAC service and maintenance contracting firm reasonably acceptable to Landlord. Tenant shall follow all reasonable recommendations of said contractor for the maintenance, repair and replacement of the Supplemental Unit. A copy of the then current Service Contract shall be delivered to Landlord annually. The Service Contract shall provide that the contractor shall perform inspections of the Supplemental Unit at reasonable intervals, based on the type of Supplemental Unit installed by Tenant, and that having made such inspections, said contractor shall furnish a complete report of any defective conditions found to be existing with respect to the Supplemental Unit, together with any recommendations for maintenance, repair and/or replacement thereof. Upon expiration or earlier termination of the Lease, as amended hereby, Tenant shall be required to remove the Supplemental Unit, at Tenant’s cost, in accordance with the terms of Article 26 of the Original Lease. The foregoing right shall not require Landlord to upgrade or otherwise modify any existing Building systems.

12.	Other Pertinent Provisions. Landlord and Tenant agree that, effective as of the date of this Amendment (unless different effective dates) is/are specifically referenced in this Section), the Lease shall be amended in the following additional respects:

12.1	Insurance. Tenant’s insurance required under Article 11 of the Original Lease (“Tenant’s Insurance”) shall include the Suite 700 Expansion Space. Tenant has informed Landlord that, as of the date of this Amendment, Tenant does not own any vehicles for use in Tenant’s business. Provided Tenant does not own any vehicles, Tenant shall not be required to carry Business Auto Liability insurance covering owned vehicles pursuant to Section 11.1(b) of the Original Lease; provided, however, Tenant shall be required to carry Business Auto Liability insurance covering non-owned and hired vehicles pursuant to such Section. If Tenant acquires any vehicles subsequent to the date of this Amendment, Tenant shall provide evidence of insurance coverage for such owned vehicles pursuant to the terms of Section 11.1(b) of the Original Lease, Tenant shall provide Landlord with a certificate of insurance, in form and substance satisfactory to Landlord and otherwise in compliance with Article 11 of the Original Lease, evidencing that Tenant’s Insurance covers the Original Premises and the Suite 700 Expansion Space, upon delivery of this Amendment, executed by Tenant, to Landlord, and thereafter as necessary to assure that Landlord always has current certificates evidencing Tenant’s Insurance.

12.2	Parking. Effective as of the Suite 700 Expansion Effective Date, Tenant’s unreserved parking spaces shall be increased from twenty-five (25) unreserved parking spaces to thirty-five (35) unreserved parking spaces. Except as modified herein, the use of such unreserved parking spaces shall be subject to the terms of the Lease.

12.3	Landlord Improvements. The parties hereby acknowledge and agree that Landlord has fully performed all of its obligations described in Exhibit “B” of the Original Lease.

12.4	Deletion. Exhibit “H” (Option to Expand) of the Original Lease is hereby deleted in its entirety and shall be of no further force and effect.

13.	Miscellaneous.

13.1

This Amendment, including Exhibit A (Outline and Location of Suite 700 Expansion Space), and Exhibit B (Tenant Alterations), Exhibit C (Temporary Space), Exhibit D (Outline and Location of Suite 750 Expansion Space), and Exhibit E (Early Possession Agreement) attached hereto, sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. Under no circumstances shall Tenant be entitled to any rent abatement, improvement allowance, leasehold improvements, or other work to the Premises (other than repairs, replacements and maintenance Landlord is required to perform pursuant to the express terms of the Lease), or any similar economic incentives that may have been provided Tenant in connection with entering into the Lease, unless specifically set forth in this Amendment.

13.2	Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.

13.3	In the case of any inconsistency between the provisions of the Lease and this Amendment, the provisions of this Amendment shall govern and control.

13.4	Submission of this Amendment by Landlord is not an offer to enter into this Amendment but rather is a solicitation for such an offer by Tenant. Landlord shall not be bound by this Amendment until Landlord has executed and delivered the same to Tenant.

13.5	The capitalized terms used in this Amendment shall have the same definitions as set forth in the Lease to the extent that such capitalized terms are defined therein and not redefined in this Amendment.

13.6	Tenant hereby represents to Landlord that Tenant has dealt with no broker in connection with this Amendment other than CresaPartners. Tenant agrees to indemnify and hold Landlord, its members, principals, beneficiaries, partners, officers, directors, employees, mortgagee(s) and agents, and the respective principals and members of any such agents harmless from all claims of any other brokers claiming to have represented Tenant in connection with this Amendment. Landlord hereby represents to Tenant that Landlord has dealt with no broker in connection with this Amendment other than Pacific Real Estate Partners, Inc. Landlord agrees to indemnify and hold Tenant harmless from all claims of any other brokers claiming to have represented Landlord in connection with this Amendment.

13.7	Each signatory of this Amendment represents hereby that he or she has the authority to execute and deliver the same on behalf of the party hereto for which such signatory is acting. Tenant hereby represents and warrants that neither Tenant, nor any persons or entities holding any legal or beneficial interest whatsoever in Tenant, are (i) the target of any sanctions program that is established by Executive Order of the President or published by the Office of Foreign Assets Control, U.S. Department of the Treasury (“OFAC”); (ii) designated by the President or OFAC pursuant to the Trading with the Enemy Act, 50 U.S.C. App. § 5, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701-06, the Patriot Act, Public Law 107-56, Executive Order 13224 (September 23, 2001) or any Executive Order of the President issued pursuant to such statutes; or (iii) named on the following list that is published by OFAC: “List of Specially Designated Nationals and Blocked Persons.” If the foregoing representation is untrue at any time during the Term, an Event of Default under the Lease will be deemed to have occurred, without the necessity of notice to Tenant.

13.8	Redress for any claim against Landlord under the Lease and this Amendment shall be limited to and enforceable only against and to the extent of Landlord’s interest in the Building. The obligations of Landlord under the Lease are not intended to and shall not be personally binding on, nor shall any resort be had to the private properties of, any of its trustees or board of directors and officers, as the case may be, its investment manager, the general partners thereof, or any beneficiaries, stockholders, employees, or agents of Landlord or the investment manager, and in no case shall Landlord be liable to Tenant hereunder for any lost profits, damage to business, or any form of special, indirect or consequential damages.

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment as of the day and year first above written.

LANDLORD:		TENANT:

ONE MAIN PLACE PORTLAND – OREGON, INC., a Maryland corporation		TRIPWIRE, INC., a Delaware corporation

By:	RREEF Management Company, a Delaware corporation, its Authorized Agent

By:	/s/ Stephen J. George	By:	/s/ Robert C. McCarthy

Name:	Stephen J. George	Name:	Robert C. McCarthy

Title:	Regional Director	Title:	CFO

Dated:	12/7/09	Dated:	12/2/09

EXHIBIT A - OUTLINE AND LOCATION OF SUITE 700 EXPANSION SPACE

attached to and made a part of the Amendment dated as of December 4, 2009, between

ONE MAIN PLACE PORTLAND - OREGON, INC., a Maryland corporation, as Landlord and

TRIPWIRE, INC., a Delaware corporation, as Tenant

Exhibit A is intended only to show the general layout of the Suite 700 Expansion Space as of the date of the Amendment. It does not in any way supersede any of Landlord’s rights set forth in the Lease with respect to arrangements and/or locations of public parts of the Building and changes in such arrangements and/or locations. It is not to be scaled; any measurements or distances shown should be taken as approximate.

[DIAGRAM]

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EXHIBIT B – TENANT ALTERATIONS

attached to and made a part of the Amendment dated as of December 4, 2009, between

ONE MAIN PLACE PORTLAND - OREGON, INC., a Maryland corporation, as Landlord and

TRIPWIRE, INC., a Delaware corporation, as Tenant

1.        Tenant, following the delivery of the Suite 700 Expansion Space by Landlord and the full and final execution and delivery of the Amendment to which this Exhibit B is attached and the Early Possession Agreement and insurance certificates required under the Amendment, shall have the right to perform alterations and improvements in the Suite 700 Expansion Space (the “Tenant Alterations”). Notwithstanding the foregoing, Tenant and its contractors shall not have the right to perform the Tenant Alterations in the Suite 700 Expansion Space unless and until Tenant has complied with all of the terns and conditions of this Exhibit B, including, without limitation, approval by Landlord of the final plans for the Tenant Alterations and the contractors to be retained by Tenant to perform such Tenant Alterations as set forth below, which approval shall not be unreasonably withheld or conditioned. Landlord shall use commercially reasonable efforts to approve, disapprove or otherwise act with respect to plans and specifications submitted by Tenant in connection with Initial Alterations within ten (10) days after receipt thereof. If Landlord disapproves such plans and specifications (or any component thereof), Landlord’s notice of disapproval shall describe with reasonable specificity the basis for such disapproval and the changes that would be necessary to resolve Landlord’s objections and Tenant shall cause such plans and specifications to be modified and resubmitted to Landlord for its approval. Such procedure shall be repeated as necessary until Landlord has approved the plans and specifications for the Tenant Alterations (or the applicable component thereof). If Landlord fails to respond to any request for consent to Tenant’s plans for the Tenant Alterations within the ten (10) day period set forth above, Tenant shall have the right to provide Landlord with a second request for consent, which second notice must state the following in bold and capped font: “THIS IS TENANT’S SECOND NOTICE TO LANDLORD. LANDLORD FAILED TO RESPOND TO TENANT’S FIRST NOTICE REQUESTING CONSENT TO A PROPOSED PLANS IN ACCORDANCE WITH THE TERMS OF EXHIBIT “B” TO THE SECOND AMENDMENT TO LEASE. IF LANDLORD FAILS TO RESPOND TO THIS NOTICE WITHIN 5 BUSINESS DAYS, LANDLORD SHALL BE DEEMED TO HAVE CONSENTED TO THE PROPOSED PLANS.” If Tenant’s second notice complies with the terns of this Section and Landlord’s failure to respond continues for five (5) business days after its receipt of the second request for consent, the plans delivered to Landlord shall be deemed to have been approved by Landlord.

2.        Tenant shall be responsible for all elements of the design of Tenant’s plans (including, without limitation, compliance with law, functionality of design, the structural integrity of The design, the configuration of the Suite 700 Expansion Space and the placement of Tenant’s furniture, appliances and equipment), and Landlord’s approval of Tenant’s plans shall in no event relieve Tenant of the responsibility for such design. In addition to the foregoing, Tenant shall be solely liable for all costs and expenses associated with or otherwise caused by Tenant’s performance and installment of the Tenant Alterations (including, without limitation, any legal compliance requirements arising outside of the Suite 700 Expansion Space). Landlord’s approval of the contractors to perform the Tenant Alterations shall not be unreasonably withheld. The parties agree that Landlord’s approval of the general contractor to perform the Tenant Alterations shall not be considered to be unreasonably withheld if any such general contractor (a) does not have trade references reasonably acceptable to Landlord, (b) does not maintain insurance as required pursuant to the terms of the Lease, (c) does not have the ability to be bonded for the work in an amount of no less than one hundred fifty percent (150%) of the total estimated cost of the Tenant Alterations, (d) does not provide current financial statements reasonably acceptable to Landlord, or (e) is not licensed as a contractor in the state/municipality in which the Suite 700 Expansion Space is located. Tenant acknowledges the foregoing is not intended to be an exclusive list of the reasons why Landlord

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may reasonably withhold its consent to a general contractor. Notwithstanding the foregoing Landlord hereby approves of the following general contractors to perform the Tenant Alterations: Russell Construction, Lease Crutcher Lewis, and R&H Construction.

3.        Provided Tenant is not in default, Landlord agrees to contribute the sum of $209,820.00 (i.e., $20.00 per rentable square foot of the Suite 700 Expansion Space) (the “Suite 700 Allowance”) (which is subject to increase pursuant to Section 10.3 of the Amendment) toward the cost of performing the Tenant Alterations in preparation of Tenant’s occupancy of the Suite 700 Expansion Space. The Suite 700 Allowance may only be used for the cost of preparing design and construction documents and mechanical and electrical plans for the Tenant Alterations and for hard costs in connection with the Tenant Alterations. The Suite 700 Allowance, less a ten percent (10%) retainage (the “Final Retention”) (which retainage shall be payable as part of the final draw), shall be paid to Tenant or, at Landlord’s option, to the order of the general contractor that performs the Tenant Alterations, in no more than two (2) periodic disbursements, within thirty (30) days after receipt of the following documentation: (a) an application for payment and sworn statement of contractor substantially in the form of AIA Document G-702 covering all work for which disbursement is to be made to a date specified therein; (b) a certification from an AIA architect substantially in the fare of the Architect’s Certificate for Payment which is located on AIA Document G702, Application and Certificate of Payment; (c) contractor’s, subcontractor’s and material supplier’s conditional waivers of liens which shall cover all Tenant Alterations for which disbursement is being requested (along with unconditional mechanics lien releases with respect to payments made pursuant to Tenant’s prior submission hereunder), which waivers and releases shall comply in form and substance with the mechanics’ lien laws of the state in which the Suite 700 Expansion Space is located, together with all such invoices, contracts, or other supporting data as Landlord or Landlord’s mortgagee may reasonably require; (d) a cost breakdown for each trade or subcontractor performing the Tenant Alterations; (e) plans and specifications for the Tenant Alterations, together with a certificate from an AIA architect that such plans and specifications comply in all material respects with all laws affecting the Building and Premises; (f) copies of all construction contracts for the Tenant Alterations, together with copies of all change orders, if any; and (g) a request to disburse from Tenant containing an approval by Tenant of the work done and a good faith estimate of the cost to complete the Tenant Alterations. Upon completion of the Tenant Alterations, and prior to disbursement of the Final Retention, Tenant shall finish Landlord with: (i) general contractor and architect’s completion affidavits; (ii) full and final waivers of lien; (iii) receipted bills covering all labor and materials expended and used; (iv) as-built plans of the Tenant Alterations; and (v) the certification of Tenant and its architect that the Tenant Alterations have been installed in a good and workmanlike manner in accordance with the approved plans, and in accordance with applicable laws, codes and ordinances. In no event shall Landlord be required to disburse the Suite 700 Allowance more than one time per month. If the Tenant Alterations exceed the Suite 700 Allowance, Tenant shall be entitled to the Suite 700 Allowance in accordance with the terms hereof, but each individual disbursement of the Suite 700 Allowance shall be disbursed in the proportion that the Suite 700 Allowance bears to the total cost for the Tenant Alterations, less the ten percent (10%) retainage referenced above. Notwithstanding anything herein to the contrary, Landlord shall not be obligated to disburse any portion of the Suite 700 Allowance during the continuance of an uncured default under the Lease, and Landlord’s obligation to disburse shall only resume when and if such default is cured.

4.        In no event shall the Suite 700 Allowance be used for the purchase of equipment, furniture or other items of personal property of Tenant. If Tenant does not submit a request for payment of the entire Suite 700 Allowance to Landlord in accordance with the provisions contained in this Exhibit B by July 31, 2011, any unused amount shall accrue to the sole benefit of Landlord, it being understood that Tenant shall not be entitled to any credit, abatement or other concession in connection therewith. Tenant shall be responsible for all applicable state sales or use taxes, if any, payable in connection with the Tenant Alterations and/or the Suite 700 Allowance.

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5.        Provided Tenant is not in default, Landlord shall provide Tenant with an additional allowance (the “Space Planning Allowance”) in an amount not to exceed $2,479.65 (i.e., $0.15 per rentable square foot of the Suite 700 Expansion Space and the Suite 750 Expansion Space) to be applied toward preparation of the initial space plans for the Tenant Alterations in the Suite 700 Expansion Space and the Suite 750 Improvements in the Suite 750 Expansion Space (collectively, the “Space Planning Costs”). Landlord shall disburse the Space Planning Allowance, or applicable portion thereof, to Tenant within forty-five (45} days after the receipt of paid invoices from Tenant with respect to Tenant’s actual Space Planning Costs. However, in no event shall Landlord have any obligation to disburse any portion of the Space Planning Allowance after the date which is four (4) months after the Suite 700 Expansion Effective Date.

6.        Tenant agrees to accept the Suite 700 Expansion Space in its “as-is” condition and configuration, it being agreed that Landlord shall not be required to perform any work or, except as provided above with respect to the Suite 700 Allowance and Space Planning Allowance, incur any costs in connection with the construction or demolition of any improvements in the Suite 700 Expansion Space. Notwithstanding the foregoing, in addition to Landlord’s obligations pursuant to Section 6.1 of the Amendment, Landlord shall be responsible, at Landlord’s cost, for any repairs, upgrades or modifications to the Building core restrooms on the seventh (7th ) floor of the Building to the extent such upgrades or modifications are required (i) by Title III of the Americans with Disabilities Act and/or similar handicapped access provisions of applicable building codes in effect and as interpreted, enforced and applied as of the date of the Amendment, and (ii) by the appropriate governmental agency or department in order to obtain a building permit for the Tenant Alterations (collectively, “Required Upgrades”). The Required Upgrades shall be completed using Building standard methods, materials and finishes.

7.        This Exhibit B shall not be deemed applicable to any additional space added to the Suite 700 Expansion Space at any time or from time to time, whether by any options under the Lease or otherwise, or to any portion of the original Premises or any additions to the Premises in the event of a renewal or extension of the original Term of the Lease, whether by any options under the Lease or otherwise, unless expressly so provided in the Lease or any amendment or supplement to the Lease.

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EXHIBIT C - TEMPORARY SPACE

attached to and made a part of the Amendment dated as of December 4, 2009, between

ONE MAIN PLACE PORTLAND - OREGON, INC., a Maryland corporation, as Landlord and

TRIPWIRE, INC., a Delaware corporation, as Tenant

[DIAGRAM]

C-1

EXHIBIT D – OUTLINE AND LOCATION OF SUITE 750 EXPANSION SPACE

attached to and made a part of the Amendment dated as of December 4, 2009, between

ONE MAIN PLACE PORTLAND - OREGON, INC., a Maryland corporation, as Landlord and

TRIPWIRE, INC., a Delaware corporation, as Tenant

Exhibit D is intended only to show the general layout of the Suite 750 Expansion Space as of the date of the Amendment. It does not in any way supersede any of Landlord’s rights set forth in the Lease with respect to arrangements and/or locations of public parts of the Building and changes in such arrangements and/or locations. It is not to be scaled; any measurements or distances shown should be taken as approximate.

[DIAGRAM]

D-1

EXHIBIT E - EARLY POSSESSION AGREEMENT

attached to and made a part of the Amendment dated as of December         , 2009, between

ONE MAIN PLACE PORTLAND – OREGON, INC., a Maryland corporation, as Landlord and

TRIPWIRE, INC., a Delaware corporation, as Tenant

EARLY POSSESSION AGREEMENT

Reference is made to that Second Amendment to Lease dated as of December 4, 2009 (the “Second Amendment”), between ONE MAIN PLACE PORTLAND – OREGON, INC., a Maryland corporation (“Landlord”) and TRIPWIRE, INC., a Delaware corporation (“Tenant”), for the Suite 700 Expansion Space (as defined in the Second Amendment) located in the building commonly known as One Main Place located at 101 SW Main Street, Portland, Oregon 97204.

It is hereby agreed that, notwithstanding anything to the contrary contained in the Second Amendment or the Lease, but subject to the terms of Section 7 of the Second Amendment, Tenant may occupy the Suite 700 Expansion Space on             . The first Monthly Installment of Rent as to the Suite 700 Expansion Space is due on             .

Landlord and Tenant agree that all the terms and conditions of the above referenced Amendment and Lease, are in full force and effect as of the date of Tenant’s possession of the Suite 700 Expansion Space prior to the Suite 700 Expansion Effective Date pursuant to Section 7 of the Second Amendment.

LANDLORD:		TENANT:

ONE MAIN PLACE PORTLAND – OREGON, INC., a Maryland corporation		TRIPWIRE, INC., a Delaware corporation

By:	RREEF Management Company, a Delaware corporation, its Authorized Agent

By:		By:

Name:	DO NOT SIGN	Name:	DO NOT SIGN

Title:	Title:

Dated:	Dated:

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E-1

THIRD AMENDMENT TO LEASE

This Third Amendment to Lease (this “Third Amendment”) is made and entered into by and between KBSII ONE MAIN PLACE, LLC, a Delaware limited liability company (“Landlord”), as successor-in-interest to One Main Place Portland-Oregon, Inc., a Maryland corporation (“Original Landlord”), and TRIPWIRE, INC., a Delaware corporation (“Tenant”), effective as of the date this Third Amendment is executed by Landlord as evidenced on the signature page attached hereto (the “Effective Date”).

W I T N E S S E T H

WHEREAS, Original Landlord and Tenant previously entered into that certain Lease dated June 27, 2008 (the “Original Lease”), as amended by that certain First Amendment to Lease by and between Original Landlord and Tenant, dated November 20, 2008 (the “First Amendment”), and as amended by that certain Second Amendment to Lease by and between Original Landlord and Tenant, dated December 4, 2009 (the “Second Amendment”) (the Original Lease, as amended by the First Amendment and the Second Amendment, hereinafter, the “Lease”), for the lease by Tenant of certain premises consisting of approximately 46,651 rentable square feet of space described as Suite Nos. 260, 700 1400 and 1500 (the “Current Premises”), in the building commonly known as the One Main Place, located at 101 SW Main Street, Portland, Oregon 97204 (the “Building”), all as more particularly described in the Lease;

WHEREAS, Landlord has succeeded to all of the rights, interests and obligations of Original Landlord under the Lease;

WHEREAS, Tenant is also currently leasing the Temporary Space for the Temporary Space Term in accordance with Section 8 of the Second Amendment; and

WHEREAS, Landlord and Tenant desire to amend the Lease to, among other things, expand the Current Premises, and to modify certain other terms and provisions of the Lease, all as more particularly provided herein below;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and pursuant to the foregoing, and in consideration of the mutual covenants and agreements contained in the Lease and herein, the Lease is hereby modified and amended as set out below:

1.        Defined Terms.  All capitalized terms used herein shall have the same meaning as defined in the Lease, unless otherwise defined in this Third Amendment.

2.        Term of the Lease.  The Term of the Lease is currently stipulated to expire on and as of April 30, 2014.

3.        Expansion Space. Effective as the Suite 750 Expansion Effective Date (defined below), the Current Premises shall be expanded to include that certain 6,040 rentable square feet of space on the Seventh Floor of the Building and further depicted on Exhibit A attached hereto (the “Expansion Space”), for a term that is co-terminus with the Term of the Lease. As of the Suite 750 Expansion Effective Date, the Current Premises and the Expansion Space shall

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collectively hereinafter be known as the “Premises” and shall contain a total of 52,691 rentable square feet on the second, seventh, fourteenth and fifteenth floors of the Building as more particularly set forth on Exhibit B hereto. The Expansion Space is subject to all the terms and conditions of the Lease, except as expressly modified herein, and except that Tenant shall not be entitled to receive any allowances, abatements or other financial concessions granted with respect to the Current Premises unless such concessions are expressly provided for herein with respect to the Expansion Space. The term “Suite 750 Expansion Effective Date” shall mean September 1, 2010, except that such date shall be delayed one (1) calendar day for each day that Landlord fails to provide (i) early access to the RE Power Space (defined below) by June 1, 2010 (the term “early access” as used herein being more particularly set forth in Section 9 below), or (ii) early access to the Rogerscasey Space (defined below) by June 25, 2010 (the term “early access” as used herein being more particularly set forth in Section 9 below). The term “RE Power Space” shall mean Suite 730 in the Building which is subject to that Lease dated May 17, 2007 by and between Original Landlord and RE Power USA Corp., Inc. (“RE Power”). The term “Rogerscasey Space” shall mean Suite 725 in the Building which is subject to that Lease dated January 26, 2007 by and between Original Landlord and Rogerscasey, Inc. (“Rogerscasey”).

4.         Confirmation of Premises.  Landlord and Tenant stipulate and agree that, as of the Suite 750 Expansion Effective Date and continuing throughout the Term of the Lease, the Premises (comprised of both the Current Premises and the Expansion Space) shall consist of a total of 52,691 rentable square feet.

5.         Annual Rent and Monthly Installment of Rent.  In addition to Tenant’s obligation to pay Annual Rent and Monthly Installment of Rent of the Current Premises, Tenant shall pay Landlord Annual Rent and Monthly Installment Rent for the Expansion Space as follows:

Period	Rentable Square Footage	Annual Rate Per Square Foot	Annual Rent	Monthly Installment of Rent
Suite 750 Expansion Effective Date – 8/31/11	6,040	$24.00	$144,960.00	$12,080.00
9/1/11 – 8/31/12	6,040	$24.72	$149,308.80	$12,442.40
9/1/12 – 8/31/13	6,040	$25.46	$153,778.40	$12,814.87
9/1/13 – 4/30/14	6,040	$26.22	$158,368.80	$13,197.40

All such Annual Rent and Monthly Installment of Rent shall be payable by Tenant in accordance with the terms of the Lease, as amended hereby.

6.        Tenant’s Proportionate Share.  For the period commencing with the Suite 750 Expansion Effective Date and ending on April 30, 2014, Tenant’s Proportionate Share for the

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Expansion Space is 1.91% of the Building. Accordingly, effective as of the Suite 750 Expansion Effective Date, Tenant’s Proportionate Share is increased from 14.80% of the Building to 16.71% of the Building.

7.        Expenses, Taxes and Insurance Costs.  For the period commencing with the Suite 750 Expansion Effective Date and ending on April 30, 2014, Tenant shall pay for Tenant’s Proportionate Share of Expenses, Taxes and Insurance Costs applicable to the Expansion Space in accordance with the terms of the Lease, as amended hereby; provided, however, during such period, the Base Year for the computation of Tenant’s Proportionate Share of Expenses, Taxes and Insurance Costs solely with respect to Expansion Space is calendar year 2010.

8.        Condition of the Premises.  Tenant hereby accepts from Landlord through the expiration of the Term, the Premises (including the Current Premises and the Expansion Space) in its existing “AS-IS”, “WHERE-IS” and “WITH ALL FAULTS” condition, and Landlord shall have no obligation whatsoever to refurbish the Premises at any time through the expiration of the Term, except that Landlord agrees that the base Building electrical, heating, ventilation and air conditioning and plumbing systems located in the Expansion Space shall be in good working order as of the date Landlord delivers possession of the Expansion Space to Tenant. Landlord hereby agrees to provide a tenant improvement allowance for Tenant’s use improving the Expansion Space in accordance with and subject to the terms and conditions of Exhibit C, attached hereto and incorporated herein for all purposes. Notwithstanding anything to the contrary in this Third Amendment, it is understood by Landlord and Tenant that the common area restrooms and other core areas on the seventh (7th) floor of the Building shall not be modified by Tenant under this Third Amendment without the prior written consent and approval of Landlord. Finally, Landlord shall have the option, but not the obligation, to reuse any Building-standard doors with frames, any glass doors, relites and hardware presently on the seventh (7th) floor that Tenant does not intend to use.

9.        Early Access to Expansion Space.  Subject to the terms of this Paragraph 9 and provided that this Third Amendment has been fully executed by all parties and Tenant has delivered the insurance certificates required hereunder, Landlord grants Tenant the right to enter the Expansion Space at such time as the existing tenants in the Expansion Space have vacated and surrendered the Expansion Space to Landlord, at Tenant’s sole risk, solely for the purpose of performing the Tenant Alterations described in Exhibit C attached hereto and installing telecommunications and data cabling, equipment, furnishings and other personalty. Such possession prior to the Suite 750 Expansion Effective Date shall be subject to all of the terms and conditions of the Lease, as amended hereby, except that Tenant shall not be required to pay Monthly Installment of Rent with respect to the period of time prior to the Suite 750 Expansion Effective Date during which Tenant occupies the Expansion Space solely for such purposes. However, Tenant shall be liable for any utilities or special services provided to Tenant during such period. Notwithstanding the foregoing, if Tenant takes possession of the Expansion Space before the Suite 750 Expansion Effective Date for any purpose other than as expressly provided in this paragraph, such possession shall be subject to the terms and conditions of the Lease, as amended hereby, and Tenant shall pay Monthly Installment of Rent and any other charges payable under the Lease, as amended hereby, to Landlord for each day of possession before the Suite 750 Expansion Effective Date. Said early possession shall not advance the April 30, 2014 Lease termination date. As a condition to any early entry by Tenant pursuant to this Paragraph 9,

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Tenant shall execute and deliver to Landlord an early possession agreement (the “Early Possession Agreement”) in a form reasonably acceptable to Tenant, provided by Landlord, which form shall set forth only the actual date for early possession and the date for the commencement of payment of Monthly Installment of Rent with respect to the Expansion Space. Landlord shall use commercially reasonable efforts to provide Tenant with early access to the Expansion Space as of the dates described in Section 3; provided that any failure or inability by Landlord to provide early access by such date shall not subject Landlord to any liability for any loss or damage to Tenant resulting therefrom, except that the Suite 750 Expansion Effective Date shall be delayed as described in Section 3.

10.         Addresses for Notices.   Landlord’s address for the purposes of the payment of Rent and the delivery of any notices by Tenant under the Lease is hereby amended to be as follows:

With a copy to: KBS Realty Advisors, LLC 201 California Street, Suite 470 San Francisco, California 94111 Attn: Steve Silva

11.         Section 10 of the Second Amendment.  As of the Effective Date, Landlord and Tenant acknowledge and agree that Section 10 of the Second Amendment is hereby deleted and null and void.

12.         Termination of this Third Amendment.  In the event Landlord is unable, after use of its commercially reasonable efforts, to deliver possession of the entire Expansion Space to Tenant on or before the Possession Date, then after the Possession Date, Tenant shall be entitled to send written notice to Landlord of its intent to terminate this Third Amendment unless possession of the entire Expansion Space is delivered to Tenant within fifteen (15) days after the date of such notice. If Landlord does not deliver possession of the Expansion Space by expiration of such fifteen (15) day period, this Third Amendment shall be automatically fully and finally terminated upon expiration of such period and neither party shall have any further rights or obligations hereunder. The term “Possession Date” shall mean July 31, 2010; provided, however, the Possession Date shall be postponed one (1) day for each day of Tenant Delay. The term “Tenant Delay” shall mean any delay in the delivery of possession of the Expansion Space to Tenant resulting from (i) Tenant’s failure to comply with the provisions of this Lease, and/or (ii) Tenant’s negligence or willful misconduct.

13.         Parking.  On the Effective Date, Tenant shall be entitled to use an additional six (6) unreserved parking spaces in the Building and two (2) reserved parking spaces in the Building. Accordingly, on the Suite 700 Expansion Effective Date (as defined in the Second

4

Amendment), Tenant shall be entitled to use forty-one (41) unreserved parking spaces and eight (8) reserved parking spaces.

14.         Broker.  Tenant warrants that it has had no dealings with any broker or agent other than CresaPartners, as the Tenant’s broker, and Pacific Real Estate Partners, Inc., as the Landlord’s broker (collectively the “Brokers”) in connection with the negotiation or execution of this Third Amendment, and Tenant agrees to indemnify Landlord and hold Landlord harmless from and against any and all costs, expenses or liability for commissions or other compensations or charges claimed by any broker or agent, other than Brokers, with respect to this Third Amendment.

15.         Seventh Floor Corridor.  Landlord hereby consents to, and approves, the removal of the existing common corridor on the seventh (7th) floor of the Building pursuant to the plans attached hereto as Exhibit D-2, and the modifications to the seventh (7th) floor elevator lobby as shown on Exhibit E attached hereto. Tenant, at Tenant’s sole cost and expense, using Tenant’s contractor, shall replace the corridor immediately following the expiration of the Term of the Lease pursuant to the plans attached here to as Exhibit D-3, and shall restore the elevator lobby to its original condition. Such replacement corridor shall be up to the ceiling grid only (as currently exists), shall be ready to be painted with Building-standard paint, and shall otherwise be Building-standard as reasonably determined by Landlord. Tenant shall leave openings for doors where requested by Landlord or shall re-install existing doors if available from Landlord. If Landlord decides that it does not want Tenant to restore the corridor and/or elevator lobby as set forth above, then Landlord shall so notify Tenant in writing within three (3) months prior to the expiration of the Term of the Lease. If no such notice is provided by Landlord to Tenant, then Tenant shall be required to make such restorations. Tenant agrees during the Term of the Lease to store all light fixtures, wall paneling, doors and other seventh (7th) floor corridor items that can be reused by Landlord.

16.         Miscellaneous.  With the exception of those terms and conditions specifically modified and amended herein, the herein referenced Lease shall remain in full force and effect in accordance with all its terms and conditions. In the event of any conflict between the terms and provisions of this Third Amendment and the terms and provisions of the Lease, the terms and provisions of this Third Amendment shall supersede and control.

17.         Counterparts/Facsimile Signatures.  This Third Amendment may be executed in any number of counterparts, each of which shall be deemed an original, and all of such counterparts shall constitute one agreement. To facilitate execution of this Third Amendment, the parties may execute and exchange facsimile counterparts of the signature pages and facsimile counterparts shall serve as originals.

[SIGNATURE PAGE TO FOLLOW]

5

IN WITNESS WHEREOF, the parties hereto have executed this Third Amendment to be effective as of the day and year as set forth above.

LANDLORD:

KBSII ONE MAIN PLACE. LLC,
a Delaware limited liability company

By:	KBS Realty Advisors LLC, a Delaware limited liability company, as agent

	By:	/s/ Steve Silva
Steve Silva, Senior Vice President

	Date:	June 5, 2010

TENANT:

TRIPWIRE, INC.,
a Delaware corporation

By:	/s/ Kelly E. Lang
Name:	Kelly Lang
Title:	VP/CFO

Date:	June 2, 2010

S-1

EXHIBIT A

EXPANSION SPACE

[Diagram]

A-1

EXHIBIT B

PREMISES

[Diagrams]

B-1

EXHIBIT C

TENANT ALTERATIONS

attached to and made a part of the Third Amendment by and between

KBSII ONE MAIN PLACE, LLC, a Delaware limited liability company, as Landlord and

TRIPWIRE, INC., a Delaware corporation, as Tenant

1.        Tenant, following the delivery of the Expansion Space by Landlord and the full and final execution and delivery of this Third Amendment and any insurance certificates required under this Third Amendment, shall have the right to perform alterations and improvements in the Expansion Space (the “Tenant Alterations”). Notwithstanding the foregoing, Tenant and its contractors shall not have the right to perform the Tenant Alterations in the Expansion Space unless and until Tenant has complied with all of the terms and conditions of this Exhibit C, including, without limitation, approval by Landlord of the final plans for the Tenant Alterations and the contractors to be retained by Tenant to perform such Tenant Alterations as set forth below, which approval shall not be unreasonably withheld or conditioned. Landlord shall use commercially reasonable efforts to approve, disapprove or otherwise act with respect to plans and specifications submitted by Tenant in connection with the Tenant Alterations within ten (10) days after receipt thereof. If Landlord disapproves such plans and specifications (or any component thereof), Landlord’s notice of disapproval shall describe with reasonable specificity the basis for such disapproval and the changes that would be necessary to resolve Landlord’s objections, and Tenant shall cause such plans and specifications to be modified and resubmitted to Landlord for its approval. Such procedure shall be repeated as necessary until Landlord has approved the plans and specifications for the Tenant Alterations (or the applicable component thereof). If Landlord fails to respond to any request for consent to Tenant’s plans for the Tenant Alterations within the ten (10) day period set forth above, Tenant shall have the right to provide Landlord with a second request for consent, which second notice must state the following in bold and capped font: “THIS IS TENANT’S SECOND NOTICE TO LANDLORD. LANDLORD FAILED TO RESPOND TO TENANT’S FIRST NOTICE REQUESTING CONSENT TO A PROPOSED PLANS IN ACCORDANCE WITH THE TERMS OF EXHIBIT C TO THE THIRD AMENDMENT TO LEASE. IF LANDLORD FAILS TO RESPOND TO THIS NOTICE WITHIN 5 BUSINESS DAYS, LANDLORD SHALL BE DEEMED TO HAVE CONSENTED TO THE PROPOSED PLANS.” If Tenant’s second notice complies with the terms of this Section and Landlord’s failure to respond continues for five (5) business days after its receipt of the second request for consent, the plans delivered to Landlord shall be deemed to have been approved by Landlord.

2.        Tenant shall be responsible for all elements of the design of Tenant’s plans (including, without limitation, compliance with law, functionality of design, the structural integrity of the design, the configuration of the Expansion Space and the placement of Tenant’s furniture, appliances and equipment), and Landlord’s approval of Tenant’s plans shall in no event relieve Tenant of the responsibility for such design. In addition to the foregoing, Tenant shall be solely liable for all costs and expenses associated with or otherwise caused by Tenant’s performance and installment of the Tenant Alterations (including, without limitation, any legal compliance requirements arising outside of the Expansion Space). Landlord’s approval of the contractors to perform the Tenant Alterations shall not be unreasonably withheld or delayed. The parties agree that Landlord’s approval of the general contractor to perform the Tenant Alterations shall not be considered to be unreasonably withheld if any such general contractor (a) does not have trade references reasonably acceptable to Landlord, (b) does not maintain insurance as required pursuant to the terms of the Lease, (c) does not have the ability to be bonded for the work in an amount of no less than one hundred fifty percent (150%) of the total estimated cost of the Tenant Alterations, (d) does not provide current financial statements reasonably acceptable to Landlord, or (e) is not licensed as a contractor in the state/municipality in which the Expansion Space is located. Tenant acknowledges the foregoing is not intended to be an exclusive list of the reasons why Landlord may reasonably withhold its consent to a general contractor. Notwithstanding the foregoing, Landlord hereby approves of the following general contractors to perform the Tenant Alterations: Russell Construction, Lease Crutcher Lewis, and R&H Construction. Landlord and Tenant acknowledge and agree that Landlord and Landlord’s property and construction manager shall have (i) oversight of the construction of the Tenant Alterations, and (ii) approval of the subcontractors chosen to bid the Tenant Alterations. Additionally, Landlord and Tenant acknowledge and agree that where appropriate, there will be three (3) subcontractors bidding for each portion of the Tenant Alterations. In the event that the general contractor can self-perform a portion of the work, the general contractor’s bid will be included as one (1) of the three (3) subcontractor bids.

3.        Provided there is not then an uncured Event of Default (but subject to the last sentence of this Section 3), Landlord agrees to contribute the sum of $90,600 (i.e., $15.00 per rentable square foot of the Expansion Space) (the “Allowance”) toward the cost of performing the Tenant Alterations in preparation of Tenant’s occupancy of the Expansion Space. The Allowance may only be used for the cost of preparing design and construction documents and mechanical and electrical plans for the Tenant Alterations and for hard costs in connection with the Tenant Alterations. The Allowance, less a ten percent (10%) retainage (the “Final Retention”) (which retainage shall be payable as part of the final draw), shall be paid to Tenant or, at Landlord’s option, to the order of the general contractor that performs the Tenant Alterations, in no more than two (2) periodic disbursements, within thirty (30) days after receipt of the following documentation: (a) an application for payment and sworn statement of contractor substantially in the form of AIA Document G-702 covering all work for which disbursement is to be made to a date specified therein; (b) a certification from an AIA architect substantially in the form of the Architect’s Certificate for Payment which is located on AIA Document G702, Application and Certificate of Payment; (c) contractor’s, subcontractor’s and material supplier’s conditional waivers of liens which shall cover all Tenant Alterations for which disbursement is being requested (along with unconditional mechanics lien releases with respect to payments made pursuant to Tenant’s prior submission hereunder), which waivers and releases shall comply in form and substance with the mechanics’ lien laws of the state in which the Expansion Space is located, together with all such invoices, contracts, or other supporting data as Landlord or Landlord’s mortgagee may reasonably require; (d) a cost breakdown for each trade or subcontractor performing the Tenant Alterations; (e) plans and specifications for the Tenant Alterations, together with a certificate from an AIA architect that such plans and specifications comply in all material respects with all laws affecting the Building and Premises; (f) copies of all construction contracts for the Tenant Alterations, together with copies of all change orders, if any; and (g) a request to disburse from Tenant containing an approval by Tenant of the work done and a good faith estimate of the cost to complete the Tenant Alterations. Upon completion of the Tenant Alterations, and prior to disbursement of the Final Retention, Tenant shall furnish Landlord with: (i) general contractor and architect’s completion affidavits; (ii) full and final waivers of lien; (iii) receipted bills covering all labor and materials expended and used; (iv) as-built plans of the Tenant Alterations; and (v) the certification of Tenant and its architect that the Tenant Alterations have been installed in a good and workmanlike manner in accordance with the approved plans, and in accordance with applicable laws, codes and ordinances. In no event shall Landlord be required to disburse the Allowance more than one time per month. If the Tenant Alterations exceed the Allowance, Tenant shall be entitled to the Allowance in accordance with the terms hereof, but each individual disbursement of the Allowance shall be disbursed in the proportion that the Allowance bears to the total cost for the Tenant Alterations, less the ten percent (10%) retainage referenced above. Notwithstanding anything herein to the contrary, Landlord shall not be obligated to disburse any portion of the Allowance during the continuance of an uncured default under the Lease, and Landlord’s obligation to disburse shall only resume when and if such default is cured.

4.        In no event shall the Allowance be used for the purchase of equipment, furniture or other items of personal property of Tenant. If Tenant does not submit a request for payment of the entire Allowance to Landlord in accordance with the provisions contained in this Exhibit C by July 31, 2011, any unused amount shall accrue to the sole benefit of Landlord, it being understood that Tenant shall not be entitled to any credit, abatement or other concession in connection therewith. Tenant shall be responsible for all applicable state sales or use taxes, if any, payable in connection with the Tenant Alterations and/or the Allowance.

5.        Tenant agrees to accept the Expansion Space in its “as-is” condition and configuration, it being agreed that Landlord shall not be required to perform any work or, except as provided above with respect to the Allowance, incur any costs in connection with the construction or demolition of any improvements in the Expansion Space.

6.        This Exhibit C shall not be deemed applicable to any additional space added to the Expansion Space at any time or from time to time, whether by any options under the Lease or otherwise, or to any portion of the original Premises or any additions to the Premises in the event of a renewal or extension of the original Term of the Lease, whether by any options under the Lease or otherwise, unless expressly so provided in the Lease or any amendment or supplement to the Lease.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

EXHIBIT D

CORRIDOR ALTERATIONS

Exhibit Key

[DIAGRAM]

D-1

EXHIBIT D-1

CORRIDOR ALTERATIONS

Demolition Layout

[DIAGRAM]

D-1

EXHIBIT D-2

CORRIDOR ALTERATIONS

Future Layout

[DIAGRAM]

D-2-1

EXHIBIT E

ELEVATOR LOBBY ALTERATIONS

[DIAGRAM]

0.	Remove the maple wood wainscot panels and store them for re-install.
1.	Patch/repair sheetrock as required.
2.	Install the accent panels to match the 14th/15 th floors
3.	Paint the walls and elevator doors to match the 14th/15 th floors
4.	Stone flooring and base to remain as is.
5.	Remove the carpet inset and install one row of the dark brown carpet tile and the remainder in the same linear carpeting that is currently in Tenant’s large conference rooms.
6.	Replace hallway carpet.
7.	Replace lighting with lighting consistent with the 14th/15 th floors.

E-1